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As filed with the Securities and Exchange Commission on October 24, 2003

Registration No. 333-107379

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RHODIA
(Exact name of Registrant as specified in its charter)

The Republic of France (State or other jurisdiction of incorporation or organization)	2800 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

26, quai Alphonse Le Gallo
92512 Boulogne-Billancourt Cedex France
(33-1) 55.38.40.00
(Name, address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

CT Corporation System
111 Eighth Avenue, New York, NY 10011
(212) 894-8700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies of all communication to:
Robert Flanigan, Esq.
Shearman & Sterling LLP
114, avenue des Champs-Elysées
75008 Paris, France
(33-1) 53.89.70.00

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effective date of this Registration Statement.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Subject to completion, dated October 24, 2003,

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

EURO1,000,000,000

RHODIA

OFFER TO EXCHANGE

7.625% Senior Notes due 2010
8.000% Senior Notes due 2010
8.875% Senior Subordinated Notes due 2011
9.250% Senior Subordinated Notes due 2011
that have been registered under the Securities Act of 1933 for any and all

Original 7.625% Senior Notes due 2010
Original 8.000% Senior Notes due 2010
Original 8.875% Senior Subordinated Notes due 2011
Original 9.250% Senior Subordinated Notes due 2011

TERMS OF THE EXCHANGE OFFER:

        We are offering to exchange all outstanding Original Senior Notes and Original Senior Subordinated Notes that are validly tendered and not withdrawn for an equal principal amount of notes that are registered under the Securities Act of 1933.

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  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [    •    ], 2003, WITH RESPECT TO THE ORIGINAL DOLLAR SENIOR NOTES AND THE ORIGINAL DOLLAR SENIOR SUBORDINATED NOTES AND AT 4:00 P.M., LUXEMBOURG TIME, ON [    •    ], 2003 WITH RESPECT TO THE ORIGINAL EURO SENIOR NOTES AND THE ORIGINAL EURO SENIOR SUBORDINATED NOTES, UNLESS EXTENDED BY US.

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  All outstanding Original Senior Notes and outstanding Original Senior Subordinated Notes that are validly tendered and not validly withdrawn will be exchanged.

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  Tenders of outstanding Original Senior Notes and outstanding Original Senior Subordinated Notes may be withdrawn at any time before the exchange offer expires.

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  We believe that the exchange of outstanding Original Notes will not be a taxable event for U.S. federal income tax purposes, but you should read the section entitled "Certain Tax Considerations" for more information.

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  We will not receive any proceeds from the exchange offer.

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  The exchange offer is subject to conditions, including that the exchange offer does not violate any law or applicable interpretation of any law by the staff of the Securities and Exchange Commission.

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  Application will be made to list the Exchange Notes on the Luxembourg Stock Exchange.

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  The terms of the Exchange Senior Notes and Exchange Senior Subordinated Notes are substantially similar to the Original Senior Notes and Original Senior Subordinated Notes issued by us on May 28, 2003, except that transfer restrictions and registration rights provisions applicable to the Original Notes will not apply.

        If you are a broker-dealer that receives Exchange Senior Notes or Exchange Senior Subordinated Notes for your own account, you must acknowledge that you will deliver a prospectus in connection with any resale of the Exchange Senior Notes or Exchange Senior Subordinated Notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act of 1933. You may use this prospectus, as we may amend or supplement it in the future, for your resales of Exchange Senior Notes and Exchange Senior Subordinated Notes. We will make this prospectus available to any broker-dealer for use in connection with any such resale for a period of 180 days after the date of consummation of this exchange offer.

        You should consider carefully the "Risk Factors" section beginning on page 22 of this prospectus before you make a decision as to whether to tender your existing notes in this exchange offer.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with this exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [    •    ], 2003

        This prospectus has not been submitted to the clearance procedures of the French Commission des Opérations de Bourse (the "COB") and may not be used in connection with any offer to the public for exchange of any Exchange Notes in France. Offers of Exchange Notes in France may only be made to qualified investors (investisseurs qualifiés) acting for their own account, all as defined in, and in accordance with, Article L.411.1 and Article L.411.2 of the Code monétaire et financier and Decree no. 98-880 dated October 1, 1998.

        The information set out in the sections of this prospectus describing clearing arrangement is subject to any change or reinterpretation of the rules, regulations and procedures of the Depository Trust Company ("DTC"), Euroclear Bank S.A./N.V. and Clearstream Banking, S.A., in each case as currently in effect. The information in such sections concerning these clearing systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of such information. If you wish to use the facilities of any of the clearing systems you should confirm the continued applicability of the rules, regulations and procedures of the relevant clearing system. We will not be responsible or liable for any aspect of the records relating to, or payments made on account of, book-entry interests held through the facilities of any clearing system or for maintaining, supervising or reviewing any records related to such book-entry interests.

        THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The distribution of this prospectus and the offering and sale of the Notes in certain jurisdictions may be restricted by law. Rhodia requires persons in whose possession this prospectus comes to inform themselves about and to observe any such restrictions. This prospectus does not constitute an offer of, or an invitation to purchase, any of the Notes in any jurisdiction in which such offer or invitation would be unlawful.

i

        Unless the context requires otherwise, the terms "Rhodia", the "Company", the "Group", "we", "our", or "us" refer, for periods prior to January 1, 1998, to the Chemicals segment and the Fibers and Polymers segment of Rhône-Poulenc, as well as certain other businesses related to the chemicals, fibers and polymers businesses that were operated during such periods by other Rhône-Poulenc segments, and to Rhodia and its consolidated subsidiaries for the periods subsequent to January 1, 1998. See "Item 4. Information About Rhodia-Corporate History-Formation of Rhodia" of Rhodia's Annual Report on Form 20-F for the fiscal year ended December 31, 2002. On December 15, 1999, Hoechst merged into Rhône-Poulenc and Rhône-Poulenc changed its name to Aventis. References to "Aventis" refer to Rhône-Poulenc S.A. and its consolidated subsidiaries for periods prior to the merger, and refer to the merged entities for periods after the merger.

        We use the following terms in this prospectus:

        Original Dollar Senior Notes—the 7.625% dollar-denominated senior notes due 2010 that we issued on May 28, 2003

        Original Euro Senior Notes—the 8.000% euro-denominated senior notes due 2010 that we issued on May 28, 2003

        Original Dollar Senior Subordinated Notes—the 8.875% dollar-denominated senior subordinated notes due 2011 that we issued on May 28, 2003

        Original Euro Senior Subordinated Notes—the 9.250% euro-denominated senior subordinated notes due 2011 that we issued on May 28, 2003

        Original Senior Notes—the Original Dollar Senior Notes and the Original Euro Senior Notes, collectively

        Original Senior Subordinated Notes—the Original Dollar Senior Subordinated Notes and the Original Euro Senior Subordinated Notes, collectively

        Original Notes—the Original Senior Notes and Original Senior Subordinated Notes, collectively

        Exchange Dollar Senior Notes—the registered 7.625% dollar-denominated senior notes due 2010 that we will issue upon exchange of Original Dollar Senior Notes

        Exchange Euro Senior Notes—the registered 8.000% euro-denominated senior notes due 2010 that we will issue upon exchange of Original Euro Senior Notes

        Exchange Dollar Senior Subordinated Notes—the registered 8.875% dollar-denominated senior subordinated notes due 2011 that we will issue upon exchange of Original Dollar Senior Subordinated Notes

        Exchange Euro Senior Subordinated Notes—the registered 9.250% euro-denominated senior subordinated notes due 2011 that we will issue upon exchange of Original Euro Senior Subordinated Notes

        Exchange Senior Notes—the Exchange Dollar Senior Notes and the Exchange Euro Senior Notes, collectively

        Exchange Senior Subordinated Notes—the Exchange Dollar Senior Subordinated Notes and the Exchange Euro Senior Subordinated Notes, collectively

        Exchange Notes—the Exchange Senior Notes and Exchange Senior Subordinated Notes, collectively

        Senior Notes—the Original Senior Notes and the Exchange Senior Notes, collectively

        Senior Subordinated Notes—the Original Senior Subordinated Notes and the Exchange Senior Subordinated Notes, collectively

        All references herein to "United States" or "U.S." are to the United States of America, references to "dollars" or "$" are to the currency of the United States, references to "France" are to the Republic of France, references to "French francs", "francs" or "FRF" are to the currency of France prior to January 1, 1999, and references to "euros" and "EURO" are to the currency of the European Union member states (including France) participating in the European Monetary Union.

        The brand names (indicated in capital letters) mentioned in this prospectus are trademarks of Rhodia, its affiliates and/or associated companies, or are used with permission under a license agreement.

AVAILABLE INFORMATION

        Rhodia is currently subject to the periodic reporting and other information requirements of the United States Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Rhodia files annual and current reports and other information with the Securities and Exchange Commission (the "SEC"). Rhodia's filings are available to the public over the Internet at the SEC's website at www.sec.gov. Please note that the SEC's website is included in this prospectus as an inactive textual reference only. The information contained on the SEC's website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus. You may also read and copy any document Rhodia files with the SEC at its public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. Rhodia's SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of Rhodia's public filings at the New York Stock Exchange, you should call (212) 656-5060.

        In addition, for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, Rhodia will also provide a copy of all of the foregoing information and reports to the Luxembourg Stock Exchange and make this information available in Luxembourg at the office of the Luxembourg Paying Agent. Furthermore, for so long as any of the Notes remain outstanding and during any period during which Rhodia is not subject to the Exchange Act, Rhodia has agreed that it will make available to the holders of the Notes and any prospective investor, upon the request of the holders, the information required to be delivered under Rule 144(d)(4) under the Securities Act.

        You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus or the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since then. Rhodia is not making an offer of the Senior Notes or Senior Subordinated Notes in any jurisdiction where the offer is not permitted.

PRESENTATION OF FINANCIAL INFORMATION

        Since January 1, 1999, Rhodia has published its consolidated financial statements in euro ("EURO"). Prior to that date, Rhodia prepared its consolidated financial statements in French francs ("francs" or "FRF"). Rhodia has subsequently translated financial information for periods prior to January 1, 1999 from the French franc amounts into euro amounts at the fixed legal rate of EURO1.00 = FRF 6.55957. For your convenience, this prospectus contains translations of certain franc and euro amounts into U.S. dollars at specified rates. These translations should not be construed as representations that the converted amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at the rates indicated or at any other rate.

        The financial statements contained in and incorporated by reference into this prospectus have been prepared in accordance with French generally accepted accounting principles ("GAAP"), which differ in certain significant respects from U.S. GAAP. For a description of the principal differences between French GAAP and U.S. GAAP, as they relate to Rhodia and its consolidated subsidiaries, and for a reconciliation to U.S. GAAP of net income and stockholders' equity, see Note 29 to Rhodia's annual consolidated financial statements for the three years ended and at Deccember 31, 2002 (together with the notes thereto, the "Consolidated Financial Statements"), incorporated herein by reference to Rhodia's Annual Report on Form 20-F for the fiscal year ended December 31, 2002, as amended, and Note 9 to Rhodia's unaudited condensed consolidated financial statements for the six months ended June 30, 2002 and 2003 (together with the notes thereto, the "Interim Consolidated Financial Statements"), included elsewhere in this prospectus.

        Rhodia's discussion and analysis of its results of operations includes information concerning the period-to-period comparison of the operating performance of Rhodia and its divisions on a comparable basis in order to eliminate the impact of:

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  changes in scope of consolidation (for example, as a result of acquisitions, divestitures, changes in consolidation, and, with respect to comparisons of the results of operations at the division or business level, transfers of businesses or activities between divisions or businesses); and

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  changes in exchange rates affecting the translation into euro of Rhodia's sales, expenses and earnings and other income statement items that are denominated in currencies other than euro.

        Rhodia has developed this measure of performance based on monthly reporting from its various businesses and uses it for both its internal analysis and for its financial communications. In comparing the results of operations for two periods (the "prior" period and the "subsequent" period), Rhodia calculates the effect of these changes as follows:

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  It calculates the impact of "changes in scope of consolidation" by (i) including in the prior period's results activities included in the Interim Consolidated Financial Statements for all or part of the subsequent period only for the same portion of such earlier period as they were included in the subsequent period; and (ii) excluding from the results of the prior period any activities which were included in the Interim Consolidated Financial Statements during all or any portion of the earlier period but which were not included for any portion of the subsequent period.

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  It calculates the impact of "changes in exchange rates" by adjusting the prior period's results for the impact of the change in exchange rates on the translation into euro of items of Rhodia's income statement denominated in currencies other than the euro at average exchange rates during the subsequent period.

v

        The prior period's results are then adjusted to reflect the effect of such changes. The difference between the prior period's results as adjusted and the historical results of the subsequent period is referred to in the subsequent discussions as changes on a "comparable basis". After sales and operating expenses are restated on a comparable basis in this manner, two further effects are evaluated:

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  The impact of changes in average selling prices is estimated by comparing the current weighted average net unit selling prices for each product in the subsequent period (for example, the euro cost per ton) against the weighted average net unit selling prices in the prior period, multiplied in both cases by volumes sold during the subsequent period.

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  The impact of changes in volumes is estimated by comparing quantities shipped in the subsequent period against quantities shipped in the prior period, multiplied in both cases by the weighted average net unit selling prices of the prior period.

        Rhodia believes that these measures are useful tools for analyzing and explaining changes and trends in its historical results of operations because it assists in comparing performance on a consistent basis. However, these measures are unaudited and are not measurements of performance under either U.S. GAAP or French GAAP. They should not be considered as an alternative to any measures of performance under U.S. GAAP or French GAAP. Rhodia's method of calculating comparable basis information may differ from methods used by other companies.

FORWARD-LOOKING STATEMENTS

        Certain of the statements contained in this prospectus and the documents incorporated by reference into this prospectus that are not historical facts, including, without limitation, certain statements made in this prospectus, in Rhodia's Annual Report on Form 20-F for the fiscal year ended December 31, 2002 and Amendment No. 1 to the Annual Report on Form 20-F/A filed on July 28, 2003, which are incorporated herein by reference, under the headings "Item 4. Information About Rhodia" and in "Item 5. Operating and Financial Review and Prospects" are statements of future expectations and other forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "is expected to", "will", "will continue", "should", "would be", "seeks", "intends", "plans", "estimates" or "anticipates" or similar expressions or the negative thereof or other variations thereof or comparable terminology, or by discussions of strategy, plans or intentions. These statements are based on management's current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those anticipated by such statements. Factors that could cause such differences in actual results include:

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  changes in the competitive and regulatory framework in which Rhodia operates, in particular increased competition in the specialty chemicals industry;

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  changes in raw material prices, in particular the price of oil;

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  Rhodia's ability to introduce new products and to continue to develop its production process;

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  changes in interest rates and currency exchange rates in currencies other than the euro, principally in U.S. dollars, Brazilian reals and U.S. dollar-influenced currencies;

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  changes in economic or technological trends;

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  customers and market concentration;

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  risks and uncertainties attendant to doing business in numerous countries that may be exposed to, or may have recently experienced, economic or governmental instability;

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  potential environmental claims, costs, liabilities or other obligations; and

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  general competitive and market factors on a global, regional and/or national basis.

        For a description of other factors that might cause actual results, performance or events to differ, please see "Risk Factors".

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are incorporating by reference into this prospectus certain information that we file with the Securities and Exchange Commission (the "SEC"), which means that we are disclosing to you important business and financial information not contained in this prospectus by referring you to those documents that are considered part of this prospectus. This prospectus incorporates by reference the documents set forth below.

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  Our Annual Report on Form 20-F for the fiscal year ended December 31, 2002 as amended by Amendment No. 1 thereto filed on Form 20-F/A, which we refer to as the 2002 Annual Report, that we filed with the SEC on June 26, 2003 and July 28, 2003, respectively.

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  The Reports of Foreign Private Issuer on Form 6-K that we furnished to the SEC on July 24, 2003 and September 3, 2003.

        All documents that we will file with or submit to the SEC under the United States Securities and Exchange Act of 1934, as amended (the "Exchange Act") on Form 20-F, Form 20-F/A and on Form 6-K which specifically state that they are intended to be incorporated by reference, after the date of this prospectus and prior to the completion of the exchange offer, shall be deemed to be incorporated by reference in, and to be a part of, this prospectus from the date such documents are filed. Rhodia's file number for documents filed under the Exchange Act is 1-14838. We will provide, without charge, to any person who receives a copy of this prospectus, upon such recipient's written or oral request, a copy of any document this prospectus incorporates by reference, other than exhibits to such incorporated documents, unless such exhibits are specifically incorporated by reference in such incorporated document, until the exchange offer is complete. Requests should be directed to:

Rhodia
26, quai Alphone Le Gallo
92512 Boulogne-Billancourt
Cedex, France
Attention: Investor Relations
(+33)1-5538-4000

        To obtain timely delivery of any of our filings, agreements or other documents, you must make your request to us no later than five business days before the expiration date of the exchange offer. The exchange offer will expire at 5:00 p.m., New York City time on [    •    ], 2003 with respect to the Original Dollar Senior Notes and the Original Dollar Senior Subordinated Notes, and 4:00 p.m., Luxembourg time on [    •    ], 2003 with respect to the Original Euro Senior Notes and the Original Euro Senior Subordinated Notes. The exchange offer can be extended by us in our sole discretion.

        Any statement contained in this prospectus or in a document incorporated by reference into this prospectus shall be deemed to be modified or susperseded to the extent that such statement is made in any subsequently filed document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

MARKET AND INDUSTRY DATA

        This prospectus contains information about Rhodia's markets and its competitive position therein, including market sizes and market share information. Rhodia is not aware of any exhaustive industry or market reports that cover or address all of our markets. Therefore, Rhodia assembles information on its markets through its divisions and businesses, which in turn compile information on Rhodia's local markets annually. They derive that information from formal and informal contacts with industry professionals (such as professional associations), publications data (such as gross domestic product or client industry publications), annual reports of its competitors and market research by independent consultants. Rhodia estimates its position in its markets based on the market data referred to above. Although Rhodia has commenced compiling market share data for the year 2002, Rhodia has not yet completed the process. Accordingly, some market size and market share data contained in this prospectus may be for the year 2001.

        Rhodia believes that the market share information contained in this prospectus provides fair and adequate estimates of the size of its markets and fairly reflects its competitive position within these markets. However, Rhodia's internal company surveys and management estimates have not been verified by an independent expert, and Rhodia cannot guarantee that a third party using different methods to assemble, analyze or compute market data would obtain or generate the same results. In addition, Rhodia's competitors may define their markets differently than Rhodia does.

SUMMARY

        The following summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. Accordingly, this summary may not contain all of the information that may be important to you. We urge you to carefully read and review this prospectus, Rhodia's Annual Report on Form 20-F for the fiscal year ended December 31, 2002, as amended, that is incorporated by reference and accompanies this prospectus and the financial statements included in that Annual Report and the other documents to which this prospectus refers in order to fully understand our Company, the exchange offer and the terms of the Exchange Senior Notes and Exchange Senior Subordinated Notes. You should also read the "Risk Factors" section to determine whether participating in the exchange offer is appropriate for you.

Rhodia

        Rhodia is one of the world's largest specialty chemicals companies, with sales in over 130 countries. For the fiscal year ended December 31, 2002, Rhodia reported net sales of EURO6,617 million. Rhodia manufactures and markets a broad range of chemicals and offers essential technologies and services to its customers in eight strategic markets served through four business divisions.

        The table below sets forth the key strategic markets served by Rhodia's divisions as well as the percentage share of each division's net sales for the year ended December 31, 2002, as adjusted to reflect Rhodia's new division structure by eliminating net sales from operations that were discontinued through disposals of businesses.

	Business Divisions
	Consumer Care & Food	Automotive, Electronics & Fibers	Industrial Care & Services	Pharmaceuticals & Agrochemicals
Percentage of 2002 Net Sales	38%	24%	23%	15%
Key Markets	Consumer Care, Food	Automotive, Electronics, Fibers	Industrial Care	Pharmaceuticals, Agrochemicals

        Rhodia uses a partnership approach which enables it to develop and to deliver high-performance, cost-effective solutions based on proprietary technologies and the differentiated functionalities of its specialty chemical product lines. Rhodia's technologies enhance its customers' end products by improving performance, providing or enhancing core product attributes, simplifying production processes, lowering costs and making products more environmentally friendly. Consequently, Rhodia has forged close working relationships with its customers which include many of the world's largest industrial and consumer companies in cosmetics, detergents, food, pharmaceuticals, automotive, electronics, agrochemicals and construction businesses, among others. Rhodia believes that it enjoys the number one or number two market position in many of its product lines, including food phosphates, vanillin, guar gum, aspirin, precipitated silica, polyamide (nylon), food cultures, xanthan gum and paracetamol, and in services such as sulfuric acid regeneration and separated rare earths.

        Rhodia believes that it has an important competitive advantage in the marketplace due to its (1) proprietary technologies; (2) size; and (3) diversification provided by its balanced business portfolio, broad customer base in multiple markets and global presence.

        In accordance with its focus on specialty chemicals, Rhodia disposed of a number of non-strategic assets in 2002, including Rhodiaster, its Brazilian polyester business and its European phenol, soda ash and hydrochloric acid (HCl) business, its commodity paper latex business, its interests in an industrial waste processing joint venture and a technical fibers manufacturer. Cash proceeds from these disposals (which were used to reduce financial debt), together with the deconsolidation of indebtedness of the divested companies, amounted to EURO516 million.

        Rhodia has reorganized its previous internal structure, which was based on five technology-oriented divisions (Fine Organics, Consumer Specialties, Industrial Specialties, Polyamides and Services and Specialties), into a new organization comprised of four market-oriented divisions: Consumer Care and Food; Automotive, Electronics and Fibers; Industrial Care and Services; and Pharmaceuticals and Agrochemicals.

        The table below sets forth Rhodia's net sales and capital expenditures for the years ended December 31, 2001 and 2002 based on Rhodia's former structure of five divisions.

	Year ended December 31,
	Net Sales		Capital Expenditures
	2001	2002	2001	2002
	(EURO millions)
Consumer Specialities	2,163	1,878	109	58
Polyamide	1,444	1,353	104	90
Fine Organics	1,219	1,213	108	62
Industrial Specialities	1,220	1,129	72	62
Services and Specialities	1,013	954	63	74
Other(1)	220	90	27	28

Total	7,279	6,617	483	374

(1)
Includes elimination of interdivision revenues, sales by Rhodia's other businesses, including principally Rhodiaster, and commercial resales made on behalf of non-Group companies.

Consumer Care and Food

        This Division serves the consumer care and food markets through five separate businesses: Home, Personal Care and Industrial Ingredients; Food; Specialty Phosphates; Phosphorus and Performance Derivatives; and Acetow. Rhodia technologies for these markets include surfactants, phosphates, phosphorus derivatives, hydrocolloids, food cultures and cellulose acetate tow. Certain of these technologies enhance food safety, improve the texture and taste of foods and lengthen shelf life. Others are used by the cosmetics and detergents industries.

Automotive, Electronics and Fibers

        This Division serves the automotive, electronics and fibers markets through five separate businesses: Technical Fibers; Engineering Plastics; Polyamide Intermediates; Electronics & Catalysis; and Textile Yarns. Rhodia technologies for the automotive market reduce exhaust gas emissions, enhance automotive safety, reduce vehicle weight and improve vehicle comfort and aesthetics. Rhodia technologies for the electronics market are used by its customers to enable a reduction in component size and the conservation of energy. Rhodia fibers technologies improve durability, enhance feel and appearance, improve insulation properties and decrease weight. In addition, Rhodia technologies are used in the development of certain "smart" fibers that eliminate odors and kill germs.

Industrial Care and Services

        This Division serves the industrial markets through four businesses: Silicones; Silica Systems; Performance Products for Multifunctional Coatings; and Eco Services. Rhodia technologies for the industrial care market make surfaces more resistant to wear, create environmentally-friendly products and develop "smart" paints that eliminate odors and repel dirt.

Pharmaceuticals and Agrochemicals

        This Division serves the pharmaceutical, perfumery and agrochemical markets through three businesses: Pharma Solutions; Perfumery, Performance and Agrochemical; and Intermediates. Rhodia technologies for the pharmaceutical market increase the effectiveness of certain active ingredients and assist in the development of critical pharmaceutical molecules. Rhodia technologies for the agrochemical and perfumery markets improve the efficacy of active ingredients and enhance flavor and fragrances.

Recent Developments

Consolidated Operating Results for the first six months of 2003 compared with the first six months of 2002

Overview

  The following discussion should be read in conjunction with:

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  the Interim Consolidated Financial Statements, included elsewhere in this prospectus; and

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  the Consolidated Financial Statements and "Item 5. Operating and Financial Review and Prospects" from our 2002 Annual Report, as amended, which is incorporated by reference herein.

        Three principal factors affect Rhodia's results for the first half of 2003. These factors have influenced the performance of all four divisions to varying degrees:

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  The divestments concluded in 2002 automatically triggered a 10% reduction in net sales and a 19.6% decline in operating income.

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  The rise in the value of the euro against most currencies, in particular the U.S. dollar, had a negative impact of 10% on Rhodia's net sales figure and 16.5% on operating income.

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  The high cost of raw materials, in particular petrochemical commodities prices, has led to a 72.2% decrease of Rhodia's historical operating income, 112.9% on a comparable basis (constant structure and exchange rates).

        Rhodia responded to this difficult situation by making a major effort to pass on higher prices to its end customers and by taking action to reduce fixed costs. Although these initiatives have had positive results, they have proved insufficient to avoid a significant deterioration in Rhodia's economic performance. Rhodia's operating results for the first half of 2003 were negatively impacted by the high price of raw materials, particularly petrochemicals, a weakening in demand and the negative impact of the rise in the value of the euro, particularly relative to the U.S. dollar.

        The table below sets forth consolidated net sales and operating income for the six months ended June 30, 2002 and June 30, 2003.

	Six months ended June 30,
	2002	2003
	(EURO millions, unaudited)
Net sales	3,485	2,835
Operating income	194	22

Net Sales

        Net sales declined by 18.7% to EURO2,835 million in the first half of 2003 from EURO3,485 million in the first half of 2002. Changes in the scope of consolidation had a 10.0% negative impact on net sales, while changes in exchange rates had a 10.0% negative impact.

        On a comparable basis (i.e., excluding changes resulting from the scope of consolidation and changes in exchange rates), net sales increased by 1.6% due principally to a 1.9% increase in average selling prices partially offset by a 0.3% decrease in sales volumes. All Divisions contributed to the increase in net sales, with the exception of the Pharmaceuticals and Agrochemicals Division, which had a 4.2% decline in net sales on a comparable basis.

        The table below sets forth management's estimates of the effect of changes in the scope of consolidation, exchange rates, price and volume on Rhodia's consolidated net sales by Division between the first half of 2002 and the first half of 2003. The method of calculating these estimates is described under "Presentation of Financial Information."

					On a Comparable Basis
	H1 2002 Historical Net Sales	Scope of Consolidation	Exchange Rates	H1 2002 Comparable Basis			H1 2003 Historical Net Sales
					Volume	Price
	(EURO millions, except percentages, unaudited)
Consumer Care and Food(1)	1,221	1.2%	(12.7)%	1,080	2.7%	(2.0)%	1,088
Automotive, Electronics and Fibers(1)	767	(1.3)	(8.1)	696	0.8	3.2	723
Industrial Care and Services(1)	783	(9.7)	(10.4)	626	2.1	5.1	671
Pharmaceuticals and Agrochemicals(1)	619	(19.7)	(9.5)	439	(9.2)	5.0	420
Other(2)	95	—	—	(52)	—	—	(67)

Net sales	3,485	(10.0)%	(10.0)%	2,789	(0.3)%	1.9%	2,835

(1)
Before elimination of interdivision revenues.

(2)
Includes elimination of interdivision revenues, sales by Rhodia's other businesses, including principally Rhodiaster, and commercial resales made on behalf of non-Group companies. Rhodiaster was sold in October 2002, as a result of which sales of Rhodiaster are not included in Rhodia's operating results for the first half of 2003.

Consumer Care & Food

        Consumer Care & Food net sales decreased by 10.9% to EURO1,088 million in the first half of 2003 from EURO1,221 million in the first half of 2002. Changes in exchange rates had a 12.7% negative impact, while changes in scope of consolidation had a 1.2% positive impact.

        On a comparable basis, Consumer Care & Food net sales increased by 0.7%, resulting from a 2.7% increase in volumes, offset by a 2.0% decrease in average selling prices. This increase, which occurred despite weak demand across all consumer markets with the exception of the Asian markets, is due principally to a new Acetow production line, which is operating at full capacity. This increase, which occurred despite weak demand across all consumer markets with the exception of the Asian markets, is due principally to a new Acetow production line, which is operating at full capacity.

Automotive, Electronics & Fibers

        Automotive, Electronics & Fibers net sales decreased slightly by 5.7% to EURO723 million in the first half of 2003 from EURO767 million in the first half of 2002. Changes in scope of consolidation had a 1.3% negative impact, and changes in exchange rates had an 8.1% negative impact.

        On a comparable basis, Automotive, Electronics & Fibers net sales increased by 4%, including 0.8% due principally to an increase in volumes and 3.2% due principally to an increase in average selling prices. Sales and marketing initiatives by the Engineering Plastics and Polyamide Intermediates business contributed to an increase in volumes, despite a continuing difficult environment. The Electronics & Catalysis business's sales increased due to growth in automotive pollution control activities. Sales in the Textile Fibers business continued to be adversely affected by competitive pressure in a depressed market, while the Technical Fibers business's sales remained stable.

Industrial Care & Services

        Industrial Care & Services net sales decreased by 14.3% to EURO671 million in the first half of 2003 from EURO783 million in the first half of 2002. Changes in scope of consolidation had a 9.7% negative impact, and changes in exchange rates had a 10.4% negative impact. On a comparable basis, Industrial Care and Services net sales increased by 7.2%, including 2.1% due principally to increased volumes and 5.1% due principally to an increase in average selling prices. With the exception of the Silicones business, all of the Division's businesses increased their sales volumes. The Silicones business continued to suffer from difficult market conditions, marked by persistently weak demand and strong downward pressure on prices.

Pharmaceuticals & Agrochemicals

        Pharmaceuticals & Agrochemicals net sales declined by 32.1% to EURO420 million in the first half of 2003 from EURO619 million in the first half of 2002. Changes in scope of consolidation had a 19.7% negative impact, and changes in exchange rates had a 9.5% negative impact.

        On a comparable basis, Pharmaceuticals & Agrochemicals net sales declined by 4.2% due principally to a 9.2% decrease in volumes partially offset by a 5.0% increase in average selling prices. This significant reduction in volumes is largely due to delays in the launch of new drugs by the pharmaceuticals business, which were faced with a sharp decline in the number of licenses issued for the commercial launch of new "ethical" drugs following the adoption of a much more prudent approach on the part of the regulating authorities. Even if the situation returns to normal, it is now too late for activities to return to a satisfactory level before 2004. The positive price effect can be traced to the Intermediates activity in Brazil (the same business unit in Europe was included in the disposals concluded in 2002), which managed to take advantage of the protected status of its local market and the indexation of its contracts on raw material prices.

Other

        "Other" includes sales by Rhodia's other businesses, commercial resales made on behalf of non-Group companies and elimination of interdivision revenues. The decrease to EURO(67) million in the first half of 2003 from EURO95 million in the first half of 2002 was due mostly to the disposal of Rhodiaster in 2002.

Operating income

        Operating income decreased to EURO22 million in the first half of 2003 from EURO194 million for the same period in 2002. Operating income in the first half of 2003 was negatively impacted by high price of raw materials, particularly petrochemicals, a weakening in demand and the negative impact of the rise in the value of the euro, particularly relative to the U.S. dollar, partially offset by a reduction in fixed costs and higher end customers prices. The strategic raw materials index increased to an average of 104 for the first half of 2003 compared with 90 for the first half of 2002.

Consumer Care & Food

        Consumer Care & Food operating income decreased 43% to EURO65 million in the first half of 2003 from EURO114 million in the first half of 2002. Operating margin (operating income as a percentage of sales) decreased to 6% in the first half of 2003 from 9.3% in the first half of 2002.

        This decrease is attributable to increased cost of raw materials, a weakening of the detergent phosphates business, and to a lesser extent, a weakening of the food activity.

Automotive, Electronics & Fibers

        Automotive, Electronics & Fibers operating income decreased 64.7% to EURO18 million in the first half of 2003 compared with EURO51 million for the same period in 2002. Operating margin decreased to 2.5% in the first half of 2003 from 6.6% in the first half of 2002.

        The Intermediate business was particularly affected by the impact of increased raw material prices combined with delivery delays in Asia caused by the SARS epidemic.

Industrial Care & Services

        Industrial Care & Services operating income decreased 51.7% to EURO28 million in the first half of 2003 compared with EURO58 million for the same period in 2002. Operating margin decreased to 4.2% in the first half of 2003 from 7.4% in the first half of 2002.

Pharmaceuticals & Agrochemicals

        Pharmaceuticals & Agrochemicals had an operating loss of EURO25 million in the first half of 2003 compared with operating income of EURO24 million for the same period in 2002. Operating margin was (6.0)% in the first half of 2003 compared with an operating margin of 3.9% in the first half of 2002.

Other

        Operating loss of Rhodia's other businesses increased to a loss of EURO64 million in the first half of 2003 compared with a loss of EURO53 million in the first half of 2002 mostly relating to the sale of Rhodiaster.

Financial expense—Net

        Financial expense—net declined to EURO(64) million in the first half of 2003 from EURO(76) million in the same period for 2002, reflecting a decline in Rhodia's net debt.

Other income/(expense)—Net

        Other income/(expense)—net represented a net expense of EURO(12) million in the first half of 2003 compared with EURO(39) million for the same period in 2002. In 2002, a EURO50 million provision related to the divestment of the polyester business in Brazil was recorded, which was partially offset by foreign exchange gains.

Income taxes

        In the first half of 2003, Rhodia recorded a tax charge of EURO13 million compared with a charge of EURO25 million for the same period in 2002, principally as a result of not recording deferred income tax benefits relating to losses incurred during the first half of 2003, in particular in France.

Equity in earnings/(losses) of affiliated companies

        Equity in earnings/(losses) of affiliated companies made a negative contribution of EURO38 million in the first half of 2003 compared with a negative contribution of EURO18 million for the same period in

2002. Losses attributable to Nylstar amounted to EURO32 million and EURO3 million of such losses were attributable to Butachimie.

Amortization of goodwill

        Amortization of goodwill increased 64% to EURO41 million in the first half of 2003 compared with EURO25 million for the same period in 2002 due principally to the negative impact of a EURO20 million charge recorded in 2003 following the signature of a preliminary agreement in June 2003 for the divestment of the polyurethane flame retardant business.

Minority interests

        Minority interests remained stable at EURO(4) million in the first half of 2003 compared with EURO(5) million for the same period in 2002.

Net loss

        Rhodia had a net loss of EURO150 million, or EURO0.84 per share, in the first half of 2003 compared with a net income of EURO6 million, or EURO0.03 per share, for the same period in 2002. The average number of shares used to calculate earning/(loss) per share was 179,309,188 in the first half of 2003 and 179,092,589 in the first half of 2002.

Consolidated Balance Sheet

Operating Working capital

        Rhodia's operating working capital (defined as accounts receivable, before the impact of sales of receivables as of year end under its securitization program, plus net inventory, less accounts payable) was EURO839 million at June 30, 2003 compared to EURO892 at December 31, 2002, representing a slight deterioration of 13% to 14% of net sales between December 31, 2002 and June 30, 2003. Rhodia's operating working capital fell from an average of 19.2% of net sales during the first half of 2002 compared with 15.8% during the same period in 2003.

Consolidated Net debt

        Consolidated net debt (defined as long-term debt, plus short-term borrowings and current portion of long-term debt, minus cash and cash equivalents and marketable securities) increased slightly to EURO2,140 million at June 30, 2003 from EURO2,133 million at December 31, 2002. The stability of the consolidated net debt is mainly attributable to Rhodia's ability to generate sufficient operating cash flow to offset capital spending on property, plant and equipment and counterbalance a certain deterioration in operating working capital.

Other long-term liabilities

        Long-term contingency reserves amounted to EURO1,205 million at June 30, 2003 compared with EURO1,233 million at December 31, 2002. Reserves at June 30, 2003 consisted mainly of reserves for pension and retirement costs of EURO824 million and deferred income taxes of EURO176 million. Other long-term liabilities amounted to EURO137 million.

Stockholders' equity and minority interests

        Stockholders' equity including minority interests was EURO1,601 million at June 30, 2003, a decrease of EURO257 million compared with EURO1,858 million at December 31, 2002. The decline primarily corresponds to recognition of the net loss for the first half of 2003 of EURO150 million, negative translations adjustments of EURO85 million (due principally to the decline in the value of the U.S. dollar and the Brazilian real relative to the euro) and dividends declared of EURO22 million.

Other Developments

        The continuing severely depressed economic environment is expected to negatively impact Rhodia's third quarter results due to a combination of continued high petrochemical raw material prices, persistent weak demand and a negative effect from the value of the dollar. Rhodia does not expect market conditions to improve during the last quarter of 2003 and therefore does not expect that it will achieve its target of a debt to EBITDA ratio of 2.5 by the end of 2003.

        This discussion regarding Rhodia's results for the third quarter of 2003 and later periods contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Actual results may differ significantly from those expressed or implied in the forward-looking statements. In particular, although the third quarter of 2003 ended on September 30, 2003, Rhodia has not yet finalized or published its results for the period. It expects to publish its results for the nine months ended and at September 30, 2003 on October 30, 2003. For a discussion of factors that might cause future actual results to differ materially from recent results or those projected in the forward-looking statements, in addition to those set forth below, see "Risk Factors" included elsewhere in this prospectus.

        In view of this evolution, Rhodia decided in the third quarter on the following actions:

  •
  Refocusing of Rhodia's strategic portfolio in order to concentrate its resources on its growth businesses and to accelerate the reduction of its debt. This decision will result in the launch of a significant divestment program with an objective of producing at least EURO600 million in divestitures by the end of 2004.

    In the event the proceeds from the divestiture of an asset are less than its book value, Rhodia would record a loss. The amount of such loss, if any, would depend on the sales price of the divested asset. Furthermore, Rhodia tests the recoverability of the goodwill recorded on its balance sheet as of December 31 each year, and has not yet performed interim goodwill recoverability tests so far in 2003. Charges recorded in respect of divested assets and goodwill impairment would cause a reduction in net income and thus a reduction in stockholders' equity. In light of the continuing depressed economic environment, Rhodia expects that it could be required to record an impairment of goodwill or other long term assets, as a result of the recoverability tests to be undertaken. Pending completion of these divestments and goodwill tests, Rhodia is unable to predict what impact disposals or goodwill impairment might have on its balance sheet, cash flows or results of operations, although such impact could be significant.

  •
  Reshaping and simplification of Rhodia structures in order to generate additional savings of more than EURO150 million, taking full effect in 2006. In addition to the impact on costs that will be achieved from the reduction of the business portfolio, these measures are also designed to simplify Rhodia's operating processes. These measures are in addition to the cost reduction plans already announced by Rhodia in 2002 and 2003. Rhodia has estimated that the costs of implementing this program could amount to up to EURO230 million in 2004. Because the definitive parameters of these plans have not yet been determined, however, actual amounts may vary.

        In light of this difficult environment, Rhodia expects that it will be unable to comply with the financial covenants contained in its syndicated credit facility and bilateral credit facilities, one of its securitization programs and three of its operating leases at year-end, and is therefore currently renegotiating the terms of its financing conditions with its lenders. See "Risks Factors—Our existing credit facilities and indentures contain financial covenants which we could fail to meet" in this prospectus.

        In recognition that the appointment of a new team would help facilitate the success of these measures, Jean-Pierre Tirouflet, Rhodia's former chief executive officer and chairman resigned on

October 3, 2003. The board of directors named Yves-René Nanot, now chairman of the audit committee, as vice-chairman of the board to supervise the implementation of the actions taken in the third quarter of 2003. The board also decided to separate the positions of chairman and chief executive officer, following the mechanism established by the French NRE (New Economic Regulations) law. Yves-René Nanot will be named chairman of the board of directors as soon as the general shareholder's meeting approves a modification of Rhodia's by-laws to raise the authorized age for the position of chairman of the board beyond age 65.

        The board of directors also appointed Jean-Pierre Clamadieu as a director and named him chief executive officer. He will also assume temporarily the position of chairman of the board of directors, pending the modification of the by-laws, which will be proposed to shareholders, at the latest when the general shareholder's meeting is convened to approve the 2003 annual results.

        The board of directors named Gilles Auffret group executive vice president.

        Yves-René Nanot (66) is a graduate of the "Arts et Métiers" school of engineering (Paris, France) and holds an MBA and PhD from the University of California at Los Angeles (UCLA). He began his career with E.I Dupont de Nemours in the United States and held various positions with the company in France and Europe between 1962 and 1983. He was chairman of the board of management of E.I Dupont de Nemours France from 1980 to 1983. Yves-René Nanot joined the Total group in 1983 and was chairman of Hutchinson SA from 1983 to 1989. He was subsequently appointed chairman and chief executive officer of Total France, then president of Total Refining and Marketing and member of the Total group executive committee. Yves-René Nanot was named chairman and chief executive officer of Ciments Francais in July 1993. Yves-René Nanot is chairman of the environment commission of the confederation of French industry (MEDEF). He is a member of the board of directors of Rhodia, Italcementi, Imerys and Provimi.

        Jean-Pierre Clamadieu (45) holds an engineering degree from the "Ecole des Mines" (Paris, France). He began his professional career in 1984 with various positions in French government agencies such as the regional industry and research office (DRIR) and the regional land-use planning department (DATAR). He was technical advisor to Labor Minister Martine Aubry between 1991 and 1993. He joined Rhône-Poulenc in 1993 to develop new activities in the area of automobile pollution control. In 1996, he was appointed president of Rhodia's Chemicals business in Latin America. In 1999, he became president of Rhodia Eco Services, and was appointed senior vice president for Corporate Purchasing in 2001. He was previously president of the Pharmaceuticals & Agrochemicals Division.

Legal Proceedings

        On October 3, 2003, Le Monde, a French daily newspaper, reported that a criminal complaint had been filed in May 2003 with a court in Nanterre, France, against an unspecified defendant. According to the article, the complaint alleges various financial and accounting improprieties relating to Rhodia. Rhodia has not received notice of the complaint and is unaware of any specific allegations it may contain.

General

        Rhodia is a société anonyme, a form of limited liability company, domiciled in, incorporated under and governed by the laws of, France. Rhodia's corporate governance structure is set out in its by-laws (statuts), which were last amended on May 21, 2002. Rhodia's registered office is located at 26, quai Alphonse Le Gallo, 92512 Boulogne-Billancourt Cedex, France, and its phone number at this location is +331-5538-4000.

        Rhodia's shares are listed on the Premier Marché of Euronext Paris, and its ADRs are listed on the New York Stock Exchange where they trade under the symbol "RHA".

SUMMARY OF THE EXCHANGE OFFER

        On May 28, 2003, Rhodia issued through a private placement $200,000,000 aggregate principal amount of unregistered 7.625% senior notes due 2010, EURO200,000,000 aggregate principal amount of unregistered 8.000% senior notes due 2010, $385,000,000 aggregate principal amount of unregistered 8.875% senior subordinated notes due 2011 and EURO300,000,000 aggregate principal amount of unregistered 9.250% senior subordinated notes due 2011. Rhodia sold the notes to Goldman Sachs International, Bear, Stearns International Limited, BNP PARIBAS, Crédit Lyonnais, Credit Lyonnais Securities (USA) Inc., CCF, Natexis Banques Populaires, Société Générale, Fortis Bank, Tokyo-Mitsubishi International plc and Banco Bilbao Vizcaya Argentaria, S.A. These parties are referred to collectively as the "Initial Purchasers". In connection with that private placement, Rhodia and Goldman Sachs International, Bear, Stearns International Limited and BNP PARIBAS, as representatives of the Initial Purchasers entered into an exchange and registration rights agreement dated May 28, 2003 (the "Registration Rights Agreement") in which Rhodia agreed, among other things, to complete an exchange offer whereby the Original Senior Notes and the Original Senior Subordinated Notes would be exchanged for registered notes having substantially identical terms as the Original Senior Notes and Original Senior Subordinated Notes, except that the Exchange Senior Notes and Exchange Senior Subordinated Notes shall not be subject to transfer restrictions and will not be entitled to registration rights. We have summarized below the terms of the exchange offer. This summary is not complete. For a more detailed description of the offer, see "The Exchange Offer".

The Exchange Offer	Rhodia is offering to exchange $1,000 principal amount of its 7.625% senior notes due 2010 that have been registered under United States securities laws for each $1,000 principal amount of its 7.625% senior notes due 2010 that it issued on May 28, 2003 in a private offering, EURO1,000 principal amount of 8.000% senior notes due 2010 that have been registered under United States securities laws for each EURO1,000 principal amount of 8.000% senior notes due 2010 that it issued on May 28, 2003 in a private offering, $1,000 principal amount of its 8.875% senior subordinated notes due 2011 that have been registered under United States securities laws for each $1,000 principal amount of its 8.875% senior subordinated notes due 2011 that it issued on May 28, 2003 in a private offering and EURO1,000 principal amount of its 9.250% senior subordinated notes that have been registered under the United States securities laws for each EURO1,000 principal amount of 9.250% senior subordinated notes that it issued on May 28, 2003. The form and terms of each series of the Exchange Senior Notes and the Exchange Senior Subordinated Notes are substantially identical in all material respects to each series of the Original Senior Notes and the Original Senior Subordinated Notes. However, as the Exchange Senior Notes and the Exchange Senior Subordinated Notes have been registered under the United States securities laws, they will not contain the transfer restrictions and registration rights applicable to the Original Senior Notes and the Original Senior Subordinated Notes as set forth in the Registration Rights Agreement.

In order to be exchanged, an Original Senior Note or Original Senior Subordinated Note must be properly tendered and accepted. All Original Senior Notes and Original Senior Subordinated Notes that are validly tendered and not withdrawn will be exchanged. Rhodia will issue the Exchange Notes on or promptly after the expiration of the exchange offer.
Exchange and Registration Rights Agreement
Rhodia sold the Original Senior Notes and the Original Senior Subordinated Notes to the Initial Purchasers on May 28, 2003. At that time, Rhodia signed the Registration Rights Agreement, which requires it to conduct this exchange offer.

This exchange offer is intended to satisfy those rights set forth in the Registration Rights Agreement. After this exchange offer is complete, you will no longer be entitled to registration rights with respect to the Original Senior Notes and the Original Senior Subordinated Notes that you do not exchange.
Consequences of failure to exchange your Original Senior Notes and Original Senior Subordinated Notes
If you do not tender your Original Senior Notes and Original Senior Subordinated Notes in this exchange offer as described in this prospectus your Original Senior Notes and Original Senior Subordinated Notes will continue to be subject to restrictions on transfer. In general, you may not offer or sell your Original Senior Notes and Original Senior Subordinated Notes unless they are registered under the federal securities laws or are sold in a transaction exempt from or not subject to the registration requirements of the federal securities laws and applicable state securities laws. As a result of the restrictions on transfer and the availability of Exchange Senior Notes and Exchange Senior Subordinated Notes, the Original Senior Notes and the Original Senior Subordinated Notes are likely to be much less liquid than before the exchange offer.
Expiration Date
The exchange offer will expire at 5:00 pm, New York City time, on [•], 2003 with respect to the Original Dollar Senior Notes and the Original Dollar Senior Subordinated Notes and at 4:00 p.m., Luxembourg time, on [•], 2003 with respect to the Original Euro Senior Notes and the Original Euro Senior Subordinated Notes, unless Rhodia decides to extend the expiration date.
Conditions of the Exchange Offer
The exchange offer is subject to conditions that Rhodia may waive. The exchange offer is not conditioned upon any minimum amount of Original Senior Notes or Original Senior Subordinated Notes being tendered for exchange. Rhodia reserves the right, subject to applicable law, prior to the expiration of the exchange offer:

	•	to delay the acceptance of the Original Senior Notes and Original Senior Subordinated Notes;
	•	to terminate the exchange offer;
•
to extend the expiration date of the exchange offer and retain all Original Senior Notes and Original Senior Subordinated Notes tendered subject to the right of tendering noteholders to withdraw their tender of Original Senior Notes and Original Senior Subordinated Notes; and
	•	to waive any condition or otherwise amend the terms of the exchange offer in any respect.

Furthermore, Rhodia will not be required to accept for exchange any Original Senior Notes or Original Senior Subordinated Notes, and may amend or terminate the exchange offer if any of the following conditions or events occurs:
	•	the exchange offer, or the making of any exchange by a holder of an Original Note violates applicable law or any applicable interpretation of the staff of the SEC;
•
any action or proceeding shall have been instituted or threatened with respect to the exchange offer which, in Rhodia's reasonable judgment, would impair its ability to proceed with the exchange offer;
•
any law, rule or regulation or applicable interpretations of the staff of the SEC have been issued or promulgated which, in Rhodia's reasonable judgment, would impair its ability to proceed with the exchange offer;
•
a stop order has been issued by the Commission or any state securities authority suspending the effectiveness of the registration statement, or proceedings have been initiated or, to our knowledge, threatened for that purpose; or
•
a material adverse change has occurred in the financial condition, results of operations or business of Rhodia which, in Rhodia's reasonable judgment, would impair its ability to proceed with the offer.
Procedures for Tendering Original Notes
If you wish to participate in the exchange offer, you must transmit a properly completed and signed letter of transmittal, and all other documents required by the letter of transmittal, to the appropriate exchange agent at the address set forth in the letter of transmittal. Provided, however, that holders of Original Senior Notes or Original Senior Subordinated Notes that are DTC participants may follow the procedures for book-entry transfer which include transmission of a computer-generated message in lieu of a letter of transmittal. These materials must be received by the dollar notes exchange agent before 5:00 p.m., New York City time, on [•], 2003 or by the euro notes exchange agent before 4:00 p.m., Luxembourg time, on [•], 2003. You must also provide:

•
a confirmation of any book-entry transfer of Original Senior Notes or Original Senior Subordinated Notes tendered electronically into the exchange agent's account with DTC, Euroclear or Clearstream. You must comply with DTC'S, Euroclear's or Clearstream's respective standard operating procedures for electronic tenders, by which you will agree to be bound in the letter of transmittal; or
• physical delivery of your Original Senior Notes or Original Senior Subordinated Notes to the exchange agent's address as set forth in the letter of transmittal.
The letter of transmittal must also contain the representations you must make to us as described under "The Exchange Offer—Procedures for Tendering."
Special Procedures for Beneficial Owners
If you are a beneficial owner of Original Senior Notes or Original Senior Subordinated Notes that are held through a broker, dealer, commercial bank, trust company or other nominee and you wish to tender such Original Senior Notes or Original Senior Subordinated Notes, you should contact the registered holder promptly and instruct them to tender your Original Senior Notes or Original Senior Subordinated Notes on your behalf.
Guaranteed Delivery Procedures for Original Notes
If you cannot meet the expiration deadline, or you cannot deliver your Original Senior Notes, Original Senior Subordinated Notes, the letter of transmittal or any other required documentation, or comply with DTC's, Euroclear's or Clearstream's respective standard operating procedures for electronic tenders on time, you may tender your Original Senior Notes or Original Senior Subordinated Notes according to the guaranteed delivery procedures set forth under "The Exchange Offer—Guaranteed Delivery Procedures."
Withdrawal Rights
You may withdraw the tender of your Original Dollar Senior Notes and Original Dollar Senior Subordinated Notes at any time prior to 5:00 pm, New York City time and may withdraw the tender of your Original Euro Senior Notes and Original Euro Senior Subordinated Notes at any time prior to 4:00 p.m., Luxembourg time on [•], 2003, by sending a tested telex or SWIFT message to DTC, Clearstream or Euroclear, as applicable, indicating your intention to withdraw your Original Senior Notes or Original Senior Subordinated Notes. You must also follow the withdrawal procedures as described under the heading "The Exchange Offer—Withdrawal of Tenders."

Resales of Exchange Senior Notes and Exchange Senior Subordinated Notes
Based on interpretive letters of the SEC staff to third parties unrelated to it, Rhodia believes that you will be able to offer for resale, resell or otherwise transfer the Exchange Senior Notes and the Exchange Senior Subordinated Notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of federal securities laws, provided that:
	•	you are acquiring any Exchange Senior Notes or Exchange Senior Subordinated Notes in the ordinary course of your business;
•
you are not engaged in, do not intend to engage in and have no arrangement or understanding with any person to participate in the distribution of the Original Senior Notes and the Original Senior Subordinated Notes or the Exchange Senior Notes and the Exchange Senior Subordinated Notes;
	•	you are not an "affiliate" (as defined in Rule 405 under the Securities Act) of Rhodia; and
•
If you are a broker-dealer and you will receive Exchange Senior Notes or Exchange Senior Subordinated Notes for your own account in exchange for Original Senior Notes or Original Senior Subordinated Notes that were acquired as a result of market-making activities or other trading activities, you will deliver a prospectus meeting the requirements of the federal securities laws in connection with any resale of the Exchange Senior Notes or the Exchange Senior Subordinated Notes.

The SEC staff has not considered this exchange offer in the context of a no-action letter, and Rhodia cannot assure you that the staff would make a similar determination with respect to this exchange offer.

If Rhodia's belief is not accurate and you transfer an Exchange Senior Note or Exchange Senior Subordinated Note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. Rhodia does not and will not assume or indemnify you against this liability.

If you are an affiliate of Rhodia, are engaged in or plan to engage in or have any arrangement or understanding with any person to participate in the distribution of the Exchange Senior Notes or the Exchange Senior Subordinated Notes:
• you cannot rely on the applicable interpretations by the staff of the SEC; and
• you must comply with the registration requirements of the federal securities laws in connection with any resale transaction.
Exchange Agents
BNP Paribas Securities Services Luxembourg branch is serving as the exchange agent for the Original Euro Senior Notes and the Original Euro Senior Subordinated Notes and BNP Paribas, New York branch is serving as the exchange agent for the Original Dollar Senior Notes and the Original Dollar Senior Subordinated Notes in connection with the exchange offer. In this prospectus, BNP Paribas Securities Services, Luxembourg branch is referred to as the "euro notes exchange agent" and BNP Paribas, New York branch is referred to as the "dollar notes exchange agent". BNP Paribas Securities Services Luxembourg branch can be reached at 23, avenue de la Porte Neuve, L-2085 Luxembourg, Luxembourg, Attention Global Corporate Trust; its telephone number is +352 2696-2549 and its facsimile number is +352 2696-9757. BNP Paribas New York branch can be reached at 787 Seventh Avenue New York, NY 10019, Attention: Max Sanchez-Martinez; its telephone number is (212) 841 3414 and its facsimile number is (212) 841 2717.
U.S. Federal Income Tax Considerations
Rhodia believes that your exchange of Original Senior Notes and Original Senior Subordinated Notes will not result in any gain or loss to you for U.S. federal tax purposes. See "Certain Tax Considerations—United States Tax Considerations" in this prospectus.
Use of Proceeds	Rhodia will not receive any proceeds from the issuance of the Exchange Senior Notes and the Exchange Senior Subordinated Notes pursuant to the exchange offer.

SUMMARY DESCRIPTION OF THE EXCHANGE SENIOR NOTES
AND THE EXCHANGE SENIOR SUBORDINATED NOTES

        The following summary of the terms of the Exchange Notes is not complete. For a more detailed description of the Exchange Senior Notes and Exchange Senior Subordinated Notes, see "Description of Senior Notes" and "Description of Senior Subordinated Notes". Capitalized terms used in this summary are defined in the "Description of Senior Notes—Certain Definitions" and "Description of Senior Subordinated Notes—Certain Definitions" sections of this prospectus.

        The form and terms of the Exchange Senior Notes and the Original Senior Notes are identical in all material respects, except that transfer restrictions and registration rights applicable to the Original Senior Notes do not apply to the Exchange Senior Notes. The form and terms of the Exchange Senior Subordinated Notes and the Original Senior Subordinated Notes are identical in all material respects, except that transfer restrictions and registration rights applicable to the Original Senior Subordinated Notes do not apply to the Exchange Senior Subordinated Notes. The Exchange Senior Notes and the Exchange Senior Subordinated Notes will be governed by the same indentures as the Original Senior Notes and the Original Senior Subordinated Notes, respectively. References to the "Notes" refer to the Original Notes and Exchange Notes, collectively.

Issuer	Rhodia.
Exchange Senior Notes and Exchange Senior Subordinated Notes Offered	$200 million aggregate principal amount of 7.625% Dollar Senior Notes due 2010;
EURO200 million aggregate principal amount of 8.000% Euro Senior Notes due 2010;
$385 million aggregate principal amount of 8.875% Dollar Senior Subordinated Notes due 2011; and
EURO300 million aggregate principal amount of 9.250% Euro Senior Subordinated Notes due 2011.
Maturity Dates	The Exchange Senior Notes will mature on June 1, 2010.
The Exchange Senior Subordinated Notes will mature on June 1, 2011.
Interest Payment Dates	June 1 and December 1 of each year, commencing on December 1, 2003.
Guarantees
The Notes will initially not benefit from any Guarantees. Subsequent to the date of issuance of the Notes, if a Restricted Subsidiary enters into a guarantee of Debt of Rhodia, that Restricted Subsidiary must also guarantee the Notes. To the extent the Debt of Rhodia guaranteed by such Restricted Subsidiary is Senior Debt, the Restricted Subsidiary's guarantee of the Exchange Senior Subordinated Notes may be subordinated to such Restricted Subsidiary's guarantee of such Senior Debt.
Ranking	The Exchange Senior Notes will be senior unsecured obligations of Rhodia and will rank:
• senior to all our existing and future senior subordinated and subordinated debt, including the Senior Subordinated Notes of which EURO637 million is outstanding as of June 30, 2003;

•	pari passu with all our other existing and future unsecured senior debt of which EURO1,429 million is outstanding;
•	effectively junior to our secured debt up to the value of the collateral securing that debt of which EURO0 is outstanding as of June 30, 2003; and
•
effectively junior to all existing and future liabilities of our subsidiaries of which EURO437 million is outstanding as of June 30, 2003, and guarantees by Rhodia's subsidiaries of Rhodia's Debt totaling $290 million as of June 30, 2003.
The Exchange Senior Subordinated Notes will be Rhodia's subordinated unsecured obligations and will rank:
•	pari passu in right of payment with any additional senior subordinated debt of which EURO0 is outstanding as of June 30, 2003;
•	subordinated in right of payment to all existing and future Senior Debt of Rhodia of which EURO1,804 million is outstanding as of June 30, 2003;
•
effectively junior to all existing and future liabilities of Rhodia's subsidiaries of which EURO437 million is outstanding as of June 30, 2003, and guarantees by Rhodia's subsidiaries of Rhodia's Debt totaling $290 million as of June 30, 2003;
•
senior to Rhodia's participating capital loans (prêts participatifs) of which EURO0 is outstanding as of June 30, 2003, if any, pursuant to the French Monetary and Financial Code (Code monétaire et financier) and to certain debt Rhodia may incur in the future which is specified to be subordinated to the Senior Subordinated Notes.
As of June 30, 2003, after giving effect to this offering and the use of the net proceeds from this offering:
•	Rhodia and its consolidated subsidiaries would have had total debt (including short-term debt) of EURO2,878 million;
•	Rhodia had no secured indebtedness outstanding;
•	Rhodia had no subordinated debt, other than the Senior Subordinated Notes; and
•
Rhodia's subsidiaries would have had EURO180 million of net debt to third parties and would have guaranteed $290 million of Rhodia's indebtedness. In addition, such subsidiaries are subject to substantial other liabilities outstanding, including trade payables (EURO940 million), other payables (EURO357 million) and deferred income taxes (EURO210 million).

See "Risk Factors—Risks Related to our Indebtedness and the Notes—Our structure as a holding company could adversely affect our ability to meet our obligations under the Notes" and "Capitalization."
Optional Redemption
At any time on or after June 1, 2007, Rhodia may redeem the Exchange Senior Notes and the Exchange Senior Subordinated Notes, in whole or in part, at the redemption prices listed under "Description of Senior Notes—Optional Redemption" or "Description of Senior Subordinated Notes—Optional Redemption", as the case may be.

In addition, at any time prior to June 1, 2006, Rhodia may, on one or more occasions, redeem up to 35% of each series of the Exchange Senior Notes and the Exchange Senior Subordinated Notes at the prices listed under "Description of Senior Notes—Optional Redemption" or "Description of Senior Subordinated Notes—Optional Redemption" with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of any series of Exchange Notes so redeemed remains outstanding immediately after the occurrence of such redemption, and the redemption occurs within 120 days of the closing of such Equity Offering.

Either or both series of the Exchange Senior Notes and of the Exchange Senior Subordinated Notes may also be redeemed, in whole but not in part, at any time, following certain changes in tax laws at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of the redemption and certain special interest and additional amounts, if any. See "Description of Senior Notes—Optional Redemption for Taxation Reasons" and "Description of Senior Subordinated Notes—Optional Redemption for Taxation Reasons."
Mandatory Repurchases
If Rhodia experiences a change of control, each holder of the Exchange Senior Notes and each holder of the Exchange Senior Subordinated Notes may require Rhodia to repurchase all or a portion of such holder's Exchange Senior Notes or Exchange Senior Subordinated Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and certain special interest and additional amounts, if any, to the repurchase date. See "Description of Senior Notes—Repurchase at the Option of Holders—Change of Control" and "Description of Senior Subordinated Notes—Repurchase at the Option of Holders—Change of Control."

Rhodia is also required to offer to repurchase the Exchange Senior Notes and the Exchange Senior Subordinated Notes out of the excess proceeds, if any, of certain asset sales at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and certain special interest and additional amounts, if any, to the repurchase date. See "Description of Senior Notes—Repurchase at the Option of Holders—Asset Sales" and "Description of Senior Subordinated Notes—Repurchase at the Option of Holders—Asset Sales."

These mandatory repurchase requirements will not apply to the Exchange Senior Notes or the Exchange Senior Subordinated Notes during the time a Suspension Event is in effect as described under "Basic Covenants" below.
Basic Covenants
Rhodia issued each series of the Original Senior Notes and each series of the Original Senior Subordinated Notes and will issue each series of Exchange Senior Notes and Exchange Senior Subordinated Notes under a separate indenture. Before the time that a series of the Exchange Senior Notes or a series of the Exchange Senior Subordinated Notes receives an Investment Grade Rating from both Standard & Poor's Ratings Group and Moody's Investors Service, Inc. and certain other conditions are satisfied (which is referred to as a Suspension Event) and at any subsequent time that such series of Exchange Senior Notes or Exchange Senior Subordinated Notes ceases to have an Investment Grade Rating from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., the indenture relating to such series will, among other things, limit Rhodia's ability and the ability of its Restricted Subsidiaries to:
	•	borrow money and issue preferred stock;
	•	pay dividends on, redeem or repurchase share capital or make certain other distributions;
	•	make certain restricted payments and investments;
	•	create certain liens;
	•	create restrictions on the ability of Rhodia's Restricted Subsidiaries to pay dividends or other amounts to Rhodia;
	•	permit Rhodia's Restricted Subsidiaries to guarantee debt of Rhodia;

	•	merge, consolidate or sell, assign or transfer all or substantially all of Rhodia's assets;
	•	engage in certain transactions with affiliates;
	•	enter into certain sale and leaseback transactions;
	•	expand into unrelated businesses; and
	•	pay any holders of Notes as an inducement to any consent, waiver or amendment without paying all such holders.

After a Suspension Event with respect to either series of Exchange Senior Notes or Exchange Senior Subordinated Notes, and until such time, if any, at which that series ceases to have an Investment Grade Rating from either of Standard & Poor's Ratings Group or Moody's Investors Service, Inc., the above limitations, and the mandatory repurchases in the event of a change of control or certain asset sales described above, will not apply to that series of Exchange Senior Notes or Exchange Senior Subordinated Notes, but the following covenants contained in the applicable indenture will, among other things, limit Rhodia's ability and the ability of its Restricted Subsidiaries to:
	•	create certain liens;
	•	enter into certain sale and leaseback transactions; and
	•	merge, consolidate or sell, assign or transfer all or substantially all of its assets.
These covenants are subject to important exceptions. For more detail, see "Description of Senior Notes—Certain Covenants" and "Description of Senior Subordinated Notes—Certain Covenants."
Trustee	JPMorgan Chase Bank.
Listing
The Original Senior Notes and the Original Senior Subordinated Notes have been accepted for listing on the Luxembourg Stock Exchange and application will be made to list the Exchange Senior Notes and the Exchange Senior Subordinated Notes on the Luxembourg Stock Exchange.

Risk Factors

        You should consider carefully all of the information set forth in this prospectus and, in particular, the information under the heading "Risk Factors" herein prior to deciding to tender your Original Senior Notes and Original Senior Subordinated Notes in the exchange offer.

RATIO OF EARNINGS TO FIXED CHARGES

        The following tables set forth the Ratio of Earnings to Fixed Charges for Rhodia for each of the five years during the period ended December 31, 2002 and the half-year ended June 30, 2003.

(French GAAP)

	1998	1999	2000	2001	2002	First Half 2003
Ratio of Earnings to Fixed Charges	1.7	2.9	2.5	*	1.7	*
Pro Forma Ratio of Earnings to Fixed Charges					1.3	*

(*)
The ratio coverage was less than 1:1 due to Rhodia's loss in 2001 and the first half of 2003. To achieve a coverage ratio of 1:1, Rhodia must generate additional earnings of EURO273 million and EURO94 million, respectively. In addition, the pro forma ratio coverage for the first half of 2003 was less than 1:1. To achieve a pro forma coverage ratio of 1:1, Rhodia must generate additional earnings of EURO118 million.

(U.S. GAAP)

	1998	1999	2000	2001	2002	First Half 2003
Ratio of Earnings to Fixed Charges	1.6	3.0	2.5	*	1.9	*
Pro Forma Ratio of Earnings to Fixed Charges					1.5	*

(*)
The ratio coverage was less than 1:1 due to Rhodia's loss in 2001 and the first half of 2003. To achieve a coverage ratio of 1:1, Rhodia must generate additional earnings of EURO346 million and EURO68 million, respectively. In addition, the pro forma ratio coverage for the first half of 2003 was less than 1:1. To achieve a pro forma coverage ratio of 1:1, Rhodia must generate additional earnings of EURO92 million.

        The Ratio of Earnings to Fixed Charges is computed by dividing earnings by fixed charges. For the purposes of calculating the Ratio of Earnings to Fixed Charges, earnings represents pre-tax income/(loss) from continuing operations before adjustment for minority interests in consolidated subsidiaries or income/(loss) from equity investees, plus fixed charges, amortization of capitalized interest and distributed income of equity investees, less capitalized interest. Fixed charges represent interest expense, including amortization of premiums, discounts, capitalized expenses related to indebtedness and capitalized interest, plus a reasonable approximation of the interest factor within rental expense. Rhodia assumed one-third of rental expense relating to operating leases as the interest portion thereof, as management believes that it represents a reasonable approximation of the interest factor. The Pro Forma Ratio of Earnings to Fixed Charges includes adjustments to fixed charges for the estimated net increase in interest expense and amortization of capitalized expenses related to indebtedness of EURO48 million for 2002 and EURO24 million for the first half of 2003 from the issuance of the Notes.

        The differences in pre-tax income/(loss) from continuing operations before adjustment for minority interests in consolidated subsidiaries or income/(loss) from equity investees in 2002 and the first half of 2003 between French GAAP and U.S. GAAP relate to the amortization of goodwill and indefinite-lived assets for French GAAP but not for U.S. GAAP, for the years 1998 to 2002 and the first half of 2003 to the accounting for disposals of businesses in 2002 and the first half of 2003, that qualified as a component of an entity, as discontinued operations for U.S. GAAP but not for French GAAP and for the years 2001 and 2002 and the first half of 2003 to the accounting for environmental indemnifications paid by Aventis.

RISK FACTORS

        You should carefully consider the following risks and other information contained in or incorporated by reference into this prospectus before deciding to tender your Original Senior Notes and Original Senior Subordinated Notes in the exchange offer. The risks described below are not the only risks facing our company. Additional risks not presently known to us or which we consider immaterial based on information currently available to us also may materially adversely affect our company. If any of the following risks or uncertainties actually occurs, our business, financial condition and operating results could be materially adversely affected.

        This prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks we face as described below and elsewhere in this prospectus and the documents incorporated by reference. See "Forward-Looking Statements".

Risks Related to our Indebtedness and the Notes

Our substantial level of indebtedness could materially adversely affect our ability to fulfill our obligations under the Notes, our ability to react to changes in our business and our ability to incur additional debt to fund future needs

        We have a substantial amount of debt. As of December 31, 2002, we had gross financial debt (long-term debt plus short-term borrowings and current portion of long-term debt) of EURO2,384 million and stockholders' equity (excluding minority interests) of EURO1,835 million. In addition, we have granted guarantees in respect of indebtedness of our joint ventures and other non-consolidated companies in the amount of EURO197 million as of December 31, 2002.

        Our substantial debt could have important consequences for holders of the Notes. For example, it could:

  •
  make it more difficult for us to satisfy our obligations with respect to the Notes;

  •
  require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for working capital, capital expenditures, acquisitions, research and development and other purposes;

  •
  increase our vulnerability to adverse economic and industry conditions;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate;

  •
  limit holders' rights to receive payments under the Notes if secured creditors have not been paid;

  •
  place us at a competitive disadvantage compared to our competitors that have relatively less debt;

  •
  limit our ability to borrow additional funds, or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions, research and development and other purposes; and

  •
  prevent us from raising the funds necessary to repurchase Notes tendered to us upon the occurrence of certain changes of control, which would constitute a default under the indentures governing the Notes.

Our ability to refinance maturing debt as well as to finance our working capital and capital expenditures needs depends on our ability to renegotiate our existing credit facilities and to maintain our existing sources of liquidity

        A significant portion of our gross financial debt matures over the next four years. Our ability to refinance these debts as they come due depends in part on our ability to renegotiate our committed credit facilities. As of December 31, 2002, EURO645 million of debt was maturing in 2003, EURO404 million in 2004, EURO537 million in 2005 and EURO488 million in 2006. These amounts relate principally to the maturities of debt securities issued under our Euro medium-term note program (with EURO500 million maturing in 2005 and EURO300 million maturing in 2006), and amounts drawn under our committed credit facility agreements. We intend to use the proceeds of the offering of the Original Senior Notes and the Original Senior Subordinated Notes to repay a portion of our credit facilities and to thus extend the average maturity of our debt.

        As of December 31, 2002, we had EURO2,116 million of committed credit facilities. EURO565 million of these facilities expire in 2003, EURO1,065 million in 2004, EURO220 million in 2005 and EURO177 million in 2006. The amounts expiring in 2004 include our syndicated credit facility of EURO600 million, which we are currently renegotiating. Since December 31, 2002, we have negotiated new committed credit facilities and certain facilities have expired. As a result, the total amount of our committed credit facilities as of June 30, 2003 was EURO1,833 million. In order to refinance our indebtedness as it matures, as well as to finance our working capital and capital expenditure needs we must renegotiate these facilities as they expire, enter into new facilities or obtain capital from other sources. We may not succeed in renewing these credit facilities or raising capital from other sources. Moreover, any agreement reached with our lenders could result in new terms that are less favorable than current terms under our existing credit facility agreements and could involve a reduction in availability of funds, an increase in interest rates and shorter maturities, among other things. If we are not able to renegotiate our existing credit facilities on terms acceptable to us, this could have a material adverse effect on our liquidity and financial condition.

        Short-term borrowings are also an important source of financing for us, and as of December 31, 2002 our short-term borrowings included EURO175 million of commercial paper and EURO269 million of other short-term financings. Our commercial paper program consists principally of sales of French billets de trésorerie (commercial paper). Our access to the French commercial paper market depends in part on the assessment of our financial condition by investors, as well as on the continued functioning of the markets. The unavailability of the commercial paper market would require us to obtain capital from other sources, and we cannot be sure that the terms of such financing would be as favorable as those of the commercial paper market. Our other short-term borrowings of EURO269 million are generally financings granted to Rhodia and to various subsidiaries and are generally without a specific maturity date, and because they are generally uncommitted, would not be available to us as sources of liquidity if the lender elects not to renew them.

        Another important source of our financial liquidity is the monthly or quarterly sale of some of our uncollected trade receivables. As of December 31, 2002, trade receivables outstanding of EURO627 million had been sold, with respect to which we received cash payments of EURO531 million. The balance is paid to us after the collection of the trade receivables is made, ordinarily within three months of the sale. Trade receivables are among our most liquid assets, and selling them reduces the availability of such assets to our creditors, including holders of the Notes. In addition, a portion of our sales of receivables are financed through sales of commercial paper by third-party financing vehicles. Although these financing vehicles have entered into back-up credit facilities to provide liquidity in the event of, among other things, short-term disruption of the commercial paper market, if the commercial paper market became unavailable to these vehicles for the longer term, or if these backup facilities were cancelled or not renewed, our ability to sell trade receivables would be impacted. Similarly, we cannot guarantee that we will be able to continue to access the securitization market on terms comparable to those we have enjoyed in the past.

Our existing credit facilities and indentures contain financial covenants which we could fail to meet

        We have issued notes and entered into various revolving credit facilities that require us to maintain compliance with certain financial covenants regarding a maximum level of net debt to EBITDA, a minimum level of EBITDA to net interest expense, a minimum level of stockholders' equity and/or a maximum level of net debt to capitalization. As a result of our financial performance for the first half of 2003, we would have been unable to comply with such financial covenants as initially negotiated with the lenders. We have therefore agreed with our lenders to amend the terms of our committed syndicated credit facility as of June 30, 2003 and the terms of the agreement governing the U.S. private placement notes as of September 12, 2003. Financial covenant calculations are based on French GAAP financial information.

        Most of our committed credit facility agreements and the agreement governing the U.S. private placement notes contain a covenant requiring us to maintain a ratio of net debt to EBITDA of less than 4.0 and a ratio of EBITDA to net financial expense of greater than 3.5. In facilities for which the ratio of EBITDA to net financial expense is tested after December 31, 2004, such ratio will be 4.5 or less for such testing dates. Net debt, EBITDA and net financial expense are defined in the agreements and differ from similar measures used elsewhere in this prospectus. At December 31, 2002 our ratio of net debt to EBITDA amounted to 3.3 and our ratio of EBITDA to net financial expense amounted to 6.8. These covenants are tested annually, and under some agreements, semi-annually. Our ability to comply with these covenants will depend on our operating performance and level of indebtedness. Depending on our operating performance, we could be required to take other measures to reduce our indebtedness in order to comply with these covenants, including asset disposals. We might not be successful in completing such disposals.

        Five of our committed credit facility agreements (with combined commitments of EURO672 million) contain a covenant, to be tested on December 31, 2003 and 2004, as applicable, requiring us to maintain a minimum stockholders' equity of EURO1,829 million. EURO410 million of these facilities expire in 2004 and EURO96 million expire in 2005. After the completion of the private placement of the Original Senior Notes and Original Senior Subordinated Notes, one of these facilities was amended to, among other things, remove the stockholders' equity covenant and reduce the ratio of EBITDA to net financial expense to 4.0. As of December 31, 2002 our total stockholders' equity amounted to EURO1,835 million and as of June 30, 2003, it amounted to EURO1,578 million. In addition, the agreement governing our $290 million U.S. private placement notes, as amended, contains a covenant requiring us to maintain on an ongoing basis (i) a minimum stockholders' equity without giving effect to any currency translation adjustments, of EURO1,300 million plus 35% of consolidated net income and (ii) a minimum stockholders' equity, giving effect to currency translation adjustments, of EURO1,750 million plus 35% of consolidated net income, as such terms are defined in the U.S. private placement notes. Stockholders' equity as of December 31, 2002 was negatively affected, without any cash impact, by a EURO397 million loss resulting from the translation of financial statements of foreign operations (due principally to the severe decline in the value of the Brazilian real and to a lesser extent the U.S. dollar). In addition to translation adjustments, stockholders' equity is adjusted by net income or loss, which in turn is affected by our operating performance, including goodwill and other intangible asset amortization or impairment.

        Our ability to comply with these covenants in the future will be affected by our operating performance and level of indebtedness, as well as by events beyond our control such as changes in exchange rates. Given the current year-to-date financial performance for 2003, we expect that we will be unable to meet the financial covenants contained in our syndicated credit facility and in a number of our bilateral credit facilities at December 31, 2003. We are therefore currently in discussions with our lenders to renegotiate these facilities. During the course of these negotiations, we do not intend to draw on these facilities. As a result of successful negotiations, our financing costs may increase. However, such negotiations may not be successful, which would result in the effective breach of the financial covenants contained in these agreements. As a result of any such breach, the lenders could elect to declare all amounts outstanding under these agreements to be immediately due and payable. Most of our financing agreements include cross-default and cross-acceleration provisions pursuant to which a payment default, an acceleration, or a failure to respect financial covenants or other undertakings under one agreement, may result in all or a significant part of our other debt becoming immediately repayable. In most instances, such an event would also prevent us from drawing upon our credit lines. In the event of any such acceleration, we cannot assure you that our assets would be sufficient to repay our obligations in full.

Restrictions imposed by the indentures governing the Notes, our credit facilities and our other outstanding indebtedness may limit our ability to operate our business and to finance our future operations or capital needs or to engage in other business activities

        Our credit facilities, other outstanding indebtedness and the indentures governing the Notes contain various covenants that limit, among other things, our ability and the ability of our restricted subsidiaries to:

  •
  borrow money;

  •
  pay dividends on, redeem or repurchase our capital stock;

  •
  make investments;

  •
  create certain liens;

  •
  enter into sale and leaseback transactions;

  •
  engage in certain transactions with affiliates;

  •
  expand into unrelated businesses; and

  •
  consolidate, merge or sell all or substantially all of our assets.

We and our subsidiaries may be able to incur substantially more debt, including secured debt

        Subject to the restrictions in our revolving credit facilities, the indentures governing the Notes and our other outstanding indebtedness, we and our subsidiaries may incur significant additional debt that could be effectively senior to the Notes, including secured debt. As of June 30, 2003, we had cash, cash equivalents and marketable securities of EURO738 million and EURO1,330 million of undrawn availability. Amounts drawn under these facilities would be unsecured senior indebtedness.

        Although the terms of these facilities and the indentures governing the Notes contain restrictions on the incurrence of additional debt, these restrictions are subject to a number of important exceptions, and debt incurred in compliance with these restrictions could be substantial. If we and our restricted subsidiaries incur significant additional debt, the related risks that we face could intensify.

Changes in respect of our public debt ratings may materially and adversely affect the availability, the cost and the terms and conditions of our debt and asset-based financings

        Certain of our outstanding debt instruments are publicly rated by Moody's Investor Service and Standard & Poor's, independent rating agencies. These public debt ratings affect our ability to raise debt, our access to the commercial paper market, and our ability to engage in asset-based financing. These public debt ratings also affect the cost to us and terms and conditions of debt and asset-based financings. In February 2003, Moody's Investor Service lowered our credit rating to Ba2, which is below investment grade. This downgrading caused a 125 basis point increase in the interest rate applicable to the $290 million of U.S. private placement notes we issued in July 2002, resulting in $3.6 million of additional annual interest expense. In March 2003, Standard & Poor's lowered our credit rating to BB+, which is also below investment grade. In October 2003, Standard & Poor's further lowered our credit rating from BB+ to BB- and Moody's Investor Service put our credit rating under review for possible downgrade. These rating actions by Moody's and Standard & Poor's have not affected the cost or terms and conditions of our other existing financings. However, they are likely to affect significantly the cost of our future financings. Additionally, negative developments regarding our cash flow, and/or our incurring significant levels of debt or secured debt, or our failure to meet certain covenants under our credit agreements and other indebtedness, could require us to grant security, lose access to, and/or cause a default under, certain of our credit facilities and other indebtedness and adversely affect further the cost and terms and conditions of our debt and asset-based financings.

        We cannot guarantee that we will be successful in carrying out measures that strengthen or maintain our credit profile, nor can we guarantee that the rating agencies will regard the measures we do carry out as sufficient. In addition, factors that are not within our control, including factors relating to our industry or specific countries or regions in which we operate, may affect the rating agencies' assessment of our credit profile. As a result, we cannot guarantee that the assessment of our credit profile will not be further downgraded by the rating agencies.

Our ability to generate cash depends on many factors beyond our control, and we may not be able to generate the cash required to service our debt

        Our ability to make payments on and refinance our indebtedness, including the Notes, and to fund our operations will depend on our ability to generate cash in the future. Our historical financial results have been, and our future financial results are expected to be, subject to substantial fluctuations, and will depend upon general economic conditions and financial, competitive, legislative, regulatory and other factors that are beyond our control. If we are unable to meet our debt service obligations or fund our other liquidity needs, we may need to refinance all or a portion of our debt, including the Notes, before maturity, seek additional equity capital or sell assets. We cannot assure you that we will be able to pay our debt or refinance it on commercially reasonable terms, or at all, or to fund our liquidity needs.

        If for any reason we are unable to meet our debt service obligations, we would be in default under the terms of our agreements governing our outstanding debt. If such a default were to occur, the lenders could elect to declare all amounts outstanding under such facilities immediately due and payable, and the lenders would not be obligated to continue to advance funds under our revolving credit facilities. Although we would expect to negotiate with our lenders to seek a waiver of such default or an amendment to the relevant agreement, such negotiations might not be successful. If the amounts outstanding under these agreements are accelerated, we cannot assure you that our assets will be sufficient to repay in full the money owed to the banks or to our debt holders, including holders of Notes.

Our structure as a holding company could adversely affect our ability to meet our obligations under the Notes

        Rhodia S.A. is a holding company with limited material business operations, sources of income or assets of its own, other than the shares of its subsidiaries. Our principal source of cash flow is dividends from the subsidiaries of Rhodia S.A., which amounted to EURO545 million in 2002. In addition we financed the activities of our operating subsidiaries through capital contributions of EURO284 million.

The Notes will be the obligations of Rhodia S.A. exclusively. Our subsidiaries will not guarantee the payment of principal or of interest on the Notes, and the Notes will therefore be structurally subordinated to the obligations of our subsidiaries as a result of our being structured as a holding company. In the event of insolvency, liquidation or other reorganization of any of our subsidiaries, our creditors (including the holders of the Notes) will not have any right to proceed against the assets of that subsidiary or to cause the liquidation or bankruptcy of such subsidiary under applicable bankruptcy laws. Creditors of such subsidiaries would be entitled to payment in full from their respective assets before we would be entitled to receive any distribution from such assets. Except to the extent that we may ourselves be a creditor with recognized claims against a subsidiary, claims of creditors of that subsidiary will have priority with respect to the assets and earnings of that subsidiary over the claims of our creditors, including claims under the Notes. As of December 31, 2002, our subsidiaries had EURO399 million of net financial debt to third parties. In addition, our two main U.S. subsidiaries have guaranteed our obligations under the U.S.$290 million private placement notes. Our subsidiaries are also subject to liabilities to other creditors as a result of obligations incurred in the ordinary course of business, which liabilities are also effectively senior to the Notes.

        In addition, as a result of our holding company structure, our operating cash flow and our ability to service our debt, including the Notes, are dependent upon the operating cash flow of our subsidiaries and the payment of funds (net of any applicable tax) by our subsidiaries to us in the form of dividends, loans or otherwise. Our subsidiaries are distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes or to make any funds available therefor, whether by dividends, interest, loans, advances or other payments. Although we have the power to control decisions to pay dividends in the subsidiaries in which we are the majority owner, the payment of dividends and the making of loans, advances and other payments to us by our subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of our subsidiaries and are subject to various business and other considerations. Such limitations include financial assistance rules, corporate benefit laws and other legal restrictions which, if violated, might require the recipient to refund unlawful payments. In particular, under company law (including the French Civil Code (code civil) and the French Commercial Code (code de commerce) and similar laws in other jurisdictions) our subsidiaries are generally prohibited from paying dividends except out of profits legally available for distribution.

The Senior Subordinated Notes are contractually subordinated to Senior Debt of Rhodia

        The Senior Subordinated Notes, as obligations of Rhodia, are contractually subordinated to our Senior Debt, which includes our obligations under our credit facilities, the U.S. private placement notes and the Senior Notes. The debt evidenced by the Senior Subordinated Notes is subordinated in right of payment, to the extent and in the manner provided in the applicable indenture, to the prior payment of all Senior Debt. The subordination provisions are for the benefit of and enforceable by the holders of Senior Debt.

        Upon any payment or distribution of our assets to creditors upon the judicial liquidation (liquidation judiciaire) of Rhodia or if Rhodia is liquidated for any other reason:

(1)
holders of Senior Debt are entitled to receive payment in full of all obligations in respect of Senior Debt, including all interest accrued or accruing on Senior Debt after the commencement of the liquidation (whether voluntary or otherwise) or similar proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for the interest is allowed as a claim in the case or proceeding with respect to the Senior Debt (only such payment constituting "payment in full") before holders will be entitled to receive any payment of principal of or interest on the Senior Subordinated Notes; and

(2)
until the Senior Debt is paid in full, any distribution to which holders of Senior Subordinated Notes would be entitled but for these subordination provisions shall instead be made to holders of Senior Debt as their interests may appear.

        In addition, under certain circumstances relating to defaults under certain Senior Debt, we may be prohibited from making payments on the Senior Subordinated Notes.

        By reason of these subordination provisions, in the event of insolvency of Rhodia, our creditors that are holders of our Senior Debt may recover more, ratably, than the holders of Senior Subordinated Notes.

        Article L 228-97 of the French Commercial Code provides for the issue of notes which, in the event of judicial liquidation proceedings (liquidation judiciaire) brought against the issuer, are subordinated to all other non-subordinated claims against the issuer except for holders of non-voting shares (titres participatifs) and lenders of participating capital loans (prêts participatifs). Since the Senior Subordinated Notes are not being issued pursuant to article L 228-97 of the French Commercial Code, their subordination is not governed by statutory subordination provisions and therefore the enforceability of such subordination will depend solely on contractual arrangements. There is no clear authority on the question of whether, in the event of judicial liquidation proceedings brought against Rhodia, the liquidator will accept to be bound by the priority of payments set out in the indentures. If the liquidator were to disregard such subordination and pay or distribute pari passu to all unsecured creditors (other than those which are either preferred or subordinated by law), the indentures provide that the holders of subordinated notes that receive a payment or distribution which, because of the subordination provisions, should not have been made to them, shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.

We may not be able to repurchase the Notes upon a change of control

        Upon the occurrence of specific change of control events, we are required to offer to repurchase all outstanding Notes. It is possible, however, that we would not have sufficient funds at the time of such change of control to make the required repurchase of the Notes. See "Repurchase at the Option of Holders" in the sections "Description of Senior Notes" and "Description of Senior Subordinated Notes".

There may be no public market for the Exchange Notes, and we cannot be sure that an active trading market will develop for the Exchange Notes

        No active trading market currently exists for the Exchange Notes. If these securities are traded after we issue them, they may trade at a discount from the initial offering price of the Original Senior Notes and Original Senior Subordinated Notes, depending on many factors, including prevailing interest rates, the market for similar securities, general economic conditions, our financial condition, performance and prospects. We will apply to list the Exchange Notes on the Luxembourg Stock Exchange. Although the Initial Purchasers have informed us that they currently intend to make a market in the Notes, they are not obligated to do so. If they do make a market for the Notes, they may discontinue their market-making activities at any time without notice. Accordingly, we cannot assure you that an active trading market in the Exchange Notes will develop or be maintained. If an active trading market does not develop or cannot be maintained, this could have a material adverse effect on the liquidity and the trading price of the Exchange Notes. Market fluctuations, as well as economic conditions, have adversely affected the market price of many securities. We cannot assure you that these conditions will not adversely affect the market price of the Exchange Notes.

        If a market for the Exchange Notes does develop, we also cannot assure you that you will be able to sell the Exchange Notes at a particular time or that the prices that you receive when you sell will be favorable. We also cannot assure you as to the level of liquidity of the trading market for the Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including:

  •
  our operating performance, prospects and financial condition or the operating performance, prospects and financial condition of companies in our industry generally;

  •
  the interest of securities dealers in making a market for the Exchange Notes;

  •
  prevailing interest rates; and

  •
  the market for similar securities.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices.

Failure to exchange Original Notes—If you choose not to exchange your Original Notes the present transfer restrictions will remain in force and the market price of your Original Notes could decline

        If you do not exchange your Original Notes for Exchange Notes under the exchange offer, then you will continue to be subject to the transfer restrictions on the Original Notes as set forth in the offering circular distributed in connection with the offering of the Original Notes. In general, the Original Notes may not be offered or sold unless they are registered or exempt from registration under the U.S. Securities Act and applicable securities laws. Except as required by the Registration Rights Agreement, we do not intend to register resales of the Original Notes under the U.S. Securities Act. You should refer to "Summary of the Exchange Offer" and "The Exchange Offer" for information about how to tender your Original Notes. The tender of Original Notes under the exchange offer will reduce the aggregate principal amount of the Original Notes outstanding, which may have an adverse effect upon, and increase the volatility of the market price of, the Original Notes due to a reduction in liquidity.

French insolvency laws may not be as favorable to you as U.S. or other insolvency laws

        Rhodia is incorporated in France and, consequently, any insolvency proceeding involving Rhodia would proceed under the laws of France. In general, French insolvency legislation favors the continuation of a business and protection of employment over the payment of creditors.

        French bankruptcy proceedings may be initiated against a company in France if either:

  (a)
  it fails to perform its financial obligations pursuant to a voluntary judicial amicable settlement of its debts (règlement amiable);

  (b)
  it has undertaken to purchase the business of another bankrupt company, after a period during which it leases such business, and fails to do so; or

  (c)
  it cannot pay its due debts out of its available assets.

        The proceedings may be initiated against the company by the relevant court:

  •
  in the event of (a) above, upon petition by the public prosecutor, the company or a creditor party to the voluntary judicial amicable settlement;

  •
  in the event of (b) above, on the court's own initiative or upon petition by the public prosecutor or the individual appointed by the court in particular to oversee the performance of the sale (commissaire à l'exécution du plan); and

  •
  in the event of (c) above, on the court's own initiative or upon petition by the company, any creditor or the public prosecutor.

        The company is required to petition for bankruptcy within 15 days of becoming unable to pay its due debts out of its available assets. If it does not, directors and, as the case may be, de facto managers, are subject to civil liability.

        The court order commencing bankruptcy proceedings (jugement d'ouverture) may order either the reorganization of the company or its liquidation. In the event of reorganization, an administrator appointed by the court investigates the business of the company during an initial observation period and makes proposals for its reorganization, sale or liquidation. At any time during this observation period, the court can order the liquidation of the company.

        The date when the debtor becomes unable to pay its due debts is deemed to be the date of the court order commencing bankruptcy proceedings. However, in the order commencing judicial reorganization or liquidation proceedings or in a subsequent order, a court may order that the date when the debtor became unable to pay its debts be deemed to be an earlier date of up to 18 months prior to the court order commencing bankruptcy proceedings. The date when the debtor became unable to pay its debts is important because it marks the beginning of the suspect period. Certain transactions entered into by the debtor during the suspect period are, by law, void or voidable.

        Void transactions include transactions or payments entered into during the suspect period that may constitute voluntary preferences for the benefit of some creditors to the detriment of other creditors. These include transfers of assets for no consideration, contracts under which the reciprocal obligations of the debtor significantly exceed those of the other party, payments of debts not due at the time of payment, payments made in a manner which is not commonly used in the ordinary course of business, security granted for debts previously incurred and provisional measures, unless the right of attachment or seizure predates the date when the debtor is deemed unable to pay its debts.

        Voidable transactions include transactions or payments made when due after the date when the debtor is deemed unable to pay its debts, if the party dealing with the debtor knew that the debtor was unable to pay its due debts out of its available assets. Transactions relating to the transfer of assets for no consideration are also voidable when realized during the six-month period prior to the beginning of the suspect period.

        As a general rule, creditors domiciled in France whose debts arose prior to the commencement of bankruptcy proceedings must file a claim with the creditors' representative within two months of the publication of the court order in the Official Bulletin of Civil and Commercial Announcements (Bulletin Officiel des Annonces Civiles et Commerciales); this period is extended to four months for creditors domiciled outside France. Creditors who have not submitted their claims during the relevant period are barred from receiving distributions made in connection with the bankruptcy proceedings and their unasserted claims are extinguished. Employees are not subject to such limitations and are preferential creditors under French law.

        From the date of the court order commencing the bankruptcy proceedings, the debtor is prohibited from paying debts outstanding prior to this date, subject to specified exceptions which essentially cover the set-off of related debts and payments, authorized by the bankruptcy judge, made to recover assets for which recovery is justified by the continued operation of the business. During this period, creditors may not pursue any individual legal action against the debtor with respect to any claim arising prior to the court order commencing the bankruptcy proceedings if the objective of such legal action is:

  •
  to obtain an order for or payment of a sum of money by the debtor to the creditor (however, the creditor may require that a court determine the amount due);

  •
  to terminate or cancel a contract for non-payment of amounts owed by the creditor; or

  •
  to enforce the creditor's rights against any assets of the debtor.

        Contractual provisions such as those contained in the indentures that would accelerate the payment of the debtor's obligations upon the occurrence of certain bankruptcy events are not enforceable under French law.

        The administrator may terminate or continue executory contracts provided that the debtor fully performs its post-petition contractual obligations.

        If the court orders a judicial reorganization, it can set a time period during which the assets that it deems to be essential to the continued business of the debtor may not be sold without its consent and can reschedule the payment of debts owed by the debtor.

        French bankruptcy law assigns priority to the payment of certain preferential creditors, including employees, the bankruptcy court, officials appointed by the bankruptcy court as required by the regulations relating to bankruptcy proceedings, post-petition creditors, certain secured creditors essentially in the event of liquidation and the French Treasury.

Risks Related to our Business

Currency and interest rate fluctuations may have a material impact on our financial results

        A considerable portion of our assets, liabilities, sales, revenues, expenses and earnings is denominated in currencies other than the euro, principally in U.S. dollars, Brazilian reals and, to a lesser extent, British pounds. Fluctuations in the values of these currencies with respect to the euro have had and may continue to have a significant impact on our financial condition and operating results. In 2002, variations in currencies, particularly the decline in the value of the dollar and the Brazilian real relative to the euro, decreased our consolidated net sales by approximately 3.9%. Currency fluctuations can also have a significant impact on our balance sheet, particularly stockholders' equity, when we translate the financial statements of our subsidiaries located outside of the euro-zone into euros. For example, in 2002 our stockholders' equity was reduced by EURO397 million due to the translation of the financial statements of our foreign subsidiaries and related notably to the decline of the U.S. dollar and the severe depreciation of the Brazilian real relative to the euro.

        An appreciation of the euro compared to the dollar would lessen the euro-value of sales generated in dollar-zone countries and could lower the competitiveness of the products we produce in Europe against products produced in, or exported from, the United States and other dollar zones. We expect that this effect would be partially offset by the decreased cost in euro of a significant portion of our raw material and energy purchasing requirements.

        Our policy with respect to limiting our exposure to short-term fluctuations in exchange rates is to calculate on a daily basis our net foreign currency exposure based on our transactions, including both sale and purchase transactions, and to use financial instruments to reduce such exposure against rate changes with respect to the euro. The main instruments we currently use are over-the-counter forward exchange contracts with maturities of generally less than six months. Nonetheless, we may not be able to protect ourselves from sustained movements in the value of the euro against other currencies.

        We are also exposed to interest rate risk. As of December 31, 2002, our gross financial debt amounted to EURO2,384 million, of which long-term debt amounted to EURO1,739 million. Fluctuations in interest rates may affect our interest expense on existing debt and the cost of new financing. We use swaps to manage this risk, but our financial condition and results of operations may nevertheless be materially adversely affected by sustained increases in interest rates.

        For further discussion of these matters and the measures we have taken to seek to protect our business against these risks, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosure About Market Risk".

Environmental and health and safety laws and regulations expose us to the risk of costs, liabilities and claims that could have a material adverse effect on our business, financial condition and results of operations

        Environmental and health and safety laws and regulations expose us to the risk of substantial costs and liabilities, including costs and liabilities associated with assets that have been sold and activities that have been discontinued. In most jurisdictions in which we operate, industrial activities are subject to obtaining permits, licenses and other authorizations, or to prior notification. In addition, local or regional regulatory bodies may impose restrictions on the use of certain of our products. In addition, we have been and may be subject to liabilities and claims relating to personal injury (including exposure to hazardous substances used, produced, disposed of by us or located in our facilities), property damage or damage to natural resources. We are subject to a broad range of extensive and evolving environmental and health and safety laws and regulations in each of the jurisdictions in which we operate, which impose increasingly stringent standards on us. They relate to, among other things, air emissions, waste water discharges, the use and handling of hazardous materials, waste disposal practices, and clean-up of environmental contamination.

        Compliance with environmental laws and regulations has resulted in significant ongoing costs for us, and could restrict our ability to modify or expand our facilities or continue production, or require us to install costly pollution control equipment or incur significant expenses, including remediation costs. A failure to comply with any such law or regulation could result in the issuance of fines and penalties or the imposition of other sanctions. We could also incur significant expenses in the event that new laws, regulations or governmental policies were to require that hazardous wastes, including radioactive wastes, currently stored on-site, be disposed of at off-site locations. Currently, we are involved in a number of compliance and remediation efforts and legal proceedings concerning environmental health and safety matters. Based on information presently available, we have budgeted capital expenditures for environmental improvement projects and have established reserves for known environmental remediation liabilities that are probable and reasonably capable of estimation. However, environmental matters cannot be predicted with certainty, and these amounts may not be adequate for all purposes. In addition, the development or discovery of new facts, events, circumstances or conditions, and other developments such as changes in the law or the interpretation or enforcement thereof, could result in increased costs and liabilities.

        Many of our current, former and discontinued manufacturing sites have an extended history of industrial use. As is typical for such sites, soil and groundwater contamination has occurred in the past at some sites and might occur or be discovered at other sites in the future. We are continuing to investigate, remediate and monitor soil and groundwater contamination at or from certain of these sites. In addition, we have been and may in the future be liable under various laws, including the U.S. Comprehensive Environmental Response, Compensation and Liability Act (commonly known as "Superfund"), to contribute to the costs to clean up third-party facilities to which we have sent waste for disposal. Under these laws, the owner or operator of contaminated properties and the generator of wastes sent to a contaminated disposal facility may be held jointly and severally liable for the remediation of such properties, regardless of fault.

        As of December 31, 2002, our accrued reserve for probable future remediation expenses amounted to EURO146 million. Future events, such as changes in laws and technology, the promulgation of new laws or the development or discovery of new facts or conditions, however, could cause us to incur significant additional costs and liabilities that could have a material adverse effect on our business, financial condition and results of operations.

Sustained high raw materials prices may increase our production costs and expenses of goods sold, and ultimately adversely affect our profitability

        A significant portion of our raw materials costs is linked, directly or indirectly, to the price of crude oil. We are therefore exposed to any volatility in the price of oil that may result from any instability in oil-producing regions (including civil unrest in Venezuela, war in Iraq or broader disruption in the Middle East). Significant variations in the costs of fuel, natural gas and other raw materials can affect our financial condition and results of operations. Increases in overall levels of raw materials prices may not necessarily be passed on through an increase in sales prices, and may, in certain cases, create negative pressure on margins. Decreases in the average prices of raw materials may, as a result of competitive pressures, also cause prices to decline, and may, in certain cases, limit the potential gain on margins. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Certain Factors Affecting Rhodia's Financial Condition and Results of Operations—Cost of Raw Materials" and "Business—Raw Materials."

We are subject to intense competition

        We face significant competition in each of our markets. In the specialty chemicals industry, competition is based upon a number of considerations, principally product differentiation and innovation, product quality and quality of logistics, including distribution capability. In addition, in some market segments, our products are subject to intense price competition due to factors such as overcapacity, competition from low-cost producers and consolidation among our customers and competitors. New products or technologies developed by competitors also may have a material adverse impact on our competitive position.

We are dependent on new products and processes

        Our operating results depend to a significant extent on our ability to continue to introduce new products and applications and to continue to develop our production processes to be a competitive producer. We believe that many of our businesses are technological leaders in their principal markets. We are committed to remaining a technological leader and a competitive producer and believe that our portfolio of new products and improved products under development is strong. However, we may not be able to develop new products and applications successfully or bring them to market in a timely manner.

Sales of our products and services to the pharmaceutical industry may depend on our clients' ability to obtain and maintain regulatory approval for particular pharmaceutical products

        We sell certain of our products and services to the pharmaceutical industry, which must comply with a broad range of regulatory controls on the development, testing, approval, manufacturing and marketing of pharmaceutical products, including notably the U.S. Food and Drug Administration (the "FDA") in the United States and the European Medicines Evaluation Agency (the "EMEA") in the European Union. Although we do not ourselves apply for product authorizations from these regulatory authorities, the sale of some of our products and services may depend on our clients' ability to obtain and maintain authorization to market or manufacture a particular pharmaceutical product. In our principal markets (the European Union and the United States), the process of obtaining authorization is lengthy and expensive, and there are a variety of factors that could adversely affect our clients' ability to obtain marketing authorization for a product or to successfully market or continue to market a product once approved. In recent years, the authorization process before the FDA has been subject to delay. FDA approval for certain planned product launches by customers of our Pharma Solutions business has been delayed in recent months, which will cause sales by the business to be lower than our initial expectations. In addition, delays in FDA approval are affecting the pharmaceutical ingredients market as a whole, contributing to overcapacity in the industry. Our clients' failure to obtain or maintain authorization for a product could adversely affect the sales of our products and services to the pharmaceutical industry.

We have unfunded liabilities with respect to our pension plans and other post-retirement benefits

        We have obligations to our employees relating to retirement and other end of contract indemnities in the majority of the countries where we operate.

        In France, retirement indemnities arise pursuant to labor agreements, internal conventions and applicable local legal requirements. Retirement indemnities in France are funded from current cash flows, and there is no legal requirement to maintain assets to fund these liabilities. As of December 31, 2002, we had projected benefit obligations of EURO674 million with respect to our French retirement indemnities.

        In the United States and the United Kingdom, liabilities arise pursuant to labor agreements, pension schemes and plans and other employee benefit plans, some of which are required to maintain assets to fund their liabilities. As a result of stock market declines in 2002, the market value of the assets in our funded pension plans, including our nonqualified and foreign plans, has declined. In 2002, the pension plan assets for certain of our foreign pension plans fell below required levels with respect to their related accumulated benefit obligation. Applicable laws and regulations would have allowed us to spread contributions to cover the shortfall over 3 to 5 years. However, we chose to cover most of the shortfall by making an exceptional cash contribution of EURO145 million to U.S. and U.K. pension plans in 2002. We cannot assure you that we will not be required to make similar cash contributions in the future. Any such payments could have an adverse effect on our financial condition and liquidity. With respect to our foreign plans, as of December 31, 2002, we had projected benefit obligations of EURO1,382 million and plan assets of EURO1,122 million.

        Our projected benefit obligations are based on certain actuarial assumptions that vary from country to country, including discount rates, long-term rates of return on invested plan assets and rates of increase in compensation levels. If actual results, especially discount rates and/or rates of return on plan assets, were to differ from these assumptions, our pension, retirement and other post-employment costs would be higher or lower, and its cash flows would be unfavorably or favorably impacted from the funding of these obligations.

Our business is subject to many operational risks for which we may not be adequately insured

        We cannot assure you that we will not incur losses beyond the limits of, or outside the coverage of, our insurance policies. From time to time, various types of insurance for companies in the chemical industry have not been available on commercially acceptable terms or, in some cases, have been unavailable. We cannot assure you that in the future we will be able to maintain existing coverage or that premiums will not increase substantially.

We will be obligated to adopt new accounting standards in 2005 that will impact our financial reporting

        We currently prepare our financial statements in accordance with French GAAP, and prepare a reconciliation to U.S. GAAP of stockholders' equity and net income. In June 2002, the Council of Ministers of the European Union approved a new regulation proposed by the European Commission requiring all EU-listed companies, including Rhodia, to apply International Financial Reporting Standards ("IFRS") in preparing their financial statements no later than 2005. We believe that IFRS could impact our reporting for share-based compensation, employee benefit plans, derivative financial instruments, special purpose entities, tangible and intangible asset impairment and financing arrangements, such as leasing and asset securitizations.

        Since the IFRS are currently converging with U.S. GAAP and since Rhodia is still in the process of evaluating the impact on its consolidated financial statements, we are not able to quantify the impact on our financial statements at this time.

        Nevertheless, because our financial statements prepared in accordance with IFRS could differ from our financial statements prepared in accordance with French GAAP, the methods used by the financial community to assess our financial performance and value our publicly-traded securities, such as price-to-earnings ratios and debt-to-equity ratios, could be affected.

CAPITALIZATION

        The following table sets forth Rhodia's short-term debt, long-term debt, stockholders' equity and capitalization as of December 31, 2002 and June 30, 2003. The Exchange Offer will not have a material impact on Rhodia's capitalization. You should read the table below in conjunction with "Item 5. Operating and Financial Review and Prospects" and Rhodia's Consolidated Financial Statements and the Notes to those statements of Rhodia's Annual Report on Form 20-F/A for the fiscal year ended December 31, 2002, which is incorporated herein by reference.

	As of December 31, 2002	As of June 30, 2003
		(unaudited)
	(EURO millions)
Short-term debt:
Current portion of long-term debt	201	130
Commercial paper	175	106
Other short-term financings	269	215

Total short-term debt	645	451
Long-term debt:
Euro Medium Term Notes	799	799
U.S. Private Placement Notes	277	254
Other senior notes	12	10
Other long-term debt	651	352
Senior Notes	0	375
Senior Subordinated Notes	0	637

Total long-term debt	1,739	2,427

Stockholders' equity:
Total stockholders' equity(1)	1,835	1,578

Total capitalization	4,219	4,456

(1)
Represented by 179,309,188 ordinary shares with a nominal value of EURO1.00. Rhodia has not issued any other types of shares.

USE OF PROCEEDS

        Rhodia will not receive any proceeds from the exchange offer. In consideration for issuing Exchange Senior Notes and Exchange Senior Subordinated Notes contemplated by this prospectus, Rhodia will receive Original Senior Notes and Original Senior Subordinated Notes from you in like principal amount. The issuance of the Exchange Senior Notes and the Exchange Senior Subordinated Notes will not result in any increase in Rhodia's indebtedness. We have agreed to bear the expenses of this exchange offer. No underwriter is being used in connection with this exchange offer.

        The net proceeds of the Original Senior Notes and Original Senior Subordinated Notes offering, estimated to be EURO973 million after the discount payable to the Initial Purchasers and estimated offering expenses payable by Rhodia will be used to refinance debt so as to extend the average maturity of Rhodia's outstanding debt. See "Description of Other Indebtedness".

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer; Registration Rights

        Rhodia sold the Original Notes to the Initial Purchasers on May 28, 2003. The Initial Purchasers resold the Original Notes under an offering circular dated May 20, 2003 in reliance on Rule 144A and Regulation S under the Securities Act. On May 28, 2003, Rhodia entered into the Registration Rights Agreement. Under the Registration Rights Agreement, Rhodia agreed:

  •
  to file with the SEC a registration statement relating to the exchange offer under the Securities Act within 60 days after the closing date of the initial purchase;

  •
  to use its best efforts to cause the exchange offer registration statement to become effective under the Securities Act within 180 days after the closing date of the initial purchase; and

  •
  to use its best efforts to commence and complete the exchange offer no later than 45 days after the date of effectiveness of the exchange offer registration statement.

        If you participate in the exchange offer, you will, with limited exceptions, receive Exchange Senior Notes and Exchange Senior Subordinated Notes that are freely tradable and not subject to restrictions on transfer. You should read the information in the prospectus under the heading "—Resale of Exchange Notes" for more information relating to your ability to transfer Exchange Senior Notes and Exchange Senior Subordinated Notes.

        The exchange offer is not being made to, nor will Rhodia accept tenders for exchange from, holders of Original Senior Notes and Original Senior Subordinated Notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities laws or blue sky laws of such jurisdiction.

        If you are eligible to participate in the exchange offer and you do not tender your Original Senior Notes and Original Senior Subordinated Notes as described in this prospectus, you will not have any further registration rights. In that case your Original Senior Notes and Original Senior Subordinated Notes will continue to be subject to restrictions on transfer under the Securities Act.

Shelf Registration

        In the Registration Rights Agreement, Rhodia agreed to file a shelf registration statement if:

  •
  on or prior to the time the exchange offer is completed existing SEC interpretations are changed such that the Exchange Senior Notes and the Exchange Senior Subordinated Notes are not or would not be transferable without restriction under the Securities Act;

  •
  the exchange offer has not been completed within 225 days following the Closing Date;

  •
  the exchange offer is not available to any holders of the Original Senior Notes or Original Senior Subordinated Notes.

        If a shelf registration statement is required, Rhodia will use its best efforts to:

  •
  file the shelf registration statement with the SEC under the Securities Act as soon as practicable (but no later than 30 days after such filing obligation arises);

  •
  cause the shelf registration statement to become or be declared effective no later than 120 days after the shelf registration statement is filed;

  •
  and to keep the shelf registration statement continuously effective for a period ending on the earlier of the second anniversary of the effective time or such time as there are no longer any Original Senior Notes or Original Senior Subordinated Notes outstanding.

Additional Interest

        If a registration default (as defined below) occurs, Rhodia will be required to pay additional interest to each holder of the Original Senior Notes and the Original Senior Subordinated Notes. During the first 90-day period that a registration default occurs, Rhodia will pay additional interest equal to 0.25% per annum. For the second 90 days of the period of the registration default, Rhodia will pay additional interest equal to 0.50% per annum. Rhodia will pay additional interest at a per annum rate of 0.75% for the third 90 days of the period of the registration default. Rhodia will pay additional interest at a per annum rate of 1.0% thereafter for the remaining portion of the period of the registration default. Upon the cure of the registration default, the special interest will no longer accrue.

        A "registration default" includes any of the following:

  •
  Rhodia fails to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing;

  •
  any of such registration statements has not become effective or is not declared effective by the SEC on or prior to the date specified for such effectiveness;

  •
  Rhodia fails to complete the exchange offer on or prior to the date specified for such completion; or

  •
  the exchange offer registration statement or the shelf registration statement is filed and declared effective but thereafter is either withdrawn by Rhodia or is subject to an effective stop order suspending its effectiveness (except as specifically permitted in the Registration Rights Agreement) without being succeeded immediately by an additional registration statement that has been filed and declared effective.

        The exchange offer is intended to satisfy Rhodia's exchange offer obligations under the Registration Rights Agreement. The above summary of the Registration Rights Agreement is not complete and is subject to, and qualified by reference to, all of the provisions of the Registration Rights Agreement. A copy of the Registration Rights Agreement is filed as an exhibit to the registration statement that includes this prospectus.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, Rhodia is offering to exchange $200,000,000 aggregate principal amount of Exchange Dollar Senior Notes, EURO200,000,000 aggregate principal amount of Exchange Euro Senior Notes, $385,000,000 aggregate principal amount of Exchange Dollar Senior Subordinated Notes and EURO300,000,000 aggregate principal amount of Exchange Euro Senior Subordinated Notes for a like aggregate principal amount of Original Dollar Senior Notes, Original Euro Senior Notes, Original Dollar Senior Subordinated Notes and Original Euro Senior Subordinated Notes, respectively. Original Dollar Senior Notes and Original Dollar Senior Subordinated Notes tendered in the exchange offer must be in denominations of $1,000 or any integral multiple of $1,000. Original Euro Senior Notes and Original Euro Senior Subordinated Notes tendered in the exchange offer must be in denominations of EURO1,000 or any integral multiple of EURO1,000.

        The terms of the Exchange Senior Notes and the Exchange Senior Subordinated Notes to be issued are substantially identical to the Original Senior Notes and the Original Senior Subordinated Notes, except that the Exchange Senior Notes and the Exchange Senior Subordinated Notes have been registered under the Securities Act and, therefore, will not contain the transfer restrictions set forth in the Registration Rights Agreement and will not provide for an increase in interest payments as a consequence of a failure to register them under the Securities Act. The Exchange Senior Notes and the Exchange Senior Subordinated Notes will be issued under and be entitled to the benefits of the identures, dated as of May 28, 2003, among Rhodia as issuer and JPMorgan Chase Bank, as trustee.

        Rhodia will exchange the Exchange Senior Notes and the Exchange Senior Subordinated Notes for Original Senior Notes and Original Senior Subordinated Notes properly tendered prior to the expiration date (as set forth below) and not properly withdrawn in accordance with the procedures described below. Rhodia will issue the Exchange Notes promptly after the expiration date. The exchange offer is not conditioned upon any minimum principal amount of Original Senior Notes and Original Senior Subordinated Notes being tendered.

Conditions of the Exchange Offer

        You must tender your Original Senior Notes and Original Senior Subordinated Notes in accordance with the requirements of this prospectus and the letter of transmittal in order to participate in the exchange offer. Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, Rhodia will not be required to accept for exchange any Original Senior Notes or Original Senior Subordinated Notes, and may amend or terminate the exchange offer if:

  •
  the exchange offer, or the making of any exchange by a holder of an Original Note, violates applicable law or any applicable interpretation of the staff of the SEC;

  •
  any action or proceeding shall have been instituted or threatened with respect to the exchange offer which, in Rhodia's reasonable judgment, would impair its ability to proceed with the exchange offer;

  •
  any law, rule or regulation or applicable interpretations of the staff of the SEC have been issued or promulgated which, in Rhodia's reasonable judgment, would impair its ability to proceed with the exchange offer;

  •
  a stop order has been issued by the Commission or any state securities authority suspending the effectiveness of the registration statement, or proceedings have been initiated or, to our knowledge, threatened for that purpose; or

  •
  a material adverse change has occurred in the financial condition, results of operations or business of Rhodia which, in Rhodia's reasonable judgment, would impair its ability to proceed with the offer.

        The conditions described above are for the sole benefit of Rhodia. Rhodia may waive these conditions in whole or in part prior to the expiration of the exchange offer in its sole discretion. The failure by Rhodia at any time to exercise any of the rights described above will not be deemed a waiver of any of those rights, and each right will be deemed an ongoing right that may be asserted prior to the expiration of the exchange offer.

        Any determination by Rhodia concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

Expiration Date; Extensions; Amendments; Termination

        The exchange offer will expire at 5:00 p.m., New York City time, on [    •    ], 2003 with respect to the Original Dollar Senior Notes and the Original Dollar Senior Subordinated Notes and 4:00 p.m., Luxembourg time, on [    •    ], 2003 with respect to the Original Euro Senior Notes and the Original Euro Senior Subordinated Notes, unless Rhodia, in its sole discretion, extends the exchange offer. In that case, the expiration date will be the latest date and time to which this exchange offer is extended. In the case of any extension, Rhodia will notify the exchange agents orally (promptly confirmed in writing) or in writing of any extension. Rhodia will also notify the registered holders of the Original Dollar Senior Notes and Original Dollar Senior Subordinated Notes of the extension no later than 9:00 a.m., New York City time and will notify the registered holders of the Original Euro Senior Notes and the Original Euro Senior Subordinated Notes of the extension no later than 9:00 a.m., Luxembourg time, on the business day after the previously scheduled expiration of the exchange offer.

        To the extent Rhodia is legally permitted to do so, it expressly reserves the right, in its sole discretion to:

  •
  delay the acceptance of the Original Senior Notes and Original Senior Subordinated Notes for exchange;

  •
  terminate the exchange offer;

  •
  extend the expiration date and retain all Original Senior Notes and Original Senior Subordinated Notes that have been tendered, subject, however, to the rights of holders of the Original Senior Notes and Original Senior Subordinated Notes to withdraw their tendered notes;

  •
  waive any condition of the exchange offer; and

  •
  amend the terms of the exchange offer in any respect.

        Rhodia will give oral or written notice of any non-acceptance or amendment to the registered holders of the Original Senior Notes and Original Senior Subordinated Notes as promptly as practicable. If Rhodia considers an amendment to the exchange offer to be material, it will promptly inform the registered holders of the Original Senior Notes and the Original Senior Subordinated Notes of such amendment in a reasonable manner.

Interest on the Exchange Notes

        Interest will be paid on the Exchange Senior Notes and the Exchange Senior Subordinated Notes semi-annually on June 1 and December 1 of each year, commencing on December 1, 2003.

Resale of Exchange Notes

        Based upon existing interpretations of the staff of the SEC set forth in several no-action letters issued to third parties unrelated to it, Rhodia believes that the Exchange Senior Notes and the Exchange Senior Subordinated Notes issued pursuant to the exchange offer in exchange for the Original Senior Notes and the Original Senior Subordinated Notes may be offered for resale, resold and otherwise transferred by their holders without complying with the registration and prospectus delivery requirements of the Securities Act, provided that:

  •
  any Exchange Senior Notes and Exchange Senior Subordinated Notes to be received by the noteholder will be acquired in the ordinary course of its business;

  •
  the noteholder is not engaged in, does not intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the Original Senior Notes, Original Senior Subordinated Notes, Exchange Senior Notes or Exchange Senior Subordinated Notes;

  •
  the noteholder is not an "affiliate" (as defined in Rule 405 under the Securities Act) of Rhodia;

  •
  if the noteholder is a broker-dealer, it has not entered into any arrangement or understanding with Rhodia or any "affiliate" (within the meaning of Rule 405 under the Securities Act) to distribute the Exchange Senior Notes or Exchange Senior Subordinated Notes;

  •
  if the noteholder is a broker-dealer and it will receive Exchange Senior Notes or Exchange Senior Subordinated Notes for its own account in exchange for Original Senior Notes or Original Senior Subordinated Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of such Exchange Senior Notes or Exchange Senior Subordinated Notes; and

  •
  the noteholder is not acting on behalf of any person or entity that could not truthfully make these representations.

        Any noteholder wishing to participate in the exchange offer, will be required to make these representations to Rhodia in the letter of transmittal.

        Noteholders who are affiliates may not participate in the exchange offer in reliance on the SEC no-action letters, regardless of whether they comply with applicable registration and prospectus delivery requirements when reselling the Exchange Notes.

        The SEC staff has not considered this exchange offer in the context of a no-action letter, and Rhodia cannot assure you that the staff would make a similar determination with respect to this exchange offer.

        If Rhodia's belief is not accurate and you transfer an Exchange Senior Note or Exchange Senior Subordinated Note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. Rhodia does not and will not assume or indemnify you against this liability.

        Any holder of the Original Senior Notes or Original Senior Subordinated Notes using this exchange offer to participate in a distribution of Exchange Notes cannot rely on the no-action letters referred to above. This includes a broker-dealer that acquired Original Senior Notes and Original Senior Subordinated Notes directly from Rhodia, but not as a result of market-making activities or other trading activities. Consequently, the noteholder must comply with the registration and prospectus delivery requirements of the Securities Act in the absence of an exemption from these requirements. Each broker-dealer that receives Exchange Senior Notes or Exchange Senior Subordinated Notes for its own account in exchange for Original Senior Notes or Original Senior Subordinated Notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Senior Notes and Exchange Senior Subordinated Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Senior Notes and Exchange Senior Subordinated Notes received in exchange for Original Senior Notes and Original Senior Subordinated Notes where such Original Senior Notes and Original Senior Subordinated Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The letter of transmittal states that by acknowledging that it will deliver a prospectus, a broker-dealer will not be considered to admit that it is an "underwriter" within the meaning of the Securities Act. Rhodia has agreed that for a period of 180 days after the expiration date, it will make this prospectus available to broker-dealers for use in connection with any resale covered by these rules. Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of the Exchange Senior Notes or Exchange Senior Subordinated Notes.

Clearing of the Exchange Notes

        Upon consummation of the exchange offer, the Exchange Senior Notes and Exchange Senior Subordinated Notes will have different CUSIP, Common Code and ISIN numbers from the Original Senior Notes and Original Senior Subordinated Notes.

Procedures for Tendering

        The term "holder" with respect to the exchange offer means any person in whose name Original Senior Notes or Original Senior Subordinated Notes are registered on Rhodia's agent's books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Original Senior Notes or Original Senior Subordinated Notes are held of record by DTC, Euroclear or Clearstream who desires to deliver such Original Senior Notes or Original Senior Subordinated Notes by book-entry transfer at DTC, Euroclear or Clearstream, as the case may be.

        Except in limited circumstances, only a Euroclear participant, Clearstream participant or a DTC participant listed on a DTC notes position listing with respect to the Original Senior Notes or Original Senior Subordinated Notes may tender its Original Senior Notes or Original Senior Subordinated Notes in the exchange offer. To tender Original Senior Notes or Original Senior Subordinated Notes in the exchange offer:

  •
  holders of Original Senior Notes or Original Senior Subordinated Notes that are DTC participants may follow the procedures for book-entry transfer, which include transmission of a computer-generated message in lieu of a letter of transmittal, as provided for below under "—Book-Entry Transfer" and in the letter of transmittal;

  •
  Euroclear participants and Clearstream participants on behalf of the beneficial owners of Original Senior Notes or Original Senior Subordinated Notes are required to use book-entry transfer pursuant to the standard operating procedures of Euroclear or Clearstream, as the case may be, which include transmission of a computer-generated message to Euroclear or Clearstream, as the case may be, in lieu of a letter of transmittal. See the term "agent's message" under "—Book-Entry Transfer".

        In addition, either:

  •
  The applicable exchange agent must receive any corresponding certificate or certificates representing Original Senior Notes or Original Senior Subordinated Notes along with the letter of transmittal;

  •
  The applicable exchange agent must receive, before expiration of the exchange offer, a timely confirmation of book-entry transfer of Original Senior Notes or Original Senior Subordinated Notes into the exchange agent's account at DTC, Euroclear or Clearstream according to their respective standard operating procedures for electronic tenders described below and a properly transmitted agent's message described below; or

  •
  the holder must comply with the guaranteed delivery procedures described below.

        The tender by a holder of Original Senior Notes or Original Senior Subordinated Notes will constitute an agreement between such holder and Rhodia in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. If less than all the Original Senior Notes or Original Senior Subordinated Notes held by a holder of Original Senior Notes or Original Senior Subordinated Notes are tendered, a tendering holder should fill in the amount of Original Senior Notes or Original Senior Subordinated Notes being tendered in the specified box on the letter of transmittal. The entire amount of Original Senior Notes and Original Senior Subordinated Notes delivered to the applicable exchange agent will be deemed to have been tendered unless otherwise indicated.

        The method of delivery of Original Senior Notes or Original Senior Subordinated Notes, the letter of transmittal and all other required documents or transmission of an agent's message, as described under "—Book-entry transfer", to the applicable exchange agent is at the election and risk of the holder. Instead of delivery by mail, Rhodia recommends that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery prior to the expiration of the exchange offer. No letter of transmittal, Original Senior Notes or Original Senior Subordinated Notes should be sent to Rhodia but must instead be delivered to the applicable exchange agent. Delivery of documents to DTC, Euroclear or Clearstream in accordance with their respective procedures will not constitute delivery to the applicable exchange agent.

        If you are a beneficial owner of Original Senior Notes or Original Senior Subordinated Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Original Senior Notes or Original Senior Subordinated Notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Original Senior Notes or Original Senior Subordinated Notes, either:

  •
  make appropriate arrangements to register ownership of the Original Senior Notes or Original Senior Subordinated Notes in your name; or

  •
  obtain a properly completed bond power from the registered holder.

        The transfer of record ownership may take considerable time and might not be completed prior to the expiration date.

        Signatures on a letter of transmittal or a notice of withdrawal as described in "—Withdrawal of Tenders" below, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, unless the Original Senior Notes or Original Senior Subordinated Notes tendered pursuant thereto are tendered:

  •
  by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" in the letter of transmittal; or

  •
  for the account of an eligible institution.

        If the letter of transmittal is signed by a person other than the registered holder of any Original Senior Notes or Original Senior Subordinated Notes listed therein, the Original Senior Notes or Original Senior Subordinated Notes must be endorsed or accompanied by appropriate bond powers, which authorize the person to tender the Original Senior Notes or Original Senior Subordinated Notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the Original Senior Notes or Original Senior Subordinated Notes. If the letter of transmittal or any Original Senior Notes or Original Senior Subordinated Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by Rhodia, evidence satisfactory to Rhodia of their authority to so act must be submitted with the letter of transmittal.

        Rhodia will determine in its sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Original Senior Notes and Original Senior Subordinated Notes. Rhodia's determinations will be final and binding. Rhodia reserves the absolute right to reject any and all Original Senior Notes and Original Senior Subordinated Notes not validly tendered or any Original Senior Notes and Original Senior Subordinated Notes the acceptance of which would, in the opinion of its counsel, be unlawful. Rhodia also reserves the absolute right to waive any defects or irregularities, either before or after the expiration date or conditions of tender, before the expiration date, as to any Original Senior Notes or Original Senior Subordinated Notes. Rhodia's interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Senior Notes or Original Senior Subordinated Notes must be cured within such time as Rhodia will determine. Neither Rhodia, the exchange agents nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Original Senior Notes or Original Senior Subordinated Notes nor shall any of them incur any liability for failure to give such notification. Tenders of Original Senior Notes or Original Senior Subordinated Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Original Senior Notes or Original Senior Subordinated Notes received by the exchange agents that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agents to the tendering holder of such Original Senior Notes or Original Senior Subordinated Notes unless otherwise provided in the letter of transmittal, promptly following the expiration date of the exchange offer.

        By tendering, each noteholder represents to Rhodia that, among other things that:

  •
  the Exchange Senior Notes and the Exchange Senior Subordinated Notes acquired in connection with this exchange offer are being obtained in the ordinary course of business of the person receiving the Exchange Senior Notes and the Exchange Senior Subordinated Notes, whether or not such person is the noteholder;

  •
  neither the noteholder nor any such other person is engaging in or intends to engage in a distribution of the Exchange Senior Notes or the Exchange Senior Subordinated Notes;

  •
  neither the noteholder nor any such other person has an arrangement or understanding with any person to participate in the distribution of the Exchange Senior Notes or the Exchange Senior Subordinated Notes; and

  •
  neither the noteholder nor any such other person is an affiliate (as defined in Rule 405 under the Security Act) of Rhodia.

        In addition, Rhodia reserves the right in its sole discretion to (a) purchase or make offers for any Original Senior Notes or Original Senior Subordinated Notes that remain outstanding subsequent to the expiration date, and (b) to the extent permitted by applicable law, purchase Original Senior Notes or Original Senior Subordinated Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer.

Book-entry Transfer

        Rhodia understands that the applicable exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the Original Senior Notes and the Original Senior Subordinated Notes at DTC, Euroclear or Clearstream for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC's system may make book-entry delivery of Original Senior Notes or Original Senior Subordinated Notes by causing DTC to transfer such Original Senior Notes and Original Senior Subordinated Notes into the dollar notes exchange agent's DTC account in accordance with DTC's Automated Tender Offer Program procedures for such transfer. Any participant in Euroclear or Clearstream may make book-entry delivery of Regulation S Original Senior Notes and Original Senior Subordinated Notes by causing Euroclear or Clearstream to transfer such Original Senior Notes or Original Senior Subordinated Notes into the euro notes exchange agent's account in accordance with established Euroclear or Clearstream procedures for transfer. The exchange for tendered Original Senior Notes and Original Senior Subordinated Notes will only be made after a timely confirmation of a book-entry transfer of the Original Senior Notes or Original Senior Subordinated Notes into the applicable exchange agent's account, and timely receipt by the applicable exchange agent of an agent's message. The exchange for tendered Original Senior Notes and Original Senior Subordinated Notes will only be made after a receipt of SWIFT instructions confirming the blocking of the bonds.

        The term "agent's message" means a message, transmitted by DTC, Euroclear or Clearstream, as the case may be, and received by the applicable exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC, Euroclear or Clearstream, as the case may be, has received an express acknowledgement from a participant tendering Original Senior Notes or Original Senior Subordinated Notes and that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and Rhodia may enforce such agreement against the participant. Delivery of an agent's message will also constitute an acknowledgement from the tendering DTC, Euroclear or Clearstream participant, as the case may be, that the representations contained in the appropriate letter of transmittal and described above are true and correct.

Guaranteed Delivery Procedures

        Holders who wish to tender their Original Senior Notes or Original Senior Subordinated Notes and (i) whose Original Senior Notes or Original Senior Subordinated Notes are not immediately available, or (ii) who cannot deliver their Original Senior Notes or Original Senior Subordinated Notes, the letter of transmittal or any other required documents to the applicable exchange agent prior to the expiration date, or if such holder cannot complete DTC's, Euroclear's or Clearstream's respective standard operating procedures for electronic tenders before expiration of the exchange offer, may tender their Original Senior Notes or Original Senior Subordinated Notes if:

  •
  the tender is made through an eligible institution;

  •
  before expiration of the exchange offer, the applicable exchange agent receives from the eligible institution either a properly completed and duly executed notice of guaranteed delivery in the form accompanying this prospectus, by facsimile transmission, mail or hand delivery, or a properly transmitted agent's message in lieu of notice of guaranteed delivery:

  •
  setting forth the name and address of the holder and the registered number(s), the certificate number or numbers of the Original Senior Notes and Original Senior Subordinated Notes tendered and the principal amount of Original Senior Notes and Original Senior Subordinated Notes tendered;

  •
  stating that the tender offer is being made by guaranteed delivery; and

  •
  guaranteeing that, within three (3) business days after expiration of the exchange offer, the letter of transmittal, or facsimile of the letter of transmittal, together with the Original Senior Notes and Original Senior Subordinated Notes tendered or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the applicable exchange agent; and

  •
  the applicable exchange agent receives the properly completed and executed letter of transmittal, or facsimile of the letter of transmittal, as well as all tendered Original Senior Notes and Original Senior Subordinated Notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three (3) business days after expiration of the exchange offer.

        Upon request to the applicable exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their Original Senior Notes and Original Senior Subordinated Notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

        Except as otherwise provided herein, tenders of Original Dollar Senior Notes and Original Dollar Senior Subordinated Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, and tenders of Original Euro Senior Notes and Original Euro Senior Subordinated Notes may be withdrawn at any time prior to 4:00 p.m., Luxembourg time, on [    •    ], 2003, the expiration date of the exchange offer.

        For a withdrawal to be effective:

  •
  the applicable exchange agent must receive a written notice, which may be by telegram, telex, facsimile transmission or letter, of withdrawal at the address set forth below under "Exchange Agents"; or

  •
  for DTC, Euroclear or Clearstream participants, holders must comply with their respective standard operating procedures for electronic tenders and the applicable exchange agent must receive an electronic notice of withdrawal from DTC, Euroclear or Clearstream.

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the Original Senior Notes and the Original Senior Subordinated Notes to be withdrawn;

  •
  identify the Original Senior Notes and the Original Senior Subordinated Notes to be withdrawn, including the certificate number or numbers and principal amount of the Original Senior Notes and the Original Senior Subordinated Notes to be withdrawn;

  •
  be signed by the person who tendered the Original Senior Notes and the Original Senior Subordinated Notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees; and

  •
  specify the name in which the Original Senior Notes and the Original Senior Subordinated Notes are to be re-registered, if different from that of the withdrawing holder.

        If Original Senior Notes or Original Senior Subordinated Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC, Euroclear or Clearstream to be credited with the withdrawn Original Senior Notes and Original Senior Subordinated Notes and otherwise comply with the procedures of the facility. Rhodia will determine all questions as to the validity, form and eligibility (including time of receipt) for such withdrawal notices, and its determination shall be final and binding on all parties. Any Original Senior Notes or Original Senior Subordinated Notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no Exchange Senior Notes or Exchange Senior Subordinated Notes will be issued with respect thereto unless the Original Senior Notes or Original Senior Subordinated Notes so withdrawn are validly re-tendered. Any Original Senior Notes and Original Senior Subordinated Notes, which have been tendered but which are not accepted for exchange will be returned to the holder without cost to such holder as soon as practicable after withdrawal. Properly withdrawn Original Senior Notes and Original Senior Subordinated Notes may be re-tendered by following the procedures described above under "—Procedures for Tendering" at any time prior to the expiration date.

Consequences of Failure to Exchange

        If you do not tender your Original Senior Notes and Original Senior Subordinated Notes to be exchanged in this exchange offer, they will remain "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act. Accordingly, they:

  •
  may be resold only if (i) registered pursuant to the Securities Act, (ii) an exemption from registration is available or (iii) neither registration nor an exemption is required by law; and

  •
  shall continue to bear a legend restricting transfer in the absence of registration or an exemption therefrom.

        As a result of the restrictions on transfer and the availability of the Exchange Senior Notes and the Exchange Senior Subordinated Notes, the Original Senior Notes and the Original Senior Subordinated Notes are likely to be much less liquid than before the exchange offer.

Exchange Agents

        BNP Paribas Securities Services, Luxembourg branch has been appointed as the exchange agent for the exchange of the Original Euro Senior Notes and the Original Euro Senior Subordinated Notes and BNP Paribas, New York branch has been appointed as the exchange agent for the exchange of the Original Dollar Senior Notes and the Original Dollar Senior Subordinated Notes. Questions and requests for assistance relating to the exchange of the Original Senior Notes and the Original Senior Subordinated Notes should be directed to the applicable exchange agent addressed as follows:

BNP Paribas Securities Services Luxembourg branch
23, avenue de la Porte Neuve
L-2085 Luxembourg
Luxembourg
Attention: Global Corporate Trust
Telephone number: +352 2696-2549
Facsimile number: +352 2696-9757	BNP Paribas New York branch Global Corporate Trust 787 Seventh Avenue New York, NY 10019 Attention: Max Sanchez-Martinez Telephone number: (212) 841 3414 Facsimile number: (212) 841 2717

Fees and Expenses

        Rhodia will bear the expenses of soliciting tenders pursuant to the exchange offer. The principal solicitation for tenders pursuant to the exchange offer is being made by mail. Additional solicitations may be made by Rhodia's officers and regular employees and its affiliates in person, by telegraph or telephone.

        Rhodia will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. It, however, will pay the exchange agents reasonable and customary fees for their services and will reimburse the exchange agents for their related reasonable out-of-pocket expenses and accounting and legal fees. Rhodia may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the Original Senior Notes and the Original Senior Subordinated Notes and in handling or forwarding tenders for exchange.

        Rhodia will pay all transfer taxes, if any, applicable to the exchange of Original Senior Notes and Original Senior Subordinated Notes pursuant to the exchange offer. The tendering holder,

however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  •
  certificates representing Exchange Senior Notes, Exchange Senior Subordinated Notes, Original Senior Notes or Original Senior Subordinated Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of Original Senior Notes or Original Senior Subordinated Notes tendered;

  •
  tendered Original Senior Notes or Original Senior Subordinated Notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of Original Senior Notes or Original Senior Subordinated Notes under the exchange offer.

        If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

DESCRIPTION OF OTHER INDEBTEDNESS

Credit Facilities

Syndicated Multicurrency Revolving Credit Facility

        Rhodia is party to a syndicated multicurrency revolving credit facility dated December 21, 2001 (the "Syndicated Bank Credit Facility"), as amended as of June 30, 2003. The Syndicated Bank Credit Facility provides for a revolving line of credit with an aggregate borrowing availability of EURO600 million. As of September 30, 2003, EURO285 was drawn under this facility. Subject to certain conditions, the aggregate available amount can be increased to as much as EURO900 million by incorporating additional lenders. Rhodia may borrow from time to time under the Syndicated Bank Credit Facility provided that no event of default has occurred and that certain representations and warranties are true and correct as of the date of the borrowing. The Syndicated Bank Credit Facility matures on December 16, 2004. Rhodia amended the Syndicated Bank Credit Facility as of June 30, 2003 to modify the net debt to EBITDA covenant ratio and the EBITDA to financial expense covenant ratio contained in this agreement because it would not have been in a position to comply with the financial covenants originally provided for as of June 30, 2003.

        The interest rate on amounts borrowed under the Syndicated Bank Credit Facility is the aggregate of the applicable margin and either Euribor, Libor or Pibor. Rhodia must also pay a commitment fee based on the aggregate amount of the undrawn portion of the Syndicated Bank Credit Facility. The margin fee is 1.30% and the commitment fee is 0.52%.

        Leverage Ratio.    For the remaining life of the Syndicated Bank Credit Facility, Rhodia must maintain a ratio of consolidated net indebtedness to adjusted EBITDA, as such terms are defined in the Syndicated Bank Credit Facility, of less than 4.0 for each twelve-month period ending on a December 31 or a June 30.

        Fixed Charge Coverage Ratio.    For the remaining life of the Syndicated Bank Credit Facility, Rhodia must maintain a ratio of EBITDA to net financial expense, as such terms are defined in the Syndicated Bank Credit Facility, of greater than 3.5 for each twelve-month period ending on a December 31 or a June 30.

        In addition, Rhodia, and its subsidiaries in certain cases, must comply with other covenants regarding the creation or assumption of liens, the sale, transfer or other disposition of assets, changes in Rhodia's business, maintenance of legal status, insurance and compliance with environmental and other laws.

        The Syndicated Bank Credit Facility contains customary events of default including, but not limited to, payment defaults, financial covenant defaults, breaches of other obligations not remedied within 15 days, misrepresentations, bankruptcy and other insolvency events, cessation of Rhodia's business, certain defaults or acceleration of certain other financial indebtedness, materially qualified audits and illegality, invalidity or repudiation by Rhodia of the Syndicated Bank Credit Facility documents.

        The Syndicated Bank Credit Facility lenders have a right to require repayment of the outstanding amounts and to cancel their commitments if Rhodia enters into any reorganization unless such reorganization satisfies certain requirements, notably that the entity surviving such reorganization has an investment grade rating and such reorganization is approved by 50% of the lenders, or if any person acquires more than 50% of the issued and fully paid-up share capital or voting rights of Rhodia.

        Rhodia expects that, as of December 31, 2003, it will be unable to meet the financial covenants contained in the syndicated bank credit facility and is currently in discussions with the lenders to renegotiate the facility.

Committed Bilateral Revolving Credit Facilities

        In addition to the Syndicated Bank Credit Facility, Rhodia had also entered into a series of bilateral revolving credit facilities with various financial institutions, with combined commitments of EURO1,233 million as of June 30, 2003. A combined total of EURO503 million was drawn under these facilities as of June 30, 2003, and EURO730 million was available. Each bilateral facility ranks pari passu with all Rhodia's other present and future unsecured and unsubordinated obligations. In facilities which allow certain of Rhodia's subsidiaries to borrow, Rhodia has guaranteed the obligations of those subsidiaries.

        These bilateral credit facilities have conditions to borrowing, prepayment requirements, representations and warranties, undertakings and events of default which are similar to those contained in the Syndicated Bank Credit Facility, including substantially equivalent leverage and fixed charge coverage ratios.

        In addition, certain of these bilateral facilities (with combined commitments of EURO672 million) contain a requirement that Rhodia maintain a minimum consolidated net worth (equivalent to total stockholders equity as stated in the Company's financial statements) of EURO1,829 million, to be tested on December 31, 2003 and 2004, as applicable.

        Rhodia expects that, as of December 31, 2003, it will be unable to meet the financial covenants contained in a number of these bilateral credit facilities and is currently in discussions with the lenders to renegotiate the facilities.

Notes and Debentures

Euro Medium Term Notes Program

        On May 25, 2000, Rhodia commenced a euro medium term note ("EMTN") program. Under this program, Rhodia has the ability to issue fixed or floating rate EMTNs in an aggregate amount of up to EURO1.8 billion. The EMTNs issued under this program are unsecured, unsubordinated obligations of Rhodia and rank equally with all other unsecured indebtedness of Rhodia.

        On December 31, 2002, Rhodia had two series of EMTNs outstanding pursuant to this program in an aggregate amount of EURO800 million, comprised of:

  •
  EURO500 million of 6.25% fixed rate unsecured notes due 2005; and

  •
  EURO300 million of 6% fixed rate unsecured notes due 2006.

        The EMTNs do not impose financial ratios on Rhodia. Rhodia's undertakings under the EMTN program include a limitation on the incurrence by Rhodia or its subsidiaries of liens securing future publicly traded debt, unless the EMTNs are equally and ratably secured. Events of default under the EMTN program include a default in payment and certain defaults or acceleration of certain other financial indebtedness.

U.S. Private Placement

        On July 30, 2002, Rhodia completed a private placement of two series of unsecured notes guaranteed by Rhodia, Inc. and Rhodia Holding, Inc. (the "Private Placement Notes") in a total aggregate amount of U.S.$290 million to a group of U.S. investors:

  •
  U.S.$215 million of 7.75% Series A guaranteed unsecured senior notes due July 30, 2009; and

  •
  U.S.$75 million of 8.20% Series B guaranteed unsecured senior notes due July 30, 2012.

        Rhodia amended the Private Placement Notes as of September 12, 2003 to modify the stockholders' equity covenant, the net debt to EBITDA covenant ratio and the EBITDA to financial expense covenant ratio contained in this agreement because it would not have been in a position to comply with the financial covenants originally provided for as of June 30, 2003.

        The terms of the Private Placement Notes provide for a step-up in interest in the event that the rating of any of Rhodia's financial indebtedness is at any time lower than investment grade. As a result of the rating downgrade by Moody's Investor Service in February 2003, the interest rates applicable to the Series A and Series B guaranteed senior notes have increased to 9.00% and 9.45%, respectively.

Undertakings

        Leverage Ratio.    Rhodia must maintain a ratio of consolidated net indebtedness to adjusted EBITDA, as such terms are defined in the Private Placement Notes, of less than or equal to (i) 4.0 until December 31, 2004, (ii) 3.75 from January 1, 2005 to December 31, 2005 and (iii) 3.5 thereafter for the twelve-month periods ending on December 31 and June 30 of each year.

        Fixed Charge Coverage Ratio.    Rhodia must maintain a ratio of EBITDA to net financial expenses, as such terms are defined in the Private Placement Notes, of greater than or equal to 3.5 for each twelve-month period ending on a December 31 or a June 30.

        Minimum Consolidated Net Worth.    Rhodia must maintain, at all times, (i) a minimum consolidated net worth (equivalent to total stockholders equity as stated in the Company's consolidated financial statements) without giving effect to any currency translation adjustments, greater than the sum of EURO1,300 million plus 35% of consolidated net income and (ii) a minimum consolidated net worth, giving effect to currency translation adjustments, of EURO1,750 million plus 35% of consolidated net income, as such terms are defined in the Private Placement Notes.

        Other Financial Covenants.    Rhodia must maintain a certain ratio of consolidated net indebtedness to consolidated capitalization and a certain ratio of consolidated net senior indebtedness to consolidated capitalization, measured quarterly.

        In addition to a restriction on the creation or assumption of liens, the sale, transfer or other disposition of assets, and other customary restrictions, the terms of the Private Placement Notes also restrict the ability of Rhodia's subsidiaries, other than the guarantors, to incur indebtedness or to guarantee indebtedness of Rhodia and to make restricted payments, as such terms are defined in the Private Placement Notes.

        The Private Placement Notes contain customary events of default. In addition, holders of the Private Placement Notes have the right to require Rhodia to repurchase the Private Placement Notes upon a change of control of Rhodia followed by a rating downgrade.

Other Debt

Uncommitted Credit Facilities of Rhodia and its Subsidiaries

        Rhodia and its subsidiaries have entered into a number of uncommitted and/or overdraft loan and letter of credit facilities with numerous financial institutions. The majority of these facilities exist to provide working capital financing for general corporate purposes. These facilities do not typically have a specified maturity date, and lenders may generally cancel these facilities on relatively short notice.

Commercial Paper Programs

        Rhodia may issue commercial paper under two programs. Rhodia's French program allows for a maximum of EURO700 million of short-term notes and EURO250 million of medium-term notes to be issued. The Belgian program provides for the issuance of a maximum of EURO250 million of short-term notes. These obligations are pari passu with all Rhodia's other present and future unsecured and unsubordinated obligations. The programs include a limited set of covenants, including limitations on the incurrence or assumption of liens, and customary events of default.

        As of December 31, 2002, the outstanding amount under the French commercial paper program was EURO168 million and EURO7 million was outstanding under the Belgian commercial paper program.

Guarantees

        Rhodia has guaranteed indebtedness of some of its consolidated and unconsolidated subsidiaries. The total amount of the guarantees with respect to Rhodia's unconsolidated subsidiaries was EURO197 million as of December 31, 2002. This amount includes a guarantee of up to $125 million of indebtedness of Primester, a U.S. manufacturing joint venture owned equally by Rhodia and Eastman Chemicals. Certain of these guarantees require Rhodia to maintain specified financial ratios.

DESCRIPTION OF SENIOR NOTES

        You can find the definitions of certain terms used in this description under the subheading "—Certain Definitions." In this section, references to "Rhodia," "we," "us," "our" and "our company" refer only to Rhodia and not to any of its subsidiaries.

        The form and terms of the Exchange Senior Notes and the Original Senior Notes are identical in all material respects except that the transfer restrictions and registration rights applicable to the Original Senior Notes do not apply to the Exchange Senior Notes. We issued the Original Dollar Senior Notes and the Original Euro Senior Notes and will issue the Exchange Dollar Senior Notes and the Exchange Euro Senior Notes under an indenture between us and JPMorgan Chase Bank, as trustee. The terms of the Exchange Senior Notes include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act of 1939, as amended.

        The following description is a summary of the material provisions of the indentures. It does not restate those indentures in their entirety. We urge you to read the indentures because they, and not this description, define your rights as holders of the Senior Notes. Copies of the indentures are available as set forth under "Additional Information." Copies of the indentures have also been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indentures.

        The Senior Notes will be issued in registered form. The registered holder of a Senior Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indentures.

Brief Description of the Senior Notes

The Senior Notes

        The Senior Notes will be:

  •
  our unsecured obligations;

  •
  senior in right of payment to all existing and future senior subordinated and subordinated debt, including the Senior Subordinated Notes;

  •
  pari passu in right of payment to all of our existing and future unsubordinated obligations of Rhodia;

  •
  effectively subordinated to any secured debt of Rhodia to the extent of the value of the assets securing such indebtedness; and

  •
  effectively junior to all liabilities of Rhodia's subsidiaries, including guarantees by Rhodia's subsidiaries of debt of Rhodia.

        As of the date of the indentures, all of our Subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," we may from time to time designate any of our Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants in the indentures.

Listing of the Senior Notes

        The Original Senior Notes have been accepted for listing on the Luxembourg Stock Exchange. We will apply to list the Exchange Senior Notes on the Luxembourg Stock Exchange.

Principal, Maturity and Interest

        Rhodia issued $200 million in aggregate principal amount of Original Dollar Senior Notes and EURO200 million aggregate principal amount of Original Euro Senior Notes and will issue up to $200 million in aggregate principal amount of Exchange Dollar Senior Notes and up to EURO200 million aggregate principal amount of Exchange Euro Senior Notes. Subject to compliance with the covenant described below under the caption "—Certain Covenants—Incurrence of Debt and Issuance of Preferred Stock," Rhodia may issue additional Senior Notes under either Senior Notes indenture from time to time after this offering. In the case of each series, the Senior Notes and any additional Senior Notes subsequently issued under the applicable indenture will be treated as a single class for all purposes under the applicable indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Rhodia issued the Original Dollar Senior Notes and the Original Euro Senior Notes and will issue the Exchange Dollar Senior Notes and the Exchange Euro Senior Notes in denominations of $1,000 and EURO1,000, respectively, and multiples thereof. Each series of Senior Notes will mature on June 1, 2010.

        Interest on the Original Dollar Senior Notes and the Exchange Dollar Senior Notes will accrue at the rate of 7.625% per annum and interest on the Original Euro Senior Notes and the Exchange Euro Senior Notes will accrue at the rate of 8.000% per annum and, in each case, will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2003. Rhodia will make each interest payment to the holders of record on the immediately preceding May 15 and November 15.

        Interest on the Senior Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        In certain circumstances Rhodia may be required to pay Additional Amounts in cash on the Senior Notes as described below under "—Additional Amounts". Rhodia will also pay Special Interest to holders under certain circumstances pursuant to the Registration Rights Agreement. (All references to "interest" include Special Interest, if any, unless the context otherwise requires.)

Ranking

        The debt evidenced by the Senior Notes will be unsecured unsubordinated Debt of Rhodia, will rank pari passu in right of payment with all existing and future unsubordinated Debt of Rhodia and will be senior in right of payment to all existing and future Subordinated Debt of Rhodia. The Senior Notes will also be effectively subordinated to any secured debt of Rhodia to the extent of the value of the assets securing such secured debt.

        Many of the operations of Rhodia are conducted through its subsidiaries. Rhodia's subsidiaries have not initially guaranteed the Senior Notes. Claims of creditors of subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those subsidiaries, and claims of preferred and minority stockholders (if any) of those subsidiaries generally will have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of Rhodia, including holders of the Senior Notes. The Senior Notes therefore will be effectively subordinated to creditors (including trade creditors) and preferred and minority stockholders (if any) of subsidiaries of Rhodia. Although the indentures limit the incurrence of Debt and Disqualified Stock or preferred stock of Restricted Subsidiaries, the limitation is subject to a number of significant exceptions. Moreover, the indentures do not impose any limitation on the incurrence by Restricted Subsidiaries of liabilities that are not considered Debt or Disqualified Stock or preferred stock under the indentures. See "—Certain Covenants—Incurrence of Debt and Issuance of Preferred Stock". At December 31, 2002, subsidiaries of Rhodia had outstanding net financial debt to third parties of EURO399 million and had guaranteed debt of Rhodia of $290 million.

Rhodia's subsidiaries are also subject to substantial other obligations incurred in the ordinary course of business.

Methods of Receiving Payment on the Senior Notes

        Principal, premium, if any, interest, Additional Amounts, if any, and Special Interest, if any, on the Global Notes (as defined in "Form; Clearance and Settlement") will be payable at the specified office or agency of the Paying Agent (as defined below); provided that all such payments with respect to Senior Notes represented by one or more Global Notes registered in the name of or held by a nominee of DTC, Clearstream or Euroclear, as the case may be, will be made by wire transfer of immediately available funds to the account specified by the holder or holders thereof.

        Principal, premium, if any, interest, Additional Amounts, if any, and Special Interest, if any, on Definitive Registered Notes (as defined in "Form; Clearance and Settlement") will be payable at the specified office or agency of one or more Paying Agents. In addition, interest on Definitive Registered Notes may be paid by check mailed to the person entitled thereto as of the close of business on the record date immediately preceding the interest payment date for such interest as shown on the register for the Definitive Registered Notes.

Paying Agent and Registrar for the Senior Notes

        Pursuant to a paying agency agreement entered into amongst Rhodia, the trustees, the Registrar (as defined below), the transfer agents and the paying agents (each, a "Paying Agent"), Rhodia will maintain a Paying Agent for the Senior Notes in (i) the Borough of Manhattan, City of New York; (ii) Luxembourg, for so long as the Senior Notes are listed on the Luxembourg Stock Exchange and its rules so require; and (iii) Rhodia will ensure that it maintains a Paying Agent in a member state of the EU that will not be obliged to withhold or deduct for on account of tax pursuant to Council Directive 2003/48/EC of June 3, 2003 on taxation of savings income in the form of interest payments or any law implementing or complying with, or introduced in order to conform to that Directive. The initial Paying Agents will be BNP Paribas, New York branch, in New York and BNP Paribas Securities Services, Luxembourg branch, in Luxembourg (the "Principal Paying Agent").

        Rhodia will also maintain a registrar with respect to each series of Senior Notes (each, a "Registrar") initially with offices in Luxembourg and a transfer agent in each of (i) the Borough of Manhattan, City of New York; and (ii) for so long as the Senior Notes are listed on the Luxembourg Stock Exchange and its rules so require, Luxembourg. The initial Registrar will be BNP Paribas Securities Services, Luxembourg branch. The initial transfer agents will be BNP Paribas, New York branch, in New York and BNP Paribas Securities Services, Luxembourg branch, in Luxembourg. The Registrar will maintain a register reflecting ownership of the Global Notes and Definitive Registered Notes outstanding from time to time. Each transfer agent shall perform the functions of a transfer agent.

        Upon notice to the applicable trustee, Rhodia may change any Paying Agent (including the Principal Paying Agent), Registrar or transfer agent and Rhodia may act as the Paying Agent; provided, however, that in no event may Rhodia act as Paying Agent or appoint a Paying Agent in any member state of the European Union where the Paying Agent would be obliged to withhold or deduct tax in connection with any payment made by it in relation to the Senior Notes unless either (i) another Paying Agent is located in a member state where it is not obliged to withhold or deduct tax or (ii) no other member state would require a Paying Agent located therein to withhold or deduct tax in relation to such payments at a lower (or zero) rate. For so long as the Senior Notes are listed on the Luxembourg Stock Exchange and its rules so require, Rhodia will publish a notice of any change of Paying Agent, Registrar or transfer agent in a newspaper having a general circulation in Luxembourg (currently expected to be the Luxemburger Wort).

Transfer and Exchange

        A holder may transfer or exchange Senior Notes in accordance with the applicable indenture. The relevant Registrar and the applicable trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Senior Notes. Holders will be required to pay all taxes due on transfer. Rhodia is not required to transfer or exchange any Senior Note selected for redemption. Also, Rhodia is not required to transfer or exchange any Senior Note for a period of 15 days before a selection of Senior Notes to be redeemed.

Optional Redemption

        At any time prior to June 1, 2006, Rhodia may at its option on any one or more occasions redeem up to 35% of the aggregate principal amount of the Original Dollar Senior Notes and the Exchange Dollar Senior Notes at a redemption price equal to 107.625% of the principal amount and up to 35% of the Original Euro Senior Notes and the Exchange Euro Senior Notes at a redemption price equal to 108.000% of the principal amount, in each case, plus accrued and unpaid interest, Additional Amounts, if any, and Special Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1)
at least 65% of the aggregate principal amount of (i) Original Dollar Senior Notes and Exchange Dollar Senior Notes issued on the date of the applicable indenture or (ii) Original Euro Senior Notes and Exchange Euro Senior Notes issued on the date of the applicable indenture, as the case may be, remains outstanding immediately after the occurrence of such redemption (excluding Senior Notes held by Rhodia and its Subsidiaries); and

(2)
the redemption occurs within 120 days of the date of the closing of such Equity Offering.

        Except pursuant to the preceding paragraph, the Senior Notes will not be redeemable at Rhodia's option prior to June 1, 2007.

        On or after June 1, 2007, Rhodia may redeem all or a part of any or each of the Original Dollar Senior Notes and the Exchange Dollar Senior Notes and the Original Euro Senior Notes and the Exchange Euro Senior Notes upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, Additional Amounts, if any, and Special Interest, if any, on the Senior Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

Year	Euro Senior Notes	Dollar Senior Notes
	Percentage	Percentage
2007	104.000%	103.813%
2008	102.000%	101.906%
2009 and thereafter	100.000%	100.000%

        If and for so long as the Senior Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, Rhodia shall publish the notice of redemption referred to above in Luxembourg in the manner described below in "—Notices."

Mandatory Redemption

        Rhodia is not required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

Optional Redemption for Taxation Reasons

        Rhodia and its successors, if any, (each, a "Payer") may, at its option, redeem all, but not part, of either or both series of Senior Notes, at any time upon giving not less than 30 nor more than 60 days' notice to the holders thereof, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date of redemption (a "Tax Redemption Date") (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts (see "—Additional Amounts"), if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Payer determines in good faith that, as a result of:

(1)
any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Tax Jurisdiction (as defined below) affecting taxation which becomes effective after the issuance of the Senior Notes on the Issue Date (or, in the case of a successor, after the date of assumption by the successor of Rhodia's obligations hereunder); or

(2)
any change in official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change in official position becomes effective after the issuance of the Senior Notes on the Issue Date (or, in the case of a successor, after the date of assumption by the successor of Rhodia's obligations hereunder);

the Payer is, or on the next interest payment date in respect of that series of Senior Notes would be, required to pay Additional Amounts on such series of Senior Notes and the Payer cannot avoid such obligation by taking reasonable measures available to it (including, for the avoidance of doubt, the appointment of a new Paying Agent in accordance with "—Paying Agent and Registrar for the Senior Notes"). Notice of redemption for taxation reasons will be given in accordance with the procedures described below under "—Selection and Notice."

        Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Payer would be obliged to make such payment of Additional Amounts or withholding if a payment in respect of the relevant series of Senior Notes were then due. Prior to the giving of any notice of redemption described in this paragraph, the Payer shall deliver to the applicable trustee (a) an officers' certificate stating that the obligation to pay Additional Amounts cannot be avoided by the Payer taking reasonable measures available to it and (b) a written opinion of independent tax counsel of recognized standing to the effect that the circumstances referred to above exist. The applicable trustee will accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the holders.

        For the avoidance of doubt, the Payer will not be entitled to redeem the Senior Notes as a consequence of the adoption on June 3, 2003 of the Council Directive 2003/48/EC on the taxation of savings income in the form of interest payments, or any law implementing or complying with, or introduced in order to conform to, that Directive.

Additional Amounts

        All payments made by a Payer on the Senior Notes will be made without withholding or deduction for, or on account of, any taxes, assessments or other governmental charges unless the withholding or deduction of such taxes is then required by law. If any deduction or withholding for, or on account of, any taxes, assessments or other governmental charges imposed by (1) the jurisdiction where such Payer is organized or otherwise considered to be a resident for tax purposes, (2) any jurisdiction from or through which the Payer makes a payment on the Senior Notes or (3) any political subdivision or governmental authority of any of the foregoing having the power to tax (the "Relevant Tax Jurisdiction") will at any time be required in respect of any payments under the Senior Notes, the Payer will pay (to the extent lawful) to each holder of a Senior Note such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts paid to such holder will be not less than the amounts which such holder would have received in respect of such payments in the absence of such withholding or deduction; provided that the Payer will not be required to make any payment of Additional Amounts for or on account of:

(1)
any tax, assessment or other governmental charge which would not have been imposed but for (a) the existence of any present or former connection between such holder or beneficial owner and the Relevant Tax Jurisdiction, including such holder or beneficial owner being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein, but excluding, in each case, any connection arising solely from the acquisition, ownership or disposition of such Senior Notes or the receipt of any payment in respect thereof or the exercise or enforcement of any rights under the applicable indenture or the Senior Notes or (b) the presentation of a Senior Note (where presentation is required) for payment on a date more than 30 days after (i) the date on which such payment became due and payable or (ii) the date on which payment thereof is duly provided for, whichever occurs later;

(2)
any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or other similar governmental charge;

(3)
any tax, assessment or other governmental charge which is payable otherwise than by withholding or deduction from payment of (or in respect of) principal, premium or interest on the Senior Notes;

(4)
any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of the Senior Note to comply with a written request of the Payer addressed or otherwise provided to the holder (and made at a time which would enable the holder and/or beneficial owner acting reasonably to comply with that request) to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the holder or such beneficial owner, or to make any declaration or similar claim relating to such matters, which is required by a statute, regulation or administrative practice of the Relevant Tax Jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(5)
except in the case of the liquidation, dissolution or other winding-up of the Payer, any tax, assessment or other governmental charge which would not have been imposed but for the presentation of a Senior Note for payment (where presentation is required) in the Relevant Tax Jurisdiction (unless by reason of the Payer's actions, presentment could not have been made elsewhere);

(6)
any tax, assessment or other governmental charge which is imposed on a payment to an individual and is required to be made pursuant to the Council Directive 2003/48/EC on the taxation of savings income in the form of interest payments adopted on June 3, 2003 or any law implementing or complying with, or introduced in order to conform to, that Directive;

(7)
any tax, assessment or other governmental charge which could have been avoided by the presentation (where presentation is required) of the relevant Senior Note to another Paying Agent; or

(8)
any combination of the above.

        Such Additional Amounts will also not be payable where, had the beneficial owner of the Senior Note been the holder, it would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (8) inclusive above.

        If the Payer will be obligated to pay Additional Amounts with respect to any payment made on the Senior Notes, the Payer will provide the applicable trustee at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Payer shall notify such trustee promptly thereafter) an officers' certificate stating the fact that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts to holders on the relevant payment date. The Payer will provide the applicable trustee with documentation reasonably satisfactory to the trustee evidencing the payment of Additional Amounts.

        Upon request, the Payer will use all reasonable efforts to provide the applicable trustee with the official acknowledgement of the Relevant Tax Jurisdiction (or a certified copy thereof) evidencing the payment of the withholding taxes by the Payer. Copies of such documentation will be made available to the holders or the Paying Agents, as applicable, upon written request therefor.

        The Payer will pay all stamp, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies or taxes which arise from the execution, delivery or registration of the Senior Notes, the initial resale thereof by the Initial Purchasers and the enforcement of the applicable indenture, the Senior Notes and/or any related agreement following the occurrence of an Event of Default.

        All references in this prospectus to principal, premium and interest on the Senior Notes include Additional Amounts payable by the Payer in respect of such principal, premium and interest.

Repurchase at the Option of Holders

Change of Control

        If a Change of Control occurs at any time, each holder of Senior Notes will have the right to require Rhodia to repurchase all or any part (equal to $1,000 or EURO1,000, as the case may be, or a multiple thereof) of that holder's Senior Notes pursuant to a Change of Control offer on the terms set forth in the applicable indenture for a repurchase price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount of Senior Notes repurchased plus accrued and unpaid interest, Special Interest, if any, and Additional Amounts, if any, on the Senior Notes repurchased, to the date of purchase. Within 30 days following any Change of Control (except that in the case of a Change of Control pursuant to clause (4) of the definition of Change of Control such period will be 60 days), Rhodia will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the applicable indenture and described in such notice. If and for so long as the Senior Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, Rhodia will publish a copy of such notice in a leading newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort). Such notice shall contain the following information:

(1)
a Change of Control offer is being made pursuant to the covenant entitled "Repurchase at the Option of the Holders—Change of Control," and that all Senior Notes properly tendered pursuant to such Change of Control offer will be accepted for purchase;

(2)
the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is given (the "Change of Control Payment Date");

(3)
any Senior Note not properly tendered will remain outstanding and continue to accrue interest;

(4)
unless Rhodia defaults in the payment of the Change of Control Payment, all Senior Notes accepted for payment pursuant to the Change of Control offer will cease to accrue interest on the Change of Control Payment Date;

(5)
holders electing to have any Senior Notes purchased pursuant to a Change of Control offer will be required to surrender the Senior Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Notes completed, to the Paying Agent at the address specified in the notice or, if and for so long as the Senior Notes are listed on the Luxembourg Stock Exchange, the Paying Agent located in Luxembourg, prior to the close of business on the third Business Day preceding the Change of Control Payment Date; provided, however, that in relation to any Book Entry Interest, a holder of such Book Entry Interests may exercise its option to have such Book Entry Interest purchased through the facilities of DTC and/or Euroclear and/or Clearstream, in each case, subject to their rules and regulations;

(6)
holders will be entitled to withdraw their tendered Senior Notes and their election to require Rhodia to purchase such Senior Notes if the Paying Agent receives, not later than the close of business on the last day of the offer period, a telegram, telex, facsimile transmission or letter setting forth the name of such holder, the principal amount of Senior Notes tendered for purchase, and a statement that such holder is withdrawing his tendered Senior Notes and his election to have such Senior Notes purchased; and

(7)
if applicable, a holder whose Definitive Registered Notes are being purchased in part will be issued new Definitive Registered Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered, which unpurchased portion must be equal to $1,000 or EURO1,000 in principal amount, as the case may be, or a multiple thereof.

        Rhodia will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations, including any securities laws of Luxembourg, to the extent those laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indentures, Rhodia will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indentures by virtue of such conflict.

        On the Change of Control Payment Date, Rhodia will, to the extent lawful:

(1)
accept for payment all Senior Notes or portions of Senior Notes properly tendered pursuant to the Change of Control offer;

(2)
deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Senior Notes or portions of Senior Notes properly tendered; and

(3)
deliver or cause to be delivered to the applicable trustee the Senior Notes properly accepted together with an officers' certificate stating the aggregate principal amount of Senior Notes being purchased by Rhodia.

        The Paying Agent will promptly mail to each holder of Senior Notes properly tendered the purchase price for such Senior Notes, and the applicable trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any; provided that each new Senior Note will be in a principal amount of $1,000 or EURO1,000, as the case may be, or a multiple thereof.

        Rhodia has agreed that it will either repay all outstanding Debt or obtain the requisite consents, if any, under all agreements governing outstanding Debt to permit the repurchase of Senior Notes required by this covenant. Notwithstanding this agreement, however, Rhodia may be unable to obtain required consents or lack adequate financial resources to make the required purchase of the Senior Notes.

        Rhodia will publicly announce the results of the Change of Control offer on or as soon as practicable after the Change of Control Payment Date in Luxembourg in the manner described below in "—Notices" and send a copy of such announcement to the Luxembourg Stock Exchange, if and for so long as the Senior Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require.

        The provisions described above that require Rhodia to make a Change of Control offer following a Change of Control will be applicable whether or not any other provisions of the indentures are applicable. Except as described above with respect to a Change of Control, the indentures do not contain provisions that permit the holders of the Senior Notes to require that Rhodia repurchase or redeem the Senior Notes in the event of a takeover, recapitalization or similar transaction.

        Rhodia will not be required to make a Change of Control offer upon a Change of Control if a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indentures applicable to a Change of Control offer by Rhodia and purchases all Senior Notes properly tendered and not withdrawn under the Change of Control offer.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Rhodia and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Senior Notes to require Rhodia to repurchase its Senior Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Rhodia and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

        Rhodia will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)
Rhodia (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of, with such fair market value being determined in good faith (a) in the case of Asset Sales for aggregate consideration less than or equal to EURO50 million, by a Senior Financial Officer of Rhodia; and (b) in the case of Asset Sales for aggregate consideration in excess of EURO50 million, by Rhodia's Board of Directors; and

(2)
at least 75% of the consideration received in the Asset Sale by Rhodia or such Restricted Subsidiary is in the form of cash or Replacement Assets, or a combination of both; provided,

  however, that such percentage in respect of a particular Asset Sale may be less than 75% so long as at least 75% of the consideration received in such Asset Sale by Rhodia or such Restricted Subsidiary, when taken together with the aggregate consideration received by Rhodia and its Restricted Subsidiaries with respect to all other Asset Sales during (A) the twelve-month period immediately preceding the date of such Asset Sale or (B) if shorter, the period beginning on the Issue Date and ending on the date of the Asset Sale, is in the form of cash or Replacement Assets, or a combination of both. For purposes of this provision, each of the following will be deemed to be cash:

  (a)
  any liabilities, as shown on Rhodia's most recent consolidated balance sheet, of Rhodia or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Senior Notes) that are assumed by the transferee of any such assets pursuant to an agreement that releases Rhodia or such Restricted Subsidiary from further liability or with respect to which the transferee has granted a full and complete indemnity to Rhodia or such Restricted Subsidiary;

  (b)
  any securities, notes or other obligations received by Rhodia or any such Restricted Subsidiary from such transferee that are converted by Rhodia or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion, within 180 days after receipt; and

  (c)
  Cash Equivalents.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Rhodia or any Restricted Subsidiary may apply those Net Proceeds:

(1)
to repay (or repurchase) any Debt of Rhodia or a Restricted Subsidiary other than Subordinated Debt;

(2)
to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business (including by means of a merger, consolidation or other business combination permitted under the applicable indenture);

(3)
to make a capital expenditure; or

(4)
to acquire other long-term assets that are used or useful in a Permitted Business.

        Pending the final application of any Net Proceeds, Rhodia and any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indentures.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds EURO30 million, Rhodia will, within 30 days, make an offer to all holders of Senior Notes, and, at Rhodia's option, to all holders of other Debt that is pari passu with the Senior Notes, to purchase the maximum principal amount of Senior Notes and such other pari passu Debt that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale offer will be equal to 100% of the principal amount of the Senior Notes being repurchased plus accrued and unpaid interest and Special Interest and Additional Amounts, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale offer, Rhodia may use those Excess Proceeds for any purpose not otherwise prohibited by the indentures. If the aggregate principal amount of Senior Notes and other pari passu Debt tendered into such Asset Sale offer exceeds the amount of Excess Proceeds, the Excess Proceeds will be allocated to the Senior Notes and such other pari passu Debt on a pro rata basis (based upon the respective principal amounts of the Senior Notes and such other pari passu Debt tendered into such Asset Sale Offer) and the portion of each Senior Note to be purchased will be thereafter determined on a pro rata basis among the holders of such Notes with appropriate adjustments such that the Senior Notes may only be purchased in integral multiples of $1,000 or EURO1,000, as applicable. Upon completion of each Asset Sale offer, the amount of Excess Proceeds will be reset at zero.

        Rhodia will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Senior Notes pursuant to an Asset Sale offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Rhodia will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indentures by virtue of such conflict.

Certain Limits and Defaults

        The agreements governing our other Debt contain prohibitions of certain events, including events that would constitute an Asset Sale or Change of Control. In addition, the exercise by the holders of Senior Notes of their right to require us to repurchase the Senior Notes upon an Asset Sale or Change of Control could cause a default under these other agreements, even if the Asset Sale or Change of Control does not, due to the financial effect of such repurchases on us. Any future credit agreements or other agreements relating to Debt to which Rhodia or any Restricted Subsidiary becomes party may contain similar restrictions and provisions. Finally, our ability to pay cash to the holders of Senior Notes upon a repurchase may be limited by our then existing financial resources. Our failure to make or consummate an Asset Sale or Change of Control offer or pay the applicable Asset Sale or Change of Control payment when due would result in an Event of Default and would give the trustees and the holders of the Senior Notes the rights described below under the caption "—Events of Default and Remedies" and which, in turn would constitute a default under certain other Debt.

Selection and Notice

        If less than all of the Original Dollar Senior Notes, the Exchange Dollar Senior Notes, the Original Euro Senior Notes or the Exchange Euro Senior Notes, as the case may be, are to be redeemed at any time, the applicable trustee will select Senior Notes for redemption on a pro rata basis, unless such method is impractical in the reasonable opinion of the applicable trustee, then by lot or by such method as that trustee deems fair and appropriate.

        No Senior Notes of $1,000 or EURO1,000, as the case may be, or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Senior Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Senior Notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional. If and for so long as the Senior Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, Rhodia shall publish such notice in Luxembourg in the manner described below in "—Notices" and send a copy of such notice to the Luxembourg Stock Exchange.

        If any Senior Note is to be redeemed in part only, the notice of redemption that relates to that Senior Note will state the portion of the principal amount of that Senior Note that is to be redeemed. A new Senior Note in principal amount equal to the unredeemed portion of the original Senior Note will be issued in the name of the holder of Senior Notes upon cancellation of the original Senior Note. Senior Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Senior Notes or portions of them called for redemption.

Certain Covenants

Suspension of Covenants when Senior Notes Rated Investment Grade

        If on any date following the date of the applicable indenture, the series of Senior Notes issued under that indenture has an Investment Grade Rating from both of the Rating Agencies and no Default or Event of Default has occurred and is continuing (a "Suspension Event"), then, beginning on that day and continuing until such time, if any, at which that series of Senior Notes ceases to have an Investment Grade Rating from either of the Rating Agencies, the provisions of the applicable indenture summarized under the following captions will not apply to that series of Senior Notes:

(1)
"—Repurchase at the Option of Holders";

(2)
"—Certain Covenants—Restricted Payments";

(3)
"—Certain Covenants—Incurrence of Debt and Issuance of Preferred Stock";

(4)
"—Certain Covenants—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries";

(5)
"—Certain Covenants—Limitations on Issuances of Guarantees of Debt";

(6)
"—Certain Covenants—Merger, Consolidation or Sale of Assets" (but only clause (4) of such covenant);

(7)
"—Certain Covenants—Transactions with Affiliates";

(8)
"—Certain Covenants—Sale and Leaseback Transactions" (but only the first paragraph of such covenant);

(9)
"—Certain Covenants—Payments for Consent"; and

(10)
"—Certain Covenants—Business Activities".

        Such covenants will again apply according to their terms from the first day on which a Suspension Event ceases to be in effect. Such covenants will not, however, be of any effect with regard to actions of Rhodia properly taken during the continuance of the Suspension Event, and the "Restricted Payments" covenant will be interpreted as if it had been in effect since the date of the applicable indenture except that no default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended.

Restricted Payments

        Rhodia will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)
declare or pay any dividend or make any other payment or distribution on account of Rhodia's Equity Interests or any Restricted Subsidiary's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Rhodia or any Restricted Subsidiary) or to the direct or indirect holders of Rhodia's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such, other than:

(x)
dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Rhodia; or

(y)
dividends or distributions by a Restricted Subsidiary on any class of its Capital Stock so long as, in the case of any dividend or distribution by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, Rhodia or another Restricted Subsidiary of Rhodia, as the case may be, receives at least its pro rata share of such dividend or distribution (based on its ownership of the relevant class of Capital Stock);

(2)
purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Rhodia) any Equity Interests of Rhodia;

(3)
make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt, except a payment of interest or principal at the Stated Maturity thereof (other than (x) intercompany Debt permitted under clause (7) of the covenant described below under the caption "—Incurrence of Debt and Issuance of Preferred Stock" and (y) the purchase, repurchase or other acquisition of such subordinated Debt purchased in anticipation of satisfying a payment of principal at the Stated Maturity thereof, in each case within one year of such Stated Maturity); or

(4)
make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

        unless, at the time of and after giving effect to such Restricted Payment:

(1)
no Default or Event of Default has occurred and is continuing;

(2)
Rhodia could incur at least EURO1.00 of additional Debt pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Debt and Issuance of Preferred Stock"; and

(3)
such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Rhodia and its Restricted Subsidiaries after the date of the indentures (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7) and (8) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a)
50% of the Consolidated Net Income of Rhodia for the period (taken as one accounting period) from the beginning of the fiscal quarter in which the Senior Notes are issued to the end of Rhodia's most recently ended fiscal quarter for which financial statements are publicly available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b)
100% of the aggregate net cash proceeds received by Rhodia since the date of the indentures (i) as a contribution to its common equity capital or from the issue or sale of Equity Interests of Rhodia (other than Disqualified Stock) or (ii) from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Rhodia upon conversion into or exchange for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Rhodia), plus

(c)
100% of the fair market value as of the date of issuance of any Equity Interests (other than Disqualified Stock) issued by Rhodia as consideration for the purchase by Rhodia or any of its Restricted Subsidiaries of all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business (including by means of a merger, consolidation or other business combination permitted under the indentures), plus

(d)
to the extent that any Restricted Investment that was made after the date of the indentures is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

(e)
to the extent that any Unrestricted Subsidiary of Rhodia is redesignated as a Restricted Subsidiary after the date of the indentures, the lesser of (i) the fair market value of Rhodia's Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

        The preceding provisions will not prohibit:

(1)
the payment of any dividend within five months after the date on which a dividend is publicly announced by the Board of Directors of Rhodia, if at the date of announcement the dividend payment would have complied with the provisions of the indentures;

(2)
the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Debt of Rhodia or any Restricted Subsidiary or of any Equity Interests of Rhodia or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of Rhodia) of, Equity Interests of Rhodia (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

(3)
the defeasance, redemption, repurchase or other acquisition of Subordinated Debt of Rhodia or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Debt;

(4)
so long as no Default or Event of Default shall have occurred and be continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Rhodia or any Restricted Subsidiary of Rhodia from employees, former employees, directors or former directors of Rhodia or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of the employment of such employees or former employees or termination of the term of such director or former director; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed EURO3 million in any twelve-month period;

(5)
the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Rhodia issued in accordance with the covenant described below under the caption "—Incurrence of Debt and Issuance of Preferred Stock" to the extent such dividends are included in the definition of Fixed Charges;

(6)
so long as no Default or Event of Default shall have occurred and be continuing, the payment of dividends to holders of Rhodia's common stock in respect of the fiscal year ended December 31, 2002; provided that any such dividend paid pursuant to this clause (6) shall not exceed the amount publicly announced by Rhodia's Board of Directors on February 5, 2003;

(7)
payment of any Receivables Fees; or

(8)
so long as no Default or Event of Default shall have occurred and be continuing, other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (8), not to exceed EURO40 million, with no more than EURO20 million to be paid in any one fiscal year.

        The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Rhodia or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined in good faith (a) in the case of assets or securities valued at more than EURO10 million and less than or equal to EURO50 million, by a Senior Financial Officer of Rhodia and set forth in a certificate to the trustee from such officer, and (b) in the case of assets or securities valued at more than EURO50 million, by Rhodia's Board of Directors (whose resolution with respect thereto will be final and binding) and set forth in an officers' certificate delivered to the trustee.

Incurrence of Debt and Issuance of Preferred Stock

        Rhodia will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Debt (including Acquired Debt), and Rhodia will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Rhodia may incur Debt (including Acquired Debt) or issue Disqualified Stock, if the Fixed Charge Coverage Ratio for Rhodia's most recently ended four full fiscal quarters for which financial statements are publicly available immediately preceding the date on which such additional Debt is incurred or such Disqualified Stock is issued would have been at least 2.25 to 1 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Debt had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period. In addition, at any time when a Restricted Subsidiary is a Subsidiary Guarantor that has Guaranteed Debt of Rhodia, any incurrence of Debt by Rhodia permitted by the preceding sentence may be incurred by any such Subsidiary Guarantor.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Debt, Disqualified Stock or preferred stock, as applicable (collectively, "Permitted Debt"):

(1)
the incurrence by Rhodia or any of its Restricted Subsidiaries (and the Guarantee thereof by any Restricted Subsidiary or Rhodia, as applicable) of Debt and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Rhodia and the Restricted Subsidiaries thereunder), not to exceed EURO1.3 billion, less the aggregate amount of all Net Proceeds of Asset Sales applied by Rhodia or any of its Restricted Subsidiaries since the date of issuance of the Senior Notes to repay any Debt under the Credit Facilities pursuant to the second paragraph of the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales";

(2)
the incurrence by Rhodia and its Restricted Subsidiaries of the Existing Debt;

(3)
the incurrence by Rhodia, and the Guarantee of any Subsidiary Guarantor, of Debt represented by the Senior Notes and the Senior Subordinated Notes issued on the date of the indentures and the Exchange Senior Notes and the Exchange Senior Subordinated Notes issued pursuant to the Registration Rights Agreement;

(4)
the incurrence by Rhodia or any of its Restricted Subsidiaries of Debt represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property (real or personal), plant or equipment (whether through the direct purchase of assets or through the purchase of the Capital Stock of any Person owning such assets) used in the business of Rhodia or such Restricted Subsidiary, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Debt incurred to refund, refinance or replace any Debt incurred pursuant to this clause (4), not to exceed 5% of the Consolidated Net Tangible Assets of Rhodia and its Restricted Subsidiaries;

(5)
the incurrence by Rhodia or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to refund, refinance or replace Debt (other than intercompany Debt) that was permitted by the indentures to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5) or (14) of this paragraph;

(6)
the incurrence by Rhodia or any of its Restricted Subsidiaries of obligations with respect to letters of credit securing obligations entered into in the ordinary course of business to the extent such letters of credit are not drawn upon or, if drawn upon, such drawing is reimbursed within five Business Days following receipt of a demand for reimbursement;

(7)
the incurrence by Rhodia or any of its Restricted Subsidiaries of intercompany Debt between or among Rhodia and any of its Restricted Subsidiaries; provided, however, that:

(a)
if Rhodia or a Subsidiary Guarantor is the obligor on such Debt, such Debt must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Senior Notes or the Guarantee of the Subsidiary Guarantor, as the case may be; and

(b)
(i) any subsequent issuance or transfer of Equity Interests that results in any such Debt being held by a Person other than Rhodia or a Restricted Subsidiary of Rhodia and (ii) any sale or other transfer of any such Debt to a Person that is not either Rhodia or a Restricted Subsidiary of Rhodia will be deemed, in each case, to constitute an incurrence of such Debt by Rhodia or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

(8)
the issuance of shares of preferred stock by a Restricted Subsidiary to Rhodia or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which, in either case, results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to Rhodia or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock that was not permitted by this clause (8);

(9)
the incurrence by Rhodia or any of its Restricted Subsidiaries of:

(a)
Hedging Obligations incurred in the ordinary course of business and not for speculative purposes; and

(b)
Debt in respect of performance, surety or appeal bonds provided in the ordinary course of business;

(10)
the guarantee by Rhodia or any of its Restricted Subsidiaries of Debt of Rhodia or a Restricted Subsidiary of Rhodia that was permitted to be incurred by another provision of this covenant;

(11)
the incurrence by Rhodia or any of its Restricted Subsidiaries of Debt represented by letters of credit for the account of Rhodia or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, environmental remediation or other environmental matters or payment obligations in connection with self-insurance or similar requirements, in each case to the extent arising in the ordinary course of business;

(12)
the incurrence by Rhodia or a Restricted Subsidiary of Debt to the extent the net proceeds thereof are promptly deposited to defease the Senior Notes as described below under the caption "—Legal Defeasance and Covenant Defeasance";

(13)
the incurrence by Rhodia or any of its Restricted Subsidiaries of Debt arising from the honoring by a bank or other financial institution of a check, draft or similar institution inadvertently drawn against insufficient funds in the ordinary course of business provided such Debt is extinguished within 10 days of occurrence; and

(14)
the incurrence by Rhodia or any of its Restricted Subsidiaries of additional Debt or the issuance of Disqualified Stock by Rhodia or preferred stock by any Restricted Subsidiary in an aggregate principal amount or liquidation preference (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Debt incurred to refund, refinance or replace any Debt incurred pursuant to this clause (14), not to exceed EURO125 million.

        For purposes of determining compliance with this "Incurrence of Debt and Issuance of Preferred Stock" covenant:

(1)
in the event that an item of proposed Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Rhodia will be permitted to classify such item of Debt on the date of its incurrence, or, subject to clause (2) below, later reclassify all or a portion of such item of Debt, in any manner that complies with this covenant;

(2)
Debt under Credit Facilities outstanding on the date of the indentures will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt and Rhodia will not be permitted to reclassify any portion of such Debt thereafter;

(3)
the outstanding principal amount of any particular Debt shall be counted only once and any obligations arising under any guarantee, Lien, letter of credit or similar instrument supporting such Debt shall not be double counted;

(4)
the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Debt in the form of additional Debt with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Debt or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of Rhodia as accrued; and

(5)
the maximum amount of Debt that Rhodia or a Restricted Subsidiary may incur pursuant to this covenant will not be deemed to be exceeded, with respect to any outstanding Debt, due solely to the result of fluctuations in the exchange rates of currencies.

Liens

        Rhodia will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any asset now owned or hereafter acquired, to secure Debt, Attributable Debt or other obligations, unless all payments due under the indentures and the Senior Notes or such Subsidiary Guarantor's Guarantee of the Senior Notes, as the case may be, are secured on an equal and ratable basis with (or prior to) the obligations so secured until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        Rhodia will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)
pay dividends or make any other distributions on its Capital Stock to Rhodia or any of its Restricted Subsidiaries;

(2)
make loans or advances to Rhodia or any of its Restricted Subsidiaries or to make required payments in respect thereof; or

(3)
transfer any of its properties or assets to Rhodia or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)
agreements in effect on the date of the indentures, including the Credit Facilities, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements and any new agreements, provided that the encumbrances or restrictions contained in any such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or new agreements, taken as a whole, are not materially more restrictive than the encumbrances or restrictions contained in agreements in place on the date of the indentures;

(2)
the indentures, the Senior Notes and Exchange Senior Notes, any Guarantee of the Senior Notes and Exchange Senior Notes, the Senior Subordinated Notes indentures, the Senior Subordinated Notes and Exchange Senior Subordinated Notes and any Guarantee of the Senior Subordinated Notes and Exchange Senior Subordinated Notes;

(3)
any applicable law, rule, regulation or order;

(4)
any instrument governing Debt or Capital Stock of a Person acquired by Rhodia or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the property or assets of the Person so acquired, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those instruments, provided that the encumbrances or restrictions contained in any such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, taken as a whole, are not materially more restrictive than the encumbrances or restrictions contained in instruments in effect on the date of acquisition;

(5)
customary non-assignment provisions in leases or other agreements entered into in the ordinary course of business and consistent with past practices;

(6)
purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(7)
any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8)
Permitted Refinancing Debt, provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt, taken as a whole, are not materially more restrictive than those contained in the agreements governing the Debt being refinanced;

(9)
Liens securing Debt otherwise permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" or below under the caption "—Sale and Leaseback Transactions" that limit the right of the debtor to dispose of the assets subject to such Liens;

(10)
customary provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(11)
restrictions on cash or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business; and

(12)
restrictions created in connection with any Receivables Facility that, in the good faith determination of the Board of Directors, are necessary or advisable to effect such Receivables Facility.

Limitations on Issuances of Guarantees of Debt

        Rhodia will not permit any Restricted Subsidiary to, directly or indirectly, Guarantee any Debt of Rhodia (other than the granting by such Restricted Subsidiary of a Permitted Lien under circumstances which do not otherwise constitute the Guarantee of Debt of Rhodia) unless such Restricted Subsidiary simultaneously executes and delivers to the trustees supplemental indentures providing for the Guarantee of payment of the Senior Notes by such Restricted Subsidiary which Guarantee shall be senior to or pari passu with such Subsidiary's Guarantee of such other Debt. Upon the execution and delivery of such supplemental indentures, such Restricted Subsidiary shall become a Subsidiary Guarantor. Each Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such Restricted Subsidiary, illegal or voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

        Notwithstanding the foregoing, any Guarantee of the Senior Notes created pursuant to the provisions described in the foregoing paragraph shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (a) such Subsidiary ceasing to be a Restricted Subsidiary (including as a result of any sale, exchange or transfer, to any Person, of all of Rhodia's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary) pursuant to the applicable indenture or (b) the release by the holders of the Debt of Rhodia described in the preceding paragraph of their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Debt), at a time when (i) no other Debt of Rhodia has been guaranteed by such Restricted Subsidiary; or (ii) the holders of all such other Debt which is guaranteed by such Restricted Subsidiary also release their Guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Debt) and, in either such case, such Restricted Subsidiary is not obligated in respect of any Debt incurred by such Restricted Subsidiary under the provisions described in the last sentence of the first paragraph under the caption "—Incurrence of Debt and Issuance of Preferred Stock". This covenant will not apply to any Guarantees or pledges of assets existing on the date of the indentures.

        In the event that a Subsidiary Guarantor enters into a Guarantee of the Senior Notes or a Subsidiary Guarantor is released from its obligations under its Guarantee of the Senior Notes, and if and for so long as the Senior Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, Rhodia will publish notice of the release of or the granting of such Guarantee in Luxembourg in the manner described below in "—Notices", send a copy of such notice to the Luxembourg Stock Exchange and, in the case of the granting of a new Guarantee, deposit a copy of such Guarantee with the Luxembourg Stock Exchange and the Paying Agent at its office in Luxembourg.

Merger, Consolidation or Sale of Assets

        Rhodia may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Rhodia is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Rhodia and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)
either: (a) Rhodia is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Rhodia) or to which such sale, assignment, transfer, conveyance or other disposition has been made is organized or existing under the laws of any state which is a member of the European Union, Canada, the United States of America or any State thereof, or the District of Columbia;

(2)
the Person formed by or surviving any such consolidation or merger (if other than Rhodia) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Rhodia under the Senior Notes, the indentures and the Registration Rights Agreement (including the obligation to pay Additional Amounts, if any, in its Relevant Tax Jurisdiction) pursuant to agreements in form reasonably satisfactory to the trustees;

(3)
immediately after such transaction, no Default or Event of Default exists; and

(4)
Rhodia or the Person formed by or surviving any such consolidation or merger (if other than Rhodia), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least EURO1.00 of additional Debt pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Debt and Issuance of Preferred Stock."

        Notwithstanding the foregoing clause (4), if

  (a)
  any Restricted Subsidiary consolidates with, merges into or transfers all or substantially all of its properties and assets to Rhodia or to any other Restricted Subsidiary of Rhodia, or

  (b)
  Rhodia merges with an Affiliate owned 100% (other than directors' qualifying shares) by a Parent Company of Rhodia organized solely for the purpose of incorporating Rhodia in any state which is a member of the European Union, Canada or the United States of America or any State thereof, or the District of Columbia to realize tax or other benefits so long as the amount of Debt of Rhodia and its Restricted Subsidiaries is not increased thereby, and so long as Rhodia or its successor shall not, as a result of such transaction, be required to pay Additional Amounts, then no violation of this covenant will be deemed to have occurred, as long as the requirements of clauses (1), (2) and (3) of this covenant are satisfied.

        In addition, Rhodia may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. Except for clause (1)(b) of the preceding paragraph, this "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Rhodia and its Restricted Subsidiaries.

Transactions with Affiliates

        Rhodia will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

(1)
the Affiliate Transaction is on terms, when taken as a whole, that are no less favorable to Rhodia or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Rhodia or such Restricted Subsidiary with an unrelated Person; and

(2)
Rhodia delivers to the trustees:

(a)
with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of EURO10 million and less than or equal to EURO50 million, a certificate of a Senior Financial Officer of Rhodia and one member of the executive committee of Rhodia other than the Senior Financial Officer certifying that such Affiliate Transaction complies with this covenant; and

(b)
with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of EURO50 million, (i) a resolution of the Board of Directors of Rhodia set forth in an officers' certificate certifying that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (ii) an opinion as to the fairness to Rhodia of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of international standing.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)
any employment, compensation, benefit or indemnification agreement or arrangement (and any payments or other transactions pursuant thereto) entered into by Rhodia or any of its Restricted Subsidiaries in the ordinary course of business with an officer, employee or director and any transactions pursuant to stock option plans, stock ownership plans and employee benefit plans or arrangements;

(2)
transactions between or among Rhodia and/or its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary as a result of any such transaction);

(3)
payment of reasonable fees to directors who are not otherwise employees of Rhodia;

(4)
Restricted Payments that are permitted by the provisions described above under the caption "—Restricted Payments";

(5)
loans or advances to employees or consultants in the ordinary course of business of Rhodia or its Restricted Subsidiaries;

(6)
sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(7)
purchases from and sales to joint venture entities existing on the date of the indentures of chemicals and products in the ordinary course of business, so long as such purchases and sales are on terms which, taken as a whole, are no less favorable to Rhodia or the Relevant Subsidiary than those that would have been obtained in a comparable transaction by Rhodia or such Restricted Subsidiary with an unrelated Person; and

(8)
transactions pursuant to or contemplated by any agreement of Rhodia or any Restricted Subsidiary as in effect as of the date of the indentures or any amendment thereto or any replacement agreement so long as any such amendment or replacement agreement, taken as a whole, is not materially more disadvantageous to the holders of Senior Notes than the original agreement as in effect on the date of the indentures.

Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of Rhodia may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Rhodia and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "—Restricted Payments" or Permitted Investments, as determined by Rhodia. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Sale and Leaseback Transactions

        Prior to a Suspension Event and at any time that a Suspension Event is not continuing, Rhodia will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that Rhodia or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(1)
Rhodia or that Restricted Subsidiary, as applicable, could have (a) incurred Debt in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "—Incurrence of Debt and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Debt pursuant to the covenant described above under the caption "—Liens";

(2)
the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an officers' certificate delivered to the trustee, of the property that is the subject of that Sale and Leaseback Transaction; and

(3)
the transfer of assets in that Sale and Leaseback Transaction is permitted by, and Rhodia applies the proceeds of such transaction in compliance with, the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

        During the continuance of a Suspension Event, Rhodia will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction involving any Principal Property, except for any Sale and Leaseback Transaction involving a lease not exceeding three years, unless:

(1)
Rhodia or that Restricted Subsidiary, as applicable, would be entitled to incur Debt secured by a Lien on that Principal Property without equally and ratably securing the Senior Notes;

(2)
an amount equal to the Attributable Debt of the Sale and Leaseback Transaction is applied within 180 days to:

(a)
the voluntary retirement of any Debt of Rhodia or any Restricted Subsidiary maturing more than one year after the date incurred, and which is pari passu in right of payment with the Senior Notes; or

(b)
the purchase of other property that will constitute Principal Property having a value at least equal to the net proceeds of the sale; or

(3)
Rhodia or that Restricted Subsidiary, as applicable, delivers to the trustees for cancellation Senior Notes in an aggregate principal amount at least equal to the net proceeds of the sale.

        Notwithstanding the foregoing, after a Suspension Event, Rhodia may enter into Sale and Leaseback Transactions that would not otherwise be permitted under the limitations described in the preceding paragraph, provided that the sum of the aggregate amount of all Debt of Rhodia and its Restricted Subsidiaries that is secured by Liens on any properties or assets of Rhodia and any Restricted Subsidiaries (other than (1) Debt secured solely by Permitted Liens, (2) Debt that is secured equally and ratably with (or on a basis subordinated to) the Senior Notes and (3) the Senior Notes) and the aggregate amount of all Attributable Debt of Rhodia and its Restricted Subsidiaries with respect to all Sale and Leaseback Transactions outstanding at such time (other than Sale and Leaseback Transactions permitted by the preceding paragraph) would not exceed 5% of the Consolidated Net Tangible Assets of Rhodia and its Restricted Subsidiaries.

Business Activities

        Rhodia will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as would not be material to Rhodia and its Restricted Subsidiaries taken as a whole.

Payments for Consent

        Rhodia will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Senior Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indentures or the Senior Notes unless such consideration is offered to be paid and is paid to all holders of the Senior Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

        The indentures will require Rhodia to file with the SEC (and make available to the trustee and the holders of the Senior Notes (without exhibits), without cost to each holder, within 15 days after it files them with the SEC):

(1)
within six months after the end of each fiscal year, annual reports on Form 20-F, or any successor form containing the information required to be contained therein, or required in such successor form and including, to the extent permitted under applicable law and SEC regulations, a U.S. GAAP reconciliation in substantially the form set out in the Form 20-F of Rhodia for the year ended December 31, 2001; provided that such reconciliation shall be made to U.S. GAAP as in effect on the date of such report or financial information;

(2)
within 120 days after the end of each fiscal year, reports on Form 6-K, or any successor form, attaching (a) audited consolidated financial statements for Rhodia for such fiscal year (and for the prior two years), in each case prepared in accordance with French GAAP including, to the extent permitted under applicable law and SEC regulations, a U.S. GAAP reconciliation in substantially the form set out in the Form 20-F of Rhodia for the year ended December 31, 2001, and (b) the information relating to Rhodia described in Item 5 of Form 20-F (i.e., Operating and Financial Review and Prospects);

(3)
within 75 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K, or any successor form, attaching (a) unaudited consolidated financial statements (including a consolidated statement of income, consolidated balance sheet and consolidated statement of cash flows) for Rhodia for such period (and, beginning with the fiscal quarter ending June 30, 2004, the comparable period reported in the prior year), in each case, prepared in accordance with French GAAP (as in effect on the date of such report or financial information) including, to the extent permitted under applicable law and SEC regulations a

  U.S. GAAP reconciliation in substantially the form set out in the Form 6-K of Rhodia for the 6-month period ended June 30, 2002; provided that such reconciliations shall be made to U.S. GAAP as in effect on the date of such report or financial information and (b) information relating to Rhodia described in Item 5 of Form 20-F (i.e., Operating and Financial Review and Prospects) in a similar manner to, and to the extent included in, the Form 6-K of Rhodia for the 6-month period ended June 30, 2002;

(4)
promptly, from time to time, after the occurrence of any event required to be therein reported, other reports on Form 6-K or any successor form; and

(5)
promptly, from time to time, all other information that would be required to be contained in a report on Form 8-K (as such form is in effect on the issue date of the Senior Notes) if Rhodia were required to file such reports (and such information may be provided in a report on Form 6-K); provided, however, that Rhodia shall not be required to file a report on Form 6-K or 8-K pursuant to this clause (5) if the information or event that gave rise to the obligation to file such report is disclosed in a report referred to in clause (1), (2), (3) or (4) above which is filed within 30 days of the date on which a report would otherwise have been required to be filed pursuant to this clause (5);

provided that Rhodia shall not be obliged to file any reports referred to in clauses (1) through (5) above with the SEC if the SEC does not permit such filing, in which event Rhodia will provide such information to the trustee and holders of the Senior Notes, in each case within 15 days after the time Rhodia would have been required to file such information with the Commission pursuant to the foregoing.

        In addition, so long as the Senior Notes remain outstanding and during any period during which Rhodia is not subject to Section 13 or 15(d) of the Exchange Act nor exempt therefrom pursuant to Rule 12g3-2(b), Rhodia will furnish to holders of the Senior Notes and prospective purchasers of the Senior Notes upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        So long as the Senior Notes are listed on the Luxembourg Stock Exchange, copies of the information and reports referred to in clauses (1) through (5) of the first paragraph above will be available during normal business hours at the offices of the Paying Agent in Luxembourg.

Events of Default and Remedies

        With respect to each series of Senior Notes, each of the following is an Event of Default:

(1)
default for 30 days in the payment when due of interest on, or Additional Amounts or Special Interest with respect to, such Senior Notes;

(2)
default in payment when due of the principal of or premium, if any, on such Senior Notes;

(3)
failure by Rhodia or any of its Restricted Subsidiaries to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control" or "—Certain Covenants—Merger, Consolidation or Sale of Assets";

(4)
failure by Rhodia or any of its Restricted Subsidiaries for 60 days after notice from the applicable trustee or the holders of at least 25% in aggregate principal amount of that series of the Senior Notes outstanding (a copy of which notice from the holders shall be delivered to the applicable trustee) to comply with any of the other agreements in the indenture;

(5)
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by Rhodia or any of its Significant Subsidiaries (or the payment of which is guaranteed by Rhodia or any of its

  Significant Subsidiaries) whether such Debt or guarantee now exists, or is created after the date of the indenture, if that default:

  (a)
  is caused by a failure to pay principal of, or interest or premium, if any, on such Debt after the expiration of the grace period provided in such Debt on the date of such default (a "Payment Default"); or

  (b)
  results in the acceleration of such Debt prior to its express maturity,

  and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates EURO35 million or more and has not been discharged in full or such acceleration rescinded or annulled within 20 days of such Payment Default or acceleration;

(6)
failure by Rhodia or any of its Significant Subsidiaries to pay final, non-appealable judgments aggregating in excess of EURO35 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7)
any Guarantee of the Senior Notes required by the applicable indenture ceases to be in full force and effect (except as contemplated by the terms thereof) or any Subsidiary Guarantor or Person acting by or on behalf of such Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor's obligations under such Guarantee and such Default continues for 30 days after receipt of the notice specified in the applicable indenture; and

(8)
certain events of bankruptcy or insolvency described in the applicable indenture with respect to Rhodia or any of its Significant Subsidiaries.

        In the case of an Event of Default described above in clause (8), all outstanding Senior Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the applicable trustee or the holders of at least 25% in principal amount of the then outstanding Senior Notes of the applicable series may declare that series of the Senior Notes to be due and payable immediately.

        Holders of the Senior Notes may not enforce the applicable indenture or Senior Notes except as provided in such indenture. Subject to certain limitations, with respect to either series of Senior Notes, holders of a majority in principal amount of the then outstanding Senior Notes of that series may direct the applicable trustee in its exercise of any trust or power. The applicable trustee may withhold from holders of the Senior Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, premium, interest, Additional Amounts or Special Interest.

        With respect to either series of Senior Notes, the holders of a majority in aggregate principal amount of Senior Notes of that series then outstanding by notice to the applicable trustee may on behalf of the holders of that series of Senior Notes waive any existing Default or Event of Default and its consequences under the applicable indenture except a continuing Default or Event of Default in the payment of principal, premium, interest, Additional Amounts or Special Interest on that series of Senior Notes.

        Rhodia is required to deliver to the trustees annually a statement regarding compliance with the indentures. Upon becoming aware of any Default or Event of Default, Rhodia is required to deliver to the trustees a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of Rhodia, as such, will have any liability for any obligations of Rhodia under the Senior Notes, the indentures, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Senior Notes by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        Rhodia may, at its option and at any time, elect to have all of its obligations, and all obligations of any Subsidiary Guarantor's Guarantee of the Senior Notes, discharged with respect to either or both series of Senior Notes ("Legal Defeasance") except for:

(1)
the rights of holders of outstanding Senior Notes to receive payments in respect of the principal of, or interest, premium, Additional Amounts and Special Interest, if any, on such Senior Notes when such payments are due from the trust referred to below;

(2)
Rhodia's obligations with respect to the Senior Notes concerning issuing Senior Notes, registration, exchange and transfer of Senior Notes, mutilated, destroyed, lost or stolen Senior Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)
the rights, powers, trusts, duties and immunities of the trustees, and Rhodia's and the Subsidiary Guarantor's, if any, obligations in connection therewith; and

(4)
the Legal Defeasance provisions of the indentures.

        In addition, Rhodia may, at its option and at any time, elect to have the obligations of Rhodia and any Subsidiary Guarantors released with respect to certain covenants in either or both indentures ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the applicable Senior Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, and insolvency events) described under "—Events of Default and Remedies" will no longer constitute Events of Default with respect to the applicable Senior Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)
Rhodia must irrevocably deposit with the applicable trustee, in trust, for the benefit of the holders of the applicable Senior Notes, cash in U.S. dollars or U.S. dollar-denominated non-callable Government Securities, or a combination thereof, in the case of Dollar Senior Notes, and cash in euro or euro-denominated non-callable Government Securities, or a combination thereof, in the case of Euro Senior Notes, in each case in amounts as will be sufficient (without consideration of any reinvestment of interest), in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, Additional Amounts, if any, and Special Interest, if any, on the outstanding Senior Notes of the applicable series on the stated maturity or on the applicable redemption date, as the case may be, and Rhodia must specify whether such Senior Notes are being defeased to maturity or to a particular redemption date;

(2)
in the case of Legal Defeasance, Rhodia has delivered to the applicable trustee:

(a)
an opinion of counsel reasonably acceptable to such trustee confirming that (a) Rhodia has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (b) since the date of the indentures there has been a change in the applicable

    U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the applicable outstanding Senior Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; and

  (b)
  an opinion of counsel in France reasonably acceptable to the trustee to the effect that (i) the holders of the outstanding Senior Notes will not recognize income, gain or loss for French income tax purposes as a result of such Legal Defeasance and will be subject to French income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, and (ii) payments on the Senior Notes will not become subject to any withholding or deduction for taxes imposed or levied by or on behalf of France or any taxing authority thereof as a result of such Legal Defeasance;

(3)
in the case of Covenant Defeasance, Rhodia has delivered to the applicable trustee:

(a)
an opinion of counsel reasonably acceptable to such trustee confirming that the holders of the applicable outstanding Senior Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

(b)
an opinion of counsel in France reasonably acceptable to the trustee confirming that (i) the holders of the outstanding Senior Notes will not recognize income, gain or loss for French income tax purposes as a result of such Covenant Defeasance and will be subject to French income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred, and (ii) payments on the Senior Notes will not become subject to any withholding or deduction for taxes imposed or levied by or on behalf of France or any taxing authority thereof as a result of such Covenant Defeasance;

(4)
no Default or Event of Default has occurred and is continuing on the date of such deposit under the applicable indenture (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)
such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indentures as permitted by clause (4)) to which Rhodia or any of its Restricted Subsidiaries is a party or by which Rhodia or any of its Restricted Subsidiaries is bound;

(6)
Rhodia must deliver to the applicable trustee an officers' certificate stating that the deposit was not made by Rhodia with the intent of preferring the holders of Senior Notes being defeased over the other creditors of Rhodia with the intent of defeating, hindering, delaying or defrauding any other creditors of Rhodia or others; and

(7)
Rhodia must deliver to the applicable trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Dollar Senior Notes and the related indenture or the Euro Senior Notes and the related indenture may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Dollar Senior Notes or the Euro Senior Notes, as the case may be, then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Notes), and any existing default or compliance with any provision of the Dollar Senior Notes and the related indenture or the Euro Senior Notes and the related indenture may be waived with the consent of the holders of a majority in principal amount of the then outstanding Dollar Senior Notes or the Euro Senior Notes, as the case may be, (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Notes).

        With respect to each series of Senior Notes, without the consent of each holder affected, an amendment or waiver may not (with respect to any Senior Notes held by a non-consenting holder):

(1)
reduce the principal amount of such Senior Notes whose holders must consent to an amendment, supplement or waiver;

(2)
reduce the principal amount of or change the fixed maturity of any such Senior Note or alter the provisions with respect to the redemption of such Senior Notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

(3)
reduce the rate of or change the time for payment of interest on any such Senior Note;

(4)
waive a Default or Event of Default in the payment of principal of, or interest or premium, Additional Amounts, if any, or Special Interest, if any, on such Senior Notes (except a rescission of acceleration of such Senior Notes by the holders of at least a majority in aggregate principal amount of the applicable series of Senior Notes, and a waiver of the payment default that resulted from such acceleration);

(5)
make any such Senior Note payable in money other than that stated in such Senior Notes;

(6)
make any change in the provisions of the applicable indenture relating to waivers of past Defaults or the rights of holders of such Senior Notes to receive payments of principal of, or interest or premium or Additional Amounts or Special Interest, if any, on such Senior Notes or to institute suit for the enforcement of any such payment;

(7)
waive a redemption payment with respect to any such Senior Note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

(8)
make any change in the preceding amendment and waiver provisions.

        With respect to either series of Senior Notes, notwithstanding the preceding paragraph, without the consent of any holder of such Senior Notes, Rhodia, the Subsidiary Guarantors, if any, and the applicable trustee may amend or supplement the indenture or the applicable Senior Notes:

(1)
to cure any ambiguity, defect, omission or inconsistency;

(2)
to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes;

(3)
to provide for the assumption of Rhodia's obligations to holders of such Senior Notes in the case of a merger or consolidation or sale of all or substantially all of Rhodia's assets;

(4)
to make any change that would provide any additional rights or benefits to the holders of such Senior Notes or that does not adversely affect the legal rights under the indenture of any such holder;

(5)
to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6)
add any Guarantee with respect to the Senior Notes; or

(7)
to provide for the issuance of additional Senior Notes in accordance with the limitations set forth in the indenture.

Satisfaction and Discharge

        Each indenture will be discharged and will cease to be of further effect as to all Senior Notes issued thereunder, when:

(1)
either:

(a)
all Senior Notes that have been authenticated, except lost, stolen or destroyed Senior Notes that have been replaced or paid and applicable Senior Notes for whose payment money has been deposited in trust and thereafter repaid to Rhodia, have been delivered to the trustee for cancellation; or

(b)
all Senior Notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and Rhodia or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, U.S. dollar-denominated non-callable Government Securities, or a combination thereof, in the case of Original Dollar Senior Notes or Exchange Dollar Senior Notes, and cash in euros, euro-denominated non-callable Government Securities, or any combination thereof, in the case of Original Euro Senior Notes or Exchange Euro Senior Notes, in each case in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the Senior Notes not delivered to the trustee for cancellation for principal, premium and Special Interest, if any, and accrued interest to the date of maturity or redemption;

(2)
no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Rhodia or any Subsidiary Guarantor is a party or by which Rhodia or any Subsidiary Guarantor is bound;

(3)
Rhodia or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4)
Rhodia has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the Senior Notes at maturity or the redemption date, as the case may be.

        In addition, Rhodia must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notices

        All notices to holders of the Senior Notes (while any Senior Notes are represented by one or more Global Notes) shall be delivered to DTC, Euroclear and Clearstream for communication to entitled account holders or, alternatively, will be valid if published in a leading English language daily newspaper published in the City of London and a leading English language daily newspaper published in the Borough of Manhattan, City of New York or such other English language daily newspaper with general circulation in Europe or the United States, as the case may be, as the trustee may approve. It is expected that any such publication will normally be made in the Financial Times and the Wall Street Journal. So long as the Senior Notes are listed on the Luxembourg Stock

Exchange and its rules so require, all notices to holders will also be published in the Luxemburger Wort or in another daily newspaper published in Luxembourg approved by the trustee. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the applicable trustee may approve. In the case of Definitive Registered Notes, notices will be mailed to holders by first-class mail at their respective addresses as they appear on the records of the Registrar.

        Notices given by publication will be deemed given on the first date on which publication is made. Notices delivered to DTC, Euroclear and Clearstream will be deemed given on the date when delivered. Notices given by first class mail, postage paid, will be deemed given five calendar days after mailing whether or not the addressee receives it.

Concerning the Trustee

        If a trustee becomes a creditor of Rhodia, the applicable indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue, or resign.

        The holders of a majority in principal amount of the then outstanding Original Dollar Senior Notes, Exchange Dollar Senior Notes, Original Euro Senior Notes or Exchange Euro Senior Notes, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The applicable indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustees will be under no obligation to exercise any of their rights or powers under the applicable indenture at the request of any holder of Original Dollar Senior Notes, Exchange Dollar Senior Notes, Original Euro Senior Notes or Exchange Euro Senior Notes, as the case may be, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The indentures and the Senior Notes will be governed by and construed in accordance with the internal laws of the State of New York.

Consent to Jurisdiction and Service

        Rhodia will irrevocably submit to the jurisdiction of any state or federal court located in The Borough of Manhattan, City of New York in relation to any legal action or proceeding (i) arising out of, related to or in connection with the indentures and the Senior Notes and (ii) arising under any U.S. federal or state securities laws. Rhodia has appointed CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, NY 10011, as its agent for service of process in any such action or proceeding.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the indentures without charge by following the instructions under the section "General Information."

Certain Definitions

        Set forth below are certain defined terms used in the indentures. Reference is made to the indentures for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

(1)
Debt of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Debt is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)
Debt secured by a Lien encumbering any asset acquired by such specified Person,

but excluding Debt of such other Person that is extinguished, retired or repaid concurrently with such other Person becoming a Restricted Subsidiary of, or at the time it is merged into or consolidates with, such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Asset Sale" means:

(1)
the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Rhodia and its Restricted Subsidiaries taken as a whole will be governed by the provisions described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

(2)
the issuance of Equity Interests by any of Rhodia's Restricted Subsidiaries.

Notwithstanding the preceding, none of the following will be deemed to be an Asset Sale:

(1)
any single transaction or series of related transactions that involves Equity Interests or assets having a fair market value of less than EURO30 million;

(2)
a transfer of assets between or among Rhodia and one or more of its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary in connection with such transaction);

(3)
an issuance of Equity Interests by a Restricted Subsidiary to Rhodia or to another Restricted Subsidiary;

(4)
the sale or lease of equipment, inventory or accounts receivable in the ordinary course of business;

(5)
sales of assets received by Rhodia or any Restricted Subsidiary upon the foreclosure on a Lien;

(6)
the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(7)
any sale, lease or other disposition in the ordinary course of business of obsolete, worn out or damaged equipment no longer being used by Rhodia or its Restricted Subsidiaries;

(8)
any sale or disposition deemed to occur in connection with creating or granting any Permitted Lien;

(9)
sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(10)
the sale or other disposition of cash or Cash Equivalents; and

(11)
a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such lease, determined in accordance with French GAAP.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

(1)
with respect to a corporation or société anonyme, the board of directors of the corporation or société anonyme or, except in the context of the definitions of "Change of Control", any committee thereof;

(2)
with respect to a partnership, the board of directors of the general partner of the partnership; and

(3)
with respect to any other Person, the board or committee of such Person serving a similar function.

        "Business Day" means each day (other than a Saturday or a Sunday) on which banks and financial institutions are open in New York, London, Luxembourg and Paris and which is a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with French GAAP.

        "Capital Stock" means:

(1)
in the case of a corporation or company, capital stock or share capital;

(2)
in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)
in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)
any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

        but excluding any debt securities convertible into such equity securities.

        "Cash Equivalents" means:

(1)
U.S. dollars, euros, the other official currencies of any member of the European Union, any country located in North America, Switzerland, Japan and, in the case of any Restricted Subsidiary located outside any of those jurisdictions, such local currencies held from time to time by such Restricted Subsidiary in the ordinary course of business;

(2)
securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government or a member of the European Union, or any agency or instrumentality thereof (provided that the full faith and credit of the United States or such member, as the case may be, is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)
certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any commercial bank having capital and surplus in excess of EURO500 million and a Thomson Bank Watch Rating (or the successor thereto) of "B" or better;

(4)
repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)
commercial paper rated at least A2/P2 by Moody's or S&P and in each case maturing within one year after the date of acquisition;

(6)
in the case of any Restricted Subsidiary located outside the United States and the European Union, any substantially similar investment to the kinds described in clauses (3) through (5) of this definition obtained in the ordinary course of business and with the highest ranking obtainable in the applicable jurisdiction; and

(7)
money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Change of Control" means the occurrence of any of the following:

(1)
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Rhodia and its Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)
the adoption of a plan relating to the liquidation or dissolution of Rhodia;

(3)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Rhodia, measured by voting power rather than number of shares; or

(4)
during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of Rhodia (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Rhodia was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Rhodia then in office.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)
an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)
provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)
Consolidated Interest Expense, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4)
depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses or charges (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses or charges were deducted in computing such Consolidated Net Income; less

(5)
non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

        in each case, on a consolidated basis and determined in accordance with French GAAP.

        "Consolidated Interest Expense" means, for any period, the total interest expense of a Person and its consolidated Restricted Subsidiaries on their Debt determined in accordance with French GAAP, net of any interest income, plus, to the extent not included in such total interest expense and to the extent incurred by such Person or its Restricted Subsidiaries, without duplication:

(1)
interest expense attributable to Capital Lease Obligations and imputed interest with respect to Attributable Debt;

(2)
amortization of debt discount;

(3)
capitalized interest;

(4)
non-cash interest expense;

(5)
commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financings;

(6)
net costs, if any, pursuant to Hedging Obligations (but excluding amortization of deferred financing fees and unrealized gains and losses arising with respect to Hedging Obligations); and

(7)
the interest component of any deferred payment obligations (which, for the avoidance of doubt, does not include any deferred payment related to a retirement or post-retirement employee or directors' benefit plan);

in each case as determined on a consolidated basis in conformity with French GAAP. Notwithstanding anything to the contrary stated above, Consolidated Interest Expense shall not include any Receivables Fees.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with French GAAP; provided that:

(1)
the Net Income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash (or to the extent converted into cash) to or by the specified Person or a Restricted Subsidiary of the Person;

(2)
the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, except to the extent that such Net Income is actually paid to such Person or one of its Restricted Subsidiaries through dividends, loans or otherwise;

(3)
the cumulative effect of a change in accounting principles will be excluded;

(4)
any non-cash charges incurred subsequent to the date of the indentures which are allowed under French GAAP and which would have been permitted had such amounts been determined in accordance with U.S. GAAP from the application of SFAS No. 123 will be excluded; and

(5)
any non-cash goodwill impairment charges incurred subsequent to the date of the indentures which are allowed under French GAAP and which would have been permitted had such amounts been determined in accordance with U.S. GAAP from the application of SFAS No. 142 will be excluded.

        "Consolidated Net Tangible Assets" means total assets (less accumulated depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under French GAAP) after deducting therefrom (1) all current liabilities, (2) any item representing investments in Unrestricted Subsidiaries and (3) all goodwill, trade names, trademarks, patents, unamortized debt discount, organization expenses and other like intangibles, all as set forth on the most recent balance sheet of Rhodia and its consolidated Restricted Subsidiaries and computed in accordance with French GAAP.

        "Credit Facilities" means one or more debt facilities (including, without limitation, the EURO600 million multicurrency revolving credit facility dated December 31, 2001 between Rhodia and BNP Paribas, Crédit Lyonnais and The Royal Bank of Scotland PLC as lead arrangers and certain financial institutions as lenders and the bilateral revolving credit facilities with banks existing on the date of the indentures) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans or letters of credit, in each case, as amended, restated, refunded, renewed, replaced or refinanced (including increasing the amount borrowed thereunder) in whole or in part from time to time.

        "Debt" means, with respect to any specified Person, any debt of such Person, whether or not contingent and without duplication:

(1)
in respect of borrowed money;

(2)
evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)
in respect of bankers' acceptances;

(4)
representing Capital Lease Obligations;

(5)
representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, or similar obligations to trade creditors; or

(6)
representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with French GAAP. In addition, the term "Debt" includes all Debt of others secured by a Lien on any asset of the specified Person (whether or not such Debt is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Debt of any other Person.

        The amount of any Debt outstanding as of any date will be:

(1)
the accreted value of the Debt, in the case of any Debt issued with original issue discount; and

(2)
the principal amount of the Debt, in the case of any other Debt.

        Notwithstanding the foregoing, "Debt" shall not include (A) advance payments by customers in the ordinary course of business for services or products to be provided or delivered in the future, (B) obligations under or in respect of Receivables Facilities, (C) deferred taxes or (D) operating leases in effect on the Issue Date that are reclassified as capital leases as a result of changes to French GAAP.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Senior Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Rhodia to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Rhodia may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any primary private or public offering of Equity Interests of Rhodia (other than Disqualified Stock) to Persons who are not Affiliates of Rhodia other than (1) public offerings with respect to Rhodia's common stock registered on Form S-8 and (2) issuances upon exercise of options by employees of Rhodia or any of its Restricted Subsidiaries.

        "euro" or "EURO" means the single currency of participating member states of the EMU.

        "European Union" means the European Union, including the countries of Austria, Belgium, Denmark, France, Finland, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom, but not including any country which becomes a member of the European Union after the Issue Date.

        "Existing Debt" means any Debt of Rhodia and its Restricted Subsidiaries in existence on the date of the indentures, until such amounts are repaid.

        "Exchange Senior Subordinated Notes" means registered notes issued pursuant to the Registration Rights Agreement with terms substantially identical to those of the Senior Subordinated Notes.

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)
the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period; plus

(2)
any interest expense on Debt of any person other than such Person or any of its Restricted Subsidiaries that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(3)
all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Rhodia (other than Disqualified Stock) or to Rhodia or a Restricted Subsidiary of Rhodia.

        "Fixed Charge Coverage Ratio" means, with respect to any specified Person for any four-quarter period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Debt (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Debt, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)
acquisitions or dispositions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date (including any acquisitions or dispositions made during such reference period or subsequent to such reference period and on or prior to the Calculation Date by any Person that became a Restricted Subsidiary or was merged with and into the specified Person or any of its Restricted Subsidiaries on or prior to such Calculation Date) will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(2)
interest on Capital Lease Obligations and Attributable Debt shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Rhodia to be the rate of interest implicit in such Capital Lease Obligation or Attributable Debt in accordance with French GAAP;

(3)
the consolidated interest expense attributable to interest on (a) any Debt computed on a pro forma basis that was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying, at the option of such Person, either the fixed or floating rate and (b) borrowings under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such borrowings during the applicable period;

(4)
the interest rate on any Debt that bears a floating rate of interest shall be calculated as if the weighted average interest rate that would have been applicable to such Debt over the latest 12-month period ending on the last calendar month immediately prior to the Calculation Date had been the applicable rate on such Debt for the entire reference period (taking into account any Hedging Obligation designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in interest rates (including any agreement that exchanges a fixed rate interest obligation for a floating rate interest obligation) applicable to such Debt if such Hedging Obligation has a remaining term in excess of 12 months);

(5)
the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with French GAAP, will be excluded;

(6)
the Fixed Charges attributable to discontinued operations, as determined in accordance with French GAAP, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

(7)
transactions with respect to Receivables Facilities (including Receivable Fees) will be accounted for in accordance with French GAAP as in effect on the date of the indentures.

        "French GAAP" means generally accepted accounting principles in France as in effect from time to time.

        "Government Securities" means securities that are:

(1)
issued or directly and fully and unconditionally guaranteed or insured by the United States government, or issued by any agency or instrumentality thereof, the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government; or

(2)
issued or directly and fully and unconditionally guaranteed or insured by a member of the European Union, or issued by any agency or instrumentality thereof, the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government;

which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term "Guarantee" does not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

(1)
currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)
other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

        "Investment Grade Rating" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating categories of Moody's) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Senior Notes for reasons outside of the control of Rhodia, the equivalent investment grade credit rating from any Rating Agency selected by Rhodia as a replacement Rating Agency).

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for value of Debt, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with French GAAP. If Rhodia or any Restricted Subsidiary of Rhodia sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Rhodia such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Rhodia, Rhodia will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of Rhodia's Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." "Investments" shall exclude extensions of trade credit by Rhodia or any of its Restricted Subsidiaries in the ordinary course of business.

        "Issue Date" means the date on which the Senior Notes are originally issued.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with French GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)
any gain or loss, together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Debt of such Person or any of its Restricted Subsidiaries; and

(2)
any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain (but not loss).

        "Net Proceeds" means the aggregate cash proceeds received by Rhodia or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (2) amounts required to be applied to the repayment of Debt, other than Debt under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, (3) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with French GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Rhodia or any of its Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and (4) all distributions or other payments made to minority interest holders required in connection with the Asset Sale.

        "Non-Recourse Debt" means Debt:

(1)
as to which neither Rhodia nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (b) is directly or indirectly liable as a guarantor or otherwise or (c) constitutes the lender; and

(2)
no default with respect to which (including any rights that the holders of the Debt may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Debt (other than the Senior Notes) of Rhodia or any of its Restricted Subsidiaries to declare a default on such other Debt or cause the payment of such other Debt of Rhodia or any of its Restricted Subsidiaries to be accelerated or payable prior to its stated maturity.

        "Obligations" means any principal, interest, penalties, fees, taxes, costs, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, securing or relating to any Debt, whether or not a claim in respect thereof has been asserted.

        "Parent Company" of Rhodia means any other Person (other than a natural person) which either (i) legally and beneficially owns more than 50% of the Voting Stock of Rhodia, either directly or through one or more Subsidiaries or (ii) is a Subsidiary of any Person referred to in the preceding clause and owns no Investments other than Investments in Rhodia and its Subsidiaries; provided, however, that in no event shall any Subsidiary of Rhodia constitute its Parent Company.

        "Permitted Business" means any business conducted by Rhodia and its Restricted Subsidiaries on the date of the indentures, any reasonable extension thereof, and any additional business reasonably related, incidental, ancillary or complementary thereto.

        "Permitted Investments" means:

(1)
any Investment in Rhodia or in a Restricted Subsidiary of Rhodia;

(2)
any Investment in Cash Equivalents;

(3)
any Investment by Rhodia or any Restricted Subsidiary of Rhodia in a Person, if as a result of such Investment:

(a)
such Person becomes a Restricted Subsidiary of Rhodia; or

(b)
such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Rhodia or a Restricted Subsidiary of Rhodia;

(4)
any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales";

(5)
any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Rhodia;

(6)
any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(7)
Hedging Obligations entered into the ordinary course of business and not for speculative purposes;

(8)
Investments constituting loans, advances or extensions of credit to employees, officers and directors made in the ordinary course of business;

(9)
Investments in existence on the date of the indentures and an Investment in any Person to the extent such Investment replaces or refinances an Investment in such Person existing on the date of the indentures in an amount not exceeding the amount of the Investment being replaced or refinanced; provided, however, that the new Investment (other than a new Investment pursuant to the further proviso of this definition) is on terms and conditions no less favorable to Rhodia than the Investment being renewed or replaced; and provided further that, to the extent that an Investment in existence on the date of the indentures is an Investment in a joint venture, such Investment may be replaced or refinanced by making an Investment in any other joint venture existing on the date of the indentures in an amount not exceeding the amount of the Investment being replaced or refinanced, so long as such replacement or refinancing Investment is made within 365 days of the liquidation of the first Investment;

(10)
Investments relating to any special purpose Wholly-Owned Subsidiary of Rhodia organized in connection with a Receivables Facility that, in the good faith determination of Rhodia, are necessary or advisable to effect such Receivables Facility;

(11)
Investments in any of the Senior Notes or Exchange Senior Notes or in any of the Senior Subordinated Notes or Exchange Senior Subordinated Notes;

(12)
Guarantees of Debt of Rhodia or any of its Restricted Subsidiaries issued in accordance with the covenants described above under the caption "—Certain Covenants—Incurrence of Debt and Issuance of Preferred Stock" and "Certain Covenants—Limitations on Issuances of Guarantees of Debt";

(13)
Investments in joint ventures in an aggregate amount, taken together with all other Investments made in reliance on this clause (13), not to exceed EURO60 million (net of, with respect to Investments in joint ventures, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidation, distribution or other cash realization, not to exceed, with respect to any particular Person, the amount of Investments in such Person made after the Issue Date in reliance on this clause); provided that, any such amount used to reduce the aggregate amount of Investments made pursuant to this clause (13) will not be included in Consolidated Net Income for purposes of the "—Restricted Payments" covenant; and

(14)
other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) since the date of the indentures not to exceed EURO6 million, with no more than EURO3 million to be made in any one fiscal year.

        "Permitted Liens" means:

(1)
Liens on assets of Rhodia and its Restricted Subsidiaries securing Debt and other Obligations under Credit Facilities together with Liens securing other Debt in an aggregate amount not to exceed EURO1.3 billion (with no more than EURO150 million of such other Debt being Attributable Debt);

(2)
Liens in favor of Rhodia or a Restricted Subsidiary;

(3)
Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Rhodia or any Restricted Subsidiary of Rhodia; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Rhodia or the Restricted Subsidiary;

(4)
Liens on assets existing at the time of acquisition of the assets by Rhodia or any Restricted Subsidiary of Rhodia, provided that such Liens were in existence prior to the contemplation of such acquisition;

(5)
Liens incurred or deposits made in the ordinary course of business that are incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens and other Liens arising by operation of law) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory or planning obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business, in each such case, not in connection with the borrowing of money; provided that in each case, the obligation secured is not more than 60 days overdue or, if so overdue, is being contested in good faith by appropriate actions or proceedings and adequate reserves have been established in accordance with French GAAP;

(6)
Liens to secure Debt (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant described above under the caption "—Certain Covenants—Incurrence of Debt and Issuance of Preferred Stock" covering only the assets acquired with such Debt;

(7)
Liens existing on the date of the indentures;

(8)
Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, and Liens, security claims or demands of mechanics and materialmen incurred in the ordinary course of business, provided that any reserve or other appropriate provision as is required in conformity with French GAAP has been made therefor;

(9)
Liens in favor of issuers of tender, bid, surety, appeal or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of Rhodia or any Restricted Subsidiary in the ordinary course of its business; provided, however, that such letters of credit do not support Debt;

(10)
Liens securing Debt or other obligations of a Restricted Subsidiary owing to Rhodia or a Restricted Subsidiary;

(11)
Liens securing Permitted Refinancing Debt incurred to refinance Debt that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus assets or property affixed or appurtenant thereto or proceeds in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Debt being refinanced or is in respect of property that is the security for a Permitted Lien;

(12)
Liens securing Hedging Obligations entered into in the ordinary course of business so long as such Hedging Obligations are permitted to be incurred under the indentures;

(13)
Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

(14)
Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which Rhodia or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

(15)
Liens created over assets not on the balance sheet of Rhodia and its Restricted Subsidiaries held in trust by another Person, which assets are to be used by such other Person solely for satisfying Rhodia or a Restricted Subsidiary's scheduled payment obligations in respect of the principal and/or interest in respect of any Debt of Rhodia or that Restricted Subsidiary in circumstances where such other Person has undertaken responsibility for the discharge of Rhodia or the Restricted Subsidiary's obligations in relation to such Debt, provided that no outstanding Debt under the Credit Facilities, or any similar credit or loan facility may be secured under or pursuant to this clause (15);

(16)
Liens created over receivables of Rhodia or a Restricted Subsidiary which Liens have been given in connection with the refinancing of such receivables and where the risks relating to the non-payment in respect of such receivables are, as a result of such refinancing, not borne by Rhodia or the Restricted Subsidiary; and

(17)
Liens and rights of setoff in favor of a bank or other financial institution imposed by law or pursuant to a contractual arrangement and incurred in the ordinary course of business.

        "Permitted Refinancing Debt" means any Debt of Rhodia or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of Rhodia or any of its Restricted Subsidiaries (other than intercompany Debt); provided that:

(1)
the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount (or accreted value, if applicable) of the Debt extended,

  refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Debt and the amount of all expenses and premiums incurred in connection therewith);

(2)
such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Debt being extended, refinanced, renewed, replaced, defeased or refunded;

(3)
if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Notes or any Guarantee by a Subsidiary Guarantor of the Senior Notes, such Permitted Refinancing Debt is subordinated in right of payment to the Senior Notes or such Guarantee on terms at least as favorable to the holders of Senior Notes as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)
such Debt is incurred either by Rhodia or by the Restricted Subsidiary who is the obligor on the Debt being extended, refinanced, renewed, replaced, defeased or refunded.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Principal Property" means any chemical-producing plant or facility owned by Rhodia and/or one or more Restricted Subsidiaries having a book value in excess of 2% of the Consolidated Net Tangible Assets of Rhodia and its Restricted Subsidiaries; provided that the term "Principal Property" shall not include any plant or facility that, in the opinion of the Board of Directors of Rhodia, is not of material importance to the total business conducted by Rhodia and its Restricted Subsidiaries, considered as a whole.

        "Rating Agency" means (1) each of Moody's and S&P and (2) if Moody's or S&P ceases to rate the Senior Notes for reasons outside of the control of Rhodia, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Rhodia as a replacement agency for Moody's or S&P, as the case may be.

        "Receivables Facility" means with respect to any Person one or more receivables financing facilities as amended from time to time, the Debt of which is non-recourse (except for customary representations, warranties, covenants and indemnities in relation thereto made in connection with such facilities) to such Person and its Restricted Subsidiaries pursuant to which such Person and/or any of its Restricted Subsidiaries sells its accounts receivable to a Person that is not a Restricted Subsidiary.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

        "Replacement Assets" means (1) long-term assets that will be used or useful in a Permitted Business, (2) substantially all of the assets of another Permitted Business, or (3) a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary as a result of such acquisition.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing by Rhodia or any Restricted Subsidiary of any properties or assets of Rhodia and/or such Restricted Subsidiary (except for leases between Rhodia and any Restricted Subsidiary, between any Restricted Subsidiary and Rhodia or between Restricted Subsidiaries), which properties or assets have been or are to be sold or transferred by Rhodia or such Subsidiary to such Person with the intention of taking back a lease of such properties or assets.

        "Senior Financial Officer" means any of the chief executive officer, the chief operating officer and the chief financial officer of Rhodia.

        "S&P" means Standard & Poor's Ratings Service, a division of The McGraw Hill Companies, and its successors.

        "Senior Subordinated Notes" means the $385 million aggregate principal amount of 8.875% Senior Subordinated Notes due 2011, and the EURO300 million aggregate principal amount of 9.250% Senior Subordinated Notes due 2011, issued by Rhodia concurrently with the issuance of the Senior Notes.

        "Significant Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indentures.

        "Special Interest" means interest payable on the Senior Notes in the event of a Registration Default, the amount of which shall be determined as provided under the Registration Rights Agreement.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Debt, the date on which the payment of interest or principal was scheduled to be paid (including with respect to sinking fund obligations) in the original documentation governing such Debt, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Debt" means, with respect to Rhodia, any Debt, including the Senior Subordinated Notes, of Rhodia which is by its terms subordinated in right of payment to the Senior Notes and, with respect to any Subsidiary Guarantor, any Guarantee by such Subsidiary Guarantor of any Debt, including the Senior Subordinated Notes, which is by its terms subordinated in right of payment to such Subsidiary's Guarantee of the Senior Notes.

        "Subsidiary" means, with respect to any specified Person:

(1)
any corporation, company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)
any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "Subsidiary Guarantor" means any Restricted Subsidiary that Guarantees the Senior Notes pursuant to "—Certain Covenants—Limitation on Issuances of Guarantees of Debt".

        "Unrestricted Subsidiary" means each Subsidiary of Rhodia that is designated by the Board of Directors of Rhodia as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that each such Subsidiary:

(1)
has no Debt other than Non-Recourse Debt;

(2)
is not party to any agreement, contract, arrangement or understanding with Rhodia or any Restricted Subsidiary of Rhodia unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Rhodia or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Rhodia;

(3)
is a Person with respect to which neither Rhodia nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)
has not guaranteed or otherwise directly or indirectly provided credit support for any Debt of Rhodia or any of its Restricted Subsidiaries.

        Any designation of a Subsidiary of Rhodia as an Unrestricted Subsidiary will be evidenced to the trustees by filing with the trustees a certified copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indentures and any Debt of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Rhodia as of such date and, if such Debt is not permitted to be incurred as of such date under the covenant described under the caption "—Certain Covenants—Incurrence of Debt and Issuance of Preferred Stock," Rhodia will be in default of such covenant. The Board of Directors of Rhodia may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Debt by a Restricted Subsidiary of Rhodia of any outstanding Debt of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Debt is permitted under the covenant described under the caption "—Certain Covenants—Incurrence of Debt and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

        "U.S. GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Debt at any date, the number of years obtained by dividing:

(1)
the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Debt, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)
the then outstanding principal amount of such Debt.

        "Wholly Owned Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

        "Wholly Owned Restricted Subsidiary" of any Person means a Wholly Owned Subsidiary of such Person which is a Restricted Subsidiary of such Person.

DESCRIPTION OF SENIOR SUBORDINATED NOTES

        You can find the definitions of certain terms used in this description under the subheading "—Certain Definitions." In this section, references to "Rhodia," "we," "us," "our" and "our company" refer only to Rhodia and not to any of its subsidiaries.

        The form and terms of the Exchange Senior Subordinated Notes and the Original Senior Subordinated Notes are identical in all material respects except that the transfer restrictions and registration rights applicable to the Original Senior Subordinated Notes do not apply to the Exchange Senior Subordinated Notes. We issued the Original Dollar Senior Subordinated Notes and the Original Euro Senior Subordinated Notes and will issue the Exchange Dollar Senior Subordinated Notes and the Exchange Euro Senior Subordinated Notes under an indenture between us and JPMorgan Chase Bank, as trustee. The terms of the Senior Subordinated Notes include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act of 1939, as amended.

        The following description is a summary of the material provisions of the indentures. It does not restate those indentures in their entirety. We urge you to read the indentures because they, and not this description, define your rights as holders of the Senior Subordinated Notes. Copies of the indentures are available as set forth under "Additional Information." Copies of the indentures have also been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indentures.

        The Senior Subordinated Notes will be issued in registered form. The registered holder of a Senior Subordinated Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indentures.

Brief Description of the Senior Subordinated Notes

The Senior Subordinated Notes

        The Senior Subordinated Notes will be:

  •
  our unsecured obligations;

  •
  senior to certain debt Rhodia may incur in the future which is specified to be subordinated to the Senior Subordinated Notes and to participating capital loans (prêts participatifs) of Rhodia, if any, pursuant to the French Monetary and Financial Code (Code monétaire et financier);

  •
  subordinated in right of payment to all of our existing and future Senior Debt, including the Senior Notes;

  •
  pari passu in right of payment to any additional senior subordinated debt of Rhodia; and

  •
  effectively junior to all liabilities of Rhodia's subsidiaries, including guarantees by Rhodia's subsidiaries of debt of Rhodia.

        As of the date of the indentures, all of our Subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," we may from time to time designate any of our Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants in the indentures.

Listing of the Senior Subordinated Notes

        The Original Senior Subordinated Notes have been accepted for listing on the Luxembourg Stock Exchange. We will apply to list the Exchange Senior Subordinated Notes on the Luxembourg Stock Exchange.

Principal, Maturity and Interest

        Rhodia issued $385 million in aggregate principal amount of Original Dollar Senior Subordinated Notes and EURO300 million aggregate principal amount of Original Euro Senior Subordinated Notes and will issue up to $385 million in aggregate principal amount of Exchange Dollar Senior Subordinated Notes and up to EURO300 million aggregate principal amount of Exchange Euro Senior Subordinated Notes. Subject to compliance with the covenant described below under the caption "—Certain Covenants—Incurrence of Debt and Issuance of Preferred Stock," Rhodia may issue additional Senior Subordinated Notes under either indenture from time to time after this offering. In the case of each series, the Senior Subordinated Notes and any additional Senior Subordinated Notes subsequently issued under the applicable indenture will be treated as a single class for all purposes under the applicable indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Rhodia issued the Original Dollar Senior Subordinated Notes and the Original Euro Senior Subordinated Notes and will issue the Exchange Dollar Senior Subordinated Notes and the Exchange Euro Senior Subordinated Notes in denominations of $1,000 and EURO1,000, respectively, and multiples thereof. Each series of Senior Subordinated Notes will mature on June 1, 2011.

        Interest on the Original Dollar Senior Subordinated Notes and the Exchange Dollar Senior Subordinated Notes will accrue at the rate of 8.875% per annum and interest on the Original Euro Senior Subordinated Notes and the Exchange Euro Senior Subordinated Notes will accrue at the rate of 9.250% per annum and, in each case, will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2003. Rhodia will make each interest payment to the holders of record on the immediately preceding May 15 and November 15.

        Interest on the Senior Subordinated Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        In certain circumstances Rhodia may be required to pay Additional Amounts in cash on the Senior Subordinated Notes as described below under "—Additional Amounts". Rhodia will also pay Special Interest to holders under certain circumstances pursuant to the Registration Rights Agreement. (All references to "interest" include Special Interest, if any, unless the context otherwise requires).

Subordination

        Contractual Subordination of the Senior Subordinated Notes to Senior Debt of Rhodia.    The Senior Subordinated Notes, as obligations of Rhodia, are contractually subordinated to Senior Debt of Rhodia, which includes the obligations of Rhodia under the Credit Facilities, its U.S. private placement notes and the Senior Notes, will rank pari passu and without preference among themselves ratably with all other senior subordinated obligations of Rhodia, and will be senior to certain debt Rhodia may incur in the future which is specified to be subordinated to the Senior Subordinated Notes and to prêts participatifs, if any, granted to Rhodia pursuant to the French Monetary and Financial Code (Code monétaire et financier), which will rank after the Senior Subordinated Notes. Participating capital loans (Prêts participatifs) are subordinated loans governed by Articles L313-13 to L313-20 of the French Monetary and Financial Code (Code monétaire et financier) which may be granted to French industrial companies by the French State, a financial institution or a company and which rank behind all other subordinated creditors of the borrower. Rhodia has not entered into, and does not intend to enter into, any participating capital loans (prêts participatifs). The following paragraphs describe the subordination of the Senior Subordinated Notes to the Senior Debt of Rhodia:

        The debt evidenced by the Senior Subordinated Notes is subordinated in right of payment, to the extent and in the manner provided in the applicable indenture, to the prior payment of all Senior Debt. The subordination provisions are for the benefit of and enforceable by the holders of Senior Debt.

        Upon any payment or distribution of the assets of Rhodia to creditors upon the judicial liquidation (liquidation judiciaire) of Rhodia or if Rhodia is liquidated for any other reason:

  (1)
  holders of Senior Debt are entitled to receive payment in full of all Obligations in respect of Senior Debt, including all interest accrued or accruing on Senior Debt after the commencement of the liquidation (whether voluntary or otherwise) or similar proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for the interest is allowed as a claim in the case or proceeding with respect to the Senior Debt (only such payment constituting "payment in full") before holders will be entitled to receive any payment of principal of or interest on the Senior Subordinated Notes;

  (2)
  until the Senior Debt is paid in full, any distribution to which holders of Senior Subordinated Notes would be entitled but for these subordination provisions shall instead be made to holders of Senior Debt as their interests may appear; and

  (3)
  any distributions on the Senior Subordinated Notes will be paid in priority to any participating capital loans (prêt participatif), if any, of Rhodia and to any debt Rhodia may incur in the future which is specified to be subordinated to the Senior Subordinated Notes.

        Rhodia shall not pay the principal of or interest on the Senior Subordinated Notes, any pari passu Debt or any Debt that is subordinate in right of payment to the Senior Subordinated Notes or make any deposit pursuant to "Legal Defeasance and Covenant Defeasance" and shall not repurchase, redeem or otherwise retire any Senior Subordinated Notes (collectively, "pay the Senior Subordinated Notes") if at the time any Designated Senior Debt has not been paid when due (after giving effect to any applicable grace period), whether at maturity, upon redemption or mandatory repurchase, acceleration, or otherwise, and the default has not been cured or waived.

        During the continuance of any other default with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except any notice that may be required to effect acceleration), Rhodia may not pay the Senior Subordinated Notes for a period (a "Payment Blockage Period")

  (1)
  commencing upon the receipt by Rhodia and the applicable trustee of written notice of default from the holders of any Designated Senior Debt specifying an election to effect a Payment Blockage Period (a "Blockage Notice") and

  (2)
  ending 179 days thereafter (or earlier if the Payment Blockage Period is terminated (i) by written notice to the applicable trustee and Rhodia from the Person who gave the Blockage Notice, (ii) by repayment in full of such Designated Senior Debt or (iii) because the default giving rise to the Blockage Notice is no longer continuing or has been waived).

        Subject to the preceding paragraph, unless the holders of such Designated Senior Debt have accelerated the maturity of such Designated Senior Debt, Rhodia may resume payments on the Senior Subordinated Notes after the Payment Blockage Period, including with respect to any interest not paid as a result of the Payment Blockage Period.

        Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Senior Debt during such period. No default which existed or was continuing on the date of the commencement of any Payment Blockage Period may be made the basis of the commencement of a subsequent Payment Blockage Period, whether or not within a period of 360 consecutive days, unless the default has been cured or waived for a period of not less than 180 consecutive days.

        If a payment or other distribution is made to holders of Senior Subordinated Notes that because of these subordination provisions should not have been made to them, the holders of Senior Subordinated Notes that receive the distribution shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.

        A distribution made under these subordination provisions to holders of Senior Debt which otherwise would have been made to holders of Senior Subordinated Notes is not, as between Rhodia and the holders of Senior Subordinated Notes, a payment by Rhodia on Senior Debt. After all Senior Debt is paid in full and until the Senior Subordinated Notes are paid in full, holders of Senior Subordinated Notes will be subrogated to the rights of holders of Senior Debt to receive payments in respect of Senior Debt. Payments to holders of Senior Debt as a result of these provisions do not constitute, as between Rhodia and the holders of Senior Subordinated Notes, payments by Rhodia on the Senior Subordinated Notes.

        These subordination provisions define the relative rights of holders of Senior Subordinated Notes and holders of Senior Debt and do not impair, as between Rhodia and holders of Senior Subordinated Notes, the obligation of Rhodia, which is absolute and unconditional, to pay principal of and interest on the Senior Subordinated Notes in accordance with their terms. The failure to make a payment pursuant to the Senior Subordinated Notes by reason of these subordination provisions does not prevent the occurrence of a Default, nor do these subordination provisions have any effect on the right of the holders of Senior Subordinated Notes or the trustees to accelerate the maturity of the Senior Subordinated Notes upon an Event of Default or prevent the trustees or any holder of Senior Subordinated Notes from exercising their available remedies upon a Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to holders of Senior Subordinated Notes.

        Notwithstanding anything to the contrary,

  (1)
  payments from money or Government Securities held by a trustee in trust under "Legal Defeasance and Covenant Defeasance" and

  (2)
  distributions to holders of Senior Subordinated Notes in the form of Permitted Junior Securities of Rhodia are not subordinated to the prior payment of any Senior Debt or otherwise subject to these subordination provisions, and none of the holders of Senior Subordinated Notes will be obligated to pay over any such payments or distributions to any holder of Senior Debt.

        The indentures provide that if a Restricted Subsidiary guarantees Senior Debt of Rhodia, such Restricted Subsidiary will guaranty the Senior Subordinated Notes. The Guarantee of the Senior Subordinated Notes will be subordinated to the prior payment in full of all Senior Debt of the Subsidiary Guarantor.

        General Effect of Contractual Subordination.    By reason of the subordination provisions contained in the applicable indenture, in the event of insolvency of Rhodia, creditors of Rhodia that are holders of Senior Debt of Rhodia may recover more, ratably, than the holders of Senior Subordinated Notes in respect of the Senior Subordinated Notes. The subordination provisions contained in the indenture are not meant to subordinate the holders of Senior Subordinated Notes to all other creditors of Rhodia but only to the holders of Senior Debt. For the avoidance of doubt, the Senior Subordinated Notes are not governed by Article L228-97 of the French Commercial Code (Code de Commerce).

        Structural Subordination.    Many of the operations of Rhodia are conducted through its subsidiaries. Rhodia's subsidiaries have not initially guaranteed the Senior Subordinated Notes. Claims of creditors of subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those subsidiaries, and claims of preferred and minority stockholders (if any) of those subsidiaries generally will have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of Rhodia, including holders of the Senior Subordinated Notes. The Senior Subordinated Notes therefore will be effectively subordinated to creditors (including trade creditors) and preferred and minority stockholders (if any) of subsidiaries of Rhodia. Although the indentures limit the incurrence of Debt and Disqualified Stock or preferred stock of Restricted Subsidiaries, the limitation is subject to a number of significant exceptions. Moreover, the indentures do not impose any limitation on the incurrence by Restricted Subsidiaries of liabilities that are not considered Debt or Disqualified Stock or preferred stock under the indentures. See "—Certain Covenants—Incurrence of Debt and Issuance of Preferred Stock". At December 31, 2002, subsidiaries of Rhodia had outstanding net financial debt to third parties of EURO399 million and had guaranteed debt of Rhodia of $290 million. Rhodia's subsidiaries are also subject to substantial other obligations incurred in the ordinary course of business.

        As of December 31, 2002, Rhodia had EURO2,384 million of Senior Debt outstanding.

Methods of Receiving Payment on the Senior Subordinated Notes

        Principal, premium, if any, interest, Additional Amounts, if any, and Special Interest, if any, on the Global Notes (as defined in "Form; Clearance and Settlement") will be payable at the specified office or agency of the Paying Agent (as defined below); provided that all such payments with respect to Senior Subordinated Notes represented by one or more Global Notes registered in the name of or held by a nominee of DTC, Clearstream or Euroclear, as the case may be, will be made by wire transfer of immediately available funds to the account specified by the holder or holders thereof.

        Principal, premium, interest, Additional Amounts, if any, and Special Interest, if any, on Definitive Registered Notes (as defined in "Form; Clearance and Settlement") will be payable at the specified office or agency of one or more Paying Agents, maintained for such purposes. In addition, interest on Definitive Registered Notes may be paid by check mailed to the person entitled thereto as of the close of business on the record date immediately preceding the interest payment date for such interest as shown on the register for the Definitive Registered Notes.

Paying Agent and Registrar for the Senior Subordinated Notes

        Pursuant to a paying agency agreement entered into amongst Rhodia, the trustees, the Registrar (as defined below), the transfer agents and the paying agents (each, a "Paying Agent"), Rhodia will maintain a Paying Agent for the Senior Subordinated Notes in (i) the Borough of Manhattan, City of New York, (ii) Luxembourg, for so long as the Senior Subordinated Notes are listed on the Luxembourg Stock Exchange and its rules so require and (iii) Rhodia will ensure that it maintains a Paying Agent in a member state of the EU that will not be obliged to withhold or deduct for or on account of tax pursuant to Council Directive 2003/48/EC of June 23, 2003 on taxation of savings income in the form of interest payment or any law implementing or complying with, or introduced in order to conform to that Directive. The initial Paying Agents will be BNP

Paribas, New York branch, in New York and BNP Paribas Securities Services, Luxembourg branch, in Luxembourg (the "Principal Paying Agent").

        Rhodia will also maintain a registrar with respect to each series of Senior Subordinated Notes (each, a "Registrar") initially with offices in Luxembourg and a transfer agent in each of (i) the Borough of Manhattan, City of New York and (ii) for so long as the Senior Subordinated Notes are listed on the Luxembourg Stock Exchange and its rules so require, Luxembourg. The initial Registrar will be BNP Paribas Securities Services, Luxembourg branch. The initial transfer agents will be BNP Paribas, New York branch, in New York and BNP Paribas Securities Services, Luxembourg branch, in Luxembourg. The Registrar will maintain a register reflecting ownership of the Global Notes and Definitive Registered Notes outstanding from time to time. Each transfer agent shall perform the functions of a transfer agent.

        Upon notice to the applicable trustee, Rhodia may change any Paying Agent (including the Principal Paying Agent), Registrar or transfer agent and Rhodia may act as the Paying Agent; provided, however, that in no event may Rhodia act as Paying Agent or appoint a Paying Agent in any member state of the European Union where the Paying Agent would be obliged to withhold or deduct tax in connection with any payment made by it in relation to the Senior Subordinated Notes unless either (i) another Paying Agent is located in a member state where it is not obliged to withhold or deduct tax or (ii) no other member state would require a Paying Agent located therein to withhold or deduct tax in relation to such payments at a lower (or zero) rate. For so long as the Senior Subordinated Notes are listed on the Luxembourg Stock Exchange and its rules so require, Rhodia will publish a notice of any change of Paying Agent, Registrar or transfer agent in a newspaper having a general circulation in Luxembourg (currently expected to be the Luxemburger Wort).

Transfer and Exchange

        A holder may transfer or exchange Senior Subordinated Notes in accordance with the applicable indenture. The relevant Registrar and the applicable trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Senior Subordinated Notes. Holders will be required to pay all taxes due on transfer. Rhodia is not required to transfer or exchange any Senior Subordinated Note selected for redemption. Also, Rhodia is not required to transfer or exchange any Senior Subordinated Note for a period of 15 days before a selection of Senior Subordinated Notes to be redeemed.

Optional Redemption

        At any time prior to June 1, 2006, Rhodia may at its option on any one or more occasions redeem up to 35% of the aggregate principal amount of the Original Dollar Senior Subordinated Notes and the Exchange Dollar Senior Subordinated Notes at a redemption price equal to 108.875% of the principal amount and up to 35% of the Original Euro Senior Subordinated Notes and the Exchange Euro Senior Subordinated Notes at a redemption price equal to 109.250% of the principal amount, in each case, plus accrued and unpaid interest, Additional Amounts, if any, and Special Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

  (1)
  at least 65% of the aggregate principal amount of (i) Original Dollar Senior Subordinated Notes and Exchange Dollar Senior Subordinated Notes issued on the date of the applicable indenture or (ii) Original Euro Senior Subordinated Notes and Exchange Euro Senior Subordinated Notes issued on the date of the applicable indenture, as the case may be, remains outstanding immediately after the occurrence of such redemption (excluding Senior Subordinated Notes held by Rhodia and its Subsidiaries); and

  (2)
  the redemption occurs within 120 days of the date of the closing of such Equity Offering.

        Except pursuant to the preceding paragraph, the Senior Subordinated Notes will not be redeemable at Rhodia's option prior to June 1, 2007.

        On or after June 1, 2007, Rhodia may redeem all or a part of any or each of the Original Dollar Senior Subordinated Notes and the Exchange Dollar Senior Subordinated Notes and the Original Euro Senior Subordinated Notes and the Exchange Euro Senior Subordinated Notes upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, Additional Amounts, if any, and Special Interest, if any, on the Senior Subordinated Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

Year	Euro Senior Subordinated Notes Percentage	Dollar Senior Subordinated Notes Percentage
2007	104.625%	104.438%
2008	102.313%	102.219%
2009 and thereafter	100.000%	100.000%

        If and for so long as the Senior Subordinated Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, Rhodia shall publish the notice of redemption referred to above in Luxembourg in the manner described below in "—Notices".

Mandatory Redemption

        Rhodia is not required to make mandatory redemption or sinking fund payments with respect to the Senior Subordinated Notes.

Optional Redemption for Taxation Reasons

        Rhodia and its successors, if any, (each, a "Payer") may, at its option, redeem all, but not part, of either or both series of Senior Subordinated Notes, at any time upon giving not less than 30 nor more than 60 days' notice to the holders thereof, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date of redemption (a "Tax Redemption Date") (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts (see "—Additional Amounts"), if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Payer determines in good faith that, as a result of:

  (1)
  any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Tax Jurisdiction (as defined below) affecting taxation which becomes effective after the issuance of the Senior Subordinated Notes on the Issue Date (or, in the case of a successor, after the date of assumption by the successor of Rhodia's obligations hereunder); or

  (2)
  any change in official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change in official position becomes effective after the issuance of the Senior Subordinated Notes on the Issue Date (or, in the case of a successor, after the date of assumption by the successor of Rhodia's obligations hereunder);

the Payer is, or on the next interest payment date in respect of that series of Senior Subordinated Notes would be, required to pay Additional Amounts on such series of Senior Subordinated Notes and the Payer cannot avoid such obligation by taking reasonable measures available to it (including, for the avoidance of doubt, the appointment of a new Paying Agent in accordance with "—Paying Agent and Registrar for the Senior Subordinated Notes"). Notice of redemption for taxation reasons will be given in accordance with the procedures described below under "—Selection and Notice."

        Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Payer would be obliged to make such payment of Additional Amounts or withholding if a payment in respect of the relevant series of Senior Subordinated Notes were then due. Prior to the giving of any notice of redemption described in this paragraph, the Payer shall deliver to the applicable trustee (a) an officers' certificate stating that the obligation to pay Additional Amounts cannot be avoided by the Payer taking reasonable measures available to it and (b) a written opinion of independent tax counsel of recognized standing to the effect that the circumstances referred to above exist. The applicable trustee will accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the holders.

        For the avoidance of doubt, Rhodia will not be entitled to redeem the Senior Subordinated Notes as a consequence of the adoption on June 3, 2003 of the Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such Directive.

Additional Amounts

        All payments made by a Payer on the Senior Subordinated Notes will be made without withholding or deduction for, or on account of, any taxes, assessments or other governmental charges unless the withholding or deduction of such taxes is then required by law. If any deduction or withholding for, or on account of, any taxes, assessments or other governmental charges imposed by (1) the jurisdiction where such Payer is organized or otherwise considered to be a resident for tax purposes, (2) any jurisdiction from or through which the Payer makes a payment on the Senior Subordinated Notes or (3) any political subdivision or governmental authority of any of the foregoing having the power to tax (the "Relevant Tax Jurisdiction") will at any time be required in respect of any payments under the Senior Subordinated Notes, the Payer will pay (to the extent lawful) to each holder of a Senior Subordinated Note such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts paid to such holder will be not less than the amounts which such holder would have received in respect of such payments in the absence of such withholding or deduction; provided that the Payer will not be required to make any payment of Additional Amounts for or on account of:

  (1)
  any tax, assessment or other governmental charge which would not have been imposed but for (a) the existence of any present or former connection between such holder or beneficial owner and the Relevant Tax Jurisdiction, including such holder or beneficial owner being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein, but excluding, in each case, any connection arising solely from the acquisition, ownership or disposition of such Senior Subordinated Notes or the receipt of any payment in respect thereof or the exercise or enforcement of any rights under the applicable indenture or the Senior Subordinated Notes or (b) the presentation of a Senior Subordinated Note (where presentation is required) for payment on a date more than 30 days after (i) the date on which such payment became due and payable or (ii) the date on which payment thereof is duly provided for, whichever occurs later;

  (2)
  any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or other similar governmental charge;

  (3)
  any tax, assessment or other governmental charge which is payable otherwise than by withholding or deduction from payment of (or in respect of) principal, premium, if any, or interest on the Senior Subordinated Notes;

  (4)
  any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of the Senior Subordinated Note to comply with a written request of the Payer addressed or otherwise provided to the holder (and made at a time which would enable the holder and/or beneficial owner acting reasonably to comply with that request) to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the holder or such beneficial owner, or to make any declaration or similar claim relating to such matters, which is required by a statute, regulation or administrative practice of the Relevant Tax Jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

  (5)
  except in the case of the liquidation, dissolution or other winding-up of the Payer, any tax, assessment or other governmental charge which would not have been imposed but for the presentation of a Senior Subordinated Note for payment (where presentation is required) in the Relevant Tax Jurisdiction (unless by reason of the Payer's actions, presentment could not have been made elsewhere);

  (6)
  any tax, assessment or other governmental charge which is imposed on a payment to an individual and is required to be made pursuant to the Council Directive on the taxation of savings income adopted on June 3, 2003 or any law implementing or complying with, or introduced in order to conform to, such Directive;

  (7)
  any tax, assessment or other governmental charge which could have been avoided by the presentation (where presentation is required) of the relevant Senior Subordinated Note to another Paying Agent; or

  (8)
  any combination of the above.

        Such Additional Amounts will also not be payable where, had the beneficial owner of the Senior Subordinated Note been the holder, it would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (8) inclusive above.

        If the Payer will be obligated to pay Additional Amounts with respect to any payment made on the Senior Subordinated Notes, the Payer will provide the applicable trustee at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Payer shall notify such trustee promptly thereafter) an officers' certificate stating the fact that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts to holders on the relevant payment date. The Payer will provide the applicable trustee with documentation reasonably satisfactory to the trustee evidencing the payment of Additional Amounts.

        Upon request, the Payer will use all reasonable efforts to provide the applicable trustee with the official acknowledgement of the Relevant Tax Jurisdiction (or a certified copy thereof) evidencing the payment of the withholding taxes by the Payer. Copies of such documentation will be made available to the holders or the Paying Agents, as applicable, upon written request therefor.

        The Payer will pay all stamp, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies or taxes which arise from the execution, delivery or registration of the Senior Subordinated Notes, the initial resale thereof by the Initial Purchasers and the enforcement of the applicable indenture, the Senior Subordinated Notes and/or any related agreement following the occurrence of an Event of Default.

        All references in this prospectus to principal, premium and interest on the Senior Subordinated Notes include Additional Amounts payable by the Payer in respect of such principal, premium and interest.

Repurchase at the Option of Holders

Change of Control

        If a Change of Control occurs at any time, each holder of Senior Subordinated Notes will have the right to require Rhodia to repurchase all or any part (equal to $1,000 or EURO1,000, as the case may be, or a multiple thereof) of that holder's Senior Subordinated Notes pursuant to a Change of Control offer on the terms set forth in the applicable indenture for a repurchase price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount of Senior Subordinated Notes repurchased plus accrued and unpaid interest, Special Interest, if any, and Additional Amounts, if any, on the Senior Subordinated Notes repurchased, to the date of purchase. Within 30 days following any Change of Control (except that in the case of a Change of Control pursuant to clause (4) of the definition of Change of Control such period will be 60 days), Rhodia will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Subordinated Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the applicable indenture and described in such notice.

        If and for so long as the Senior Subordinated Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, Rhodia will publish a copy of such notice in a leading newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort). Such notice shall contain the following information:

  (1)
  a Change of Control offer is being made pursuant to the covenant entitled "Repurchase at the Option of the Holders—Change of Control," and that all Senior Subordinated Notes properly tendered pursuant to such Change of Control offer will be accepted for purchase;

  (2)
  the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is given (the "Change of Control Payment Date");

  (3)
  any Senior Subordinated Note not properly tendered will remain outstanding and continue to accrue interest;

  (4)
  unless Rhodia defaults in the payment of the Change of Control Payment, all Senior Subordinated Notes accepted for payment pursuant to the Change of Control offer will cease to accrue interest on the Change of Control Payment Date;

  (5)
  holders electing to have any Senior Subordinated Notes purchased pursuant to a Change of Control offer will be required to surrender the Senior Subordinated Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Subordinated Notes completed, to the Paying Agent at the address specified in the notice or, if and for so long as the Senior Subordinated Notes are listed on the Luxembourg Stock Exchange, the Paying Agent located in Luxembourg, prior to the close of business on the third Business Day preceding the Change of Control Payment Date; provided, however, that in relation to any Book Entry Interest, a holder of such Book Entry Interests may exercise its option to have such Book Entry Interest purchased through the facilities of DTC and/or Euroclear and/or Clearstream, in each case, subject to their rules and regulations;

  (6)
  holders will be entitled to withdraw their tendered Senior Subordinated Notes and their election to require Rhodia to purchase such Senior Subordinated Notes if the Paying Agent receives, not later than the close of business on the last day of the offer period, a telegram, telex, facsimile transmission or letter setting forth the name of such holder, the principal amount of Senior Subordinated Notes tendered for purchase, and a statement that such holder is withdrawing his tendered Senior Subordinated Notes and his election to have such Senior Subordinated Notes purchased; and

  (7)
  if applicable, a holder whose Definitive Registered Notes are being purchased in part will be issued new Definitive Registered Notes equal in principal amount to the unpurchased portion of the Senior Subordinated Notes surrendered, which unpurchased portion must be equal to $1,000 or EURO1,000 in principal amount, as the case may be, or a multiple thereof.

        Rhodia will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations, including any securities laws of Luxembourg, to the extent those laws and regulations are applicable in connection with the repurchase of the Senior Subordinated Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indentures, Rhodia will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indentures by virtue of such conflict.

        On the Change of Control Payment Date, Rhodia will, to the extent lawful:

  (1)
  accept for payment all Senior Subordinated Notes or portions of Senior Subordinated Notes properly tendered pursuant to the Change of Control offer;

  (2)
  deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Senior Subordinated Notes or portions of Senior Subordinated Notes properly tendered; and

  (3)
  deliver or cause to be delivered to the applicable trustee the Senior Subordinated Notes properly accepted together with an officers' certificate stating the aggregate principal amount of Senior Subordinated Notes being purchased by Rhodia.

        The Paying Agent will promptly mail to each holder of Senior Subordinated Notes properly tendered the purchase price for such Senior Subordinated Notes, and the applicable trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Senior Subordinated Note equal in principal amount to any unpurchased portion of the Senior Subordinated Notes surrendered, if any; provided that each new Senior Subordinated Note will be in a principal amount of $1,000 or EURO1,000, as the case may be, or a multiple thereof.

        Rhodia has agreed that it will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Senior Subordinated Notes required by this covenant. Notwithstanding this agreement, however, Rhodia may be unable to obtain required consents or lack adequate financial resources to make the required purchase of the Senior Subordinated Notes. Furthermore, the subordination provisions in the applicable indenture may prevent payments to holders of the Senior Subordinated Notes.

        Rhodia will publicly announce the results of the Change of Control offer on or as soon as practicable after the Change of Control Payment Date in Luxembourg in the manner described below in "—Notices" and send a copy of such announcement to the Luxembourg Stock Exchange, if and for so long as the Senior Subordinated Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require.

        The provisions described above that require Rhodia to make a Change of Control offer following a Change of Control will be applicable whether or not any other provisions of the indentures are applicable. Except as described above with respect to a Change of Control, the indentures do not contain provisions that permit the holders of the Senior Subordinated Notes to require that Rhodia repurchase or redeem the Senior Subordinated Notes in the event of a takeover, recapitalization or similar transaction.

        Rhodia will not be required to make a Change of Control offer upon a Change of Control if a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indentures applicable to a Change of Control offer by Rhodia and purchases all Senior Subordinated Notes properly tendered and not withdrawn under the Change of Control offer.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Rhodia and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Senior Subordinated Notes to require Rhodia to repurchase its Senior Subordinated Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Rhodia and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

        Rhodia will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  Rhodia (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of, with such fair market value being determined in good faith (a) in the case of Asset Sales for aggregate consideration less than or equal to EURO50 million, by a Senior Financial Officer of Rhodia; and (b) in the case of Asset Sales for aggregate consideration in excess of EURO50 million, by Rhodia's Board of Directors; and

  (2)
  at least 75% of the consideration received in the Asset Sale by Rhodia or such Restricted Subsidiary is in the form of cash or Replacement Assets, or a combination of both; provided, however, that such percentage in respect of a particular Asset Sale may be less than 75% so long as at least 75% of the consideration received in such Asset Sale by Rhodia or such Restricted Subsidiary, when taken together with the aggregate consideration received by Rhodia and its Restricted Subsidiaries with respect to all other Asset Sales during (A) the twelve-month period immediately preceding the date of such Asset Sale or (B) if shorter, the period beginning on the Issue Date and ending on the date of the Asset Sale, is in the form of cash or Replacement Assets, or a combination of both. For purposes of this provision, each of the following will be deemed to be cash:

  (a)
  any liabilities, as shown on Rhodia's most recent consolidated balance sheet, of Rhodia or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Senior Subordinated Notes) that are assumed by the transferee of any such assets pursuant to an agreement that releases Rhodia or such Restricted Subsidiary from further liability or with respect to which the transferee has granted a full and complete indemnity to Rhodia or such Restricted Subsidiary;

    (b)
    any securities, notes or other obligations received by Rhodia or any such Restricted Subsidiary from such transferee that are converted by Rhodia or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion, within 180 days after receipt; and

    (c)
    Cash Equivalents.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Rhodia or any Restricted Subsidiary may apply those Net Proceeds:

  (1)
  to repay (or repurchase) any Senior Debt, including any Obligations under any Credit Facility;

  (2)
  to repay (or repurchase) any secured Debt;

  (3)
  to repay (or repurchase) any Debt of a Restricted Subsidiary that is not a Subsidiary Guarantor;

  (4)
  to repay (or repurchase) any Debt with a final Stated Maturity that is prior to the final Stated Maturity of the Senior Subordinated Notes;

  (5)
  to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business (including by means of a merger, consolidation or other business combination permitted under the applicable indenture);

  (6)
  to make a capital expenditure; or

  (7)
  to acquire other long-term assets that are used or useful in a Permitted Business.

        Pending the final application of any Net Proceeds, Rhodia and any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indentures.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds EURO30 million, Rhodia will, within 30 days, make an offer to all holders of Senior Subordinated Notes, and, at Rhodia's option, to all holders of other Debt that is pari passu with the Senior Subordinated Notes, to purchase the maximum principal amount of Senior Subordinated Notes and such other pari passu Debt that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale offer will be equal to 100% of the principal amount of the Senior Subordinated Notes being repurchased plus accrued and unpaid interest and Special Interest and Additional Amounts, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale offer, Rhodia may use those Excess Proceeds for any purpose not otherwise prohibited by the indentures. If the aggregate principal amount of Senior Subordinated Notes and other pari passu Debt tendered into such Asset Sale offer exceeds the amount of Excess Proceeds, the Excess Proceeds will be allocated to the Senior Subordinated Notes and such other pari passu Debt on a pro rata basis (based upon the respective principal amounts of the Senior Subordinated Notes and such other pari passu Debt tendered into such Asset Sale Offer) and the portion of each Senior Subordinated Note to be purchased will be thereafter determined on a pro rata basis among the holders of such Notes with appropriate adjustments such that the Senior Subordinated Notes may only be purchased in integral multiples of $1,000 or EURO1,000, as applicable. Upon completion of each Asset Sale offer, the amount of Excess Proceeds will be reset at zero.

        Rhodia will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Senior Subordinated Notes pursuant to an Asset Sale offer.

To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Rhodia will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indentures by virtue of such conflict.

Certain Limits and Defaults

        The agreements governing our other Debt contain prohibitions of certain events, including events that would constitute an Asset Sale or Change of Control. In addition, the exercise by the holders of Senior Subordinated Notes of their right to require us to repurchase the Senior Subordinated Notes upon an Asset Sale or Change of Control could cause a default under these other agreements, even if the Asset Sale or Change of Control does not, due to the financial effect of such repurchases on us. Any future credit agreements or other agreements relating to Debt to which Rhodia or any Restricted Subsidiary becomes a party may contain similar restrictions and provisions. Finally, our ability to pay cash to the holders of Senior Subordinated Notes upon a repurchase may be limited by our then existing financial resources. Our failure to make or consummate an Asset Sale or Change of Control offer or pay the applicable Asset Sale or Change of Control payment when due would result in an Event of Default and would give the trustees and the holders of the Senior Subordinated Notes the rights described below under the caption "—Events of Default and Remedies" and which, in turn would constitute a default under certain other Debt. In such circumstances, the subordination provisions in the indentures may prevent payments to the holders of the Senior Subordinated Notes.

Selection and Notice

        If less than all of the Original Dollar Senior Subordinated Notes, the Exchange Dollar Senior Subordinated Notes, the Original Euro Senior Subordinated Notes or the Exchange Euro Senior Subordinated Notes, as the case may be, are to be redeemed at any time, the applicable trustee will select Senior Subordinated Notes for redemption on a pro rata basis, unless such method is impractical in the reasonable opinion of the applicable trustee, then by lot or by such method as that trustee deems fair and appropriate.

        No Senior Subordinated Notes of $1,000 or EURO1,000, as the case may be, can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Senior Subordinated Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Senior Subordinated Notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional. If and for so long as the Senior Subordinated Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, Rhodia shall publish such notice in Luxembourg in the manner described below in "—Notices" and send a copy of such notice to the Luxembourg Stock Exchange.

        If any Senior Subordinated Note is to be redeemed in part only, the notice of redemption that relates to that Senior Subordinated Note will state the portion of the principal amount of that Senior Subordinated Note that is to be redeemed. A new Senior Subordinated Note in principal amount equal to the unredeemed portion of the original Senior Subordinated Note will be issued in the name of the holder of Senior Subordinated Notes upon cancellation of the original Senior Subordinated Note. Senior Subordinated Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Senior Subordinated Notes or portions of them called for redemption.

Certain Covenants

Suspension of Covenants when Senior Subordinated Notes Rated Investment Grade

        If on any date following the date of the applicable indenture, the series of Senior Subordinated Notes issued under that indenture has an Investment Grade Rating from both of the Rating Agencies and no Default or Event of Default has occurred and is continuing (a "Suspension Event"), then, beginning on that day and continuing until such time, if any, at which that series of Senior Subordinated Notes ceases to have an Investment Grade Rating from either of the Rating Agencies, the provisions of the applicable indenture summarized under the following captions will not apply to that series of Senior Subordinated Notes:

  (1)
  "—Repurchase at the Option of Holders";

  (2)
  "—Certain Covenants—Restricted Payments";

  (3)
  "—Certain Covenants—Incurrence of Debt and Issuance of Preferred Stock";

  (4)
  "—Certain Covenants—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries";

  (5)
  "—Certain Covenants—Limitations on Issuances of Guarantees of Debt";

  (6)
  "—Certain Covenants—Merger, Consolidation or Sale of Assets" (but only clause (4) of such covenant);

  (7)
  "—Certain Covenants—Transactions with Affiliates";

  (8)
  "—Certain Covenants—Sale and Leaseback Transactions" (but only the first paragraph of such covenant);

  (9)
  "—Certain Covenants—Payments for Consent"; and

  (10)
  "—Certain Covenants—Business Activities".

        Such covenants will again apply according to their terms from the first day on which a Suspension Event ceases to be in effect. Such covenants will not, however, be of any effect with regard to actions of Rhodia properly taken during the continuance of the Suspension Event, and the "Restricted Payments" covenant will be interpreted as if it had been in effect since the date of the applicable indenture except that no default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended.

Restricted Payments

        Rhodia will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of Rhodia's Equity Interests or any Restricted Subsidiary's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Rhodia or any Restricted Subsidiary) or to the direct or indirect holders of Rhodia's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such, other than:

  (x)
  dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Rhodia; or

  (y)
  dividends or distributions by a Restricted Subsidiary on any class of its Capital Stock so long as, in the case of any dividend or distribution by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, Rhodia or another Restricted Subsidiary of

      Rhodia, as the case may be, receives at least its pro rata share of such dividend or distribution (based on its ownership of the relevant class of Capital Stock);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Rhodia) any Equity Interests of Rhodia;

  (3)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Debt that is subordinated to the Senior Subordinated Notes or to a Subsidiary Guarantor's Guarantee, if any, of the Senior Subordinated Notes, except a payment of interest or principal at the Stated Maturity thereof (other than (x) intercompany Debt permitted under clause (7) of the covenant described below under the caption "—Incurrence of Debt and Issuance of Preferred Stock" and (y) the purchase, repurchase or other acquisition of such subordinated Debt purchased in anticipation of satisfying a payment of principal at the Stated Maturity thereof, in each case within one year of such Stated Maturity); or

  (4)
  make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

        unless, at the time of and after giving effect to such Restricted Payment:

  (1)
  no Default or Event of Default has occurred and is continuing;

  (2)
  Rhodia could incur at least EURO1.00 of additional Debt pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Debt and Issuance of Preferred Stock"; and

  (3)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Rhodia and its Restricted Subsidiaries after the date of the indentures (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7) and (8) of the next succeeding paragraph), is less than the sum, without duplication, of:

  (a)
  50% of the Consolidated Net Income of Rhodia for the period (taken as one accounting period) from the beginning of the fiscal quarter in which the Senior Subordinated Notes are issued to the end of Rhodia's most recently ended fiscal quarter for which financial statements are publicly available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

  (b)
  100% of the aggregate net cash proceeds received by Rhodia since the date of the indentures (i) as a contribution to its common equity capital or from the issue or sale of Equity Interests of Rhodia (other than Disqualified Stock) or (ii) from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Rhodia upon conversion into or exchange for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Rhodia), plus

  (c)
  100% of the fair market value as of the date of issuance of any Equity Interests (other than Disqualified Stock) issued by Rhodia as consideration for the purchase by Rhodia or any of its Restricted Subsidiaries of all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business (including by means of a merger, consolidation or other business combination permitted under the indentures), plus

    (d)
    to the extent that any Restricted Investment that was made after the date of the indentures is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

    (e)
    to the extent that any Unrestricted Subsidiary of Rhodia is redesignated as a Restricted Subsidiary after the date of the indentures, the lesser of (i) the fair market value of Rhodia's Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

        The preceding provisions will not prohibit:

  (1)
  the payment of any dividend within five months after the date on which a dividend is publicly announced by the Board of Directors of Rhodia, if at the date of announcement the dividend payment would have complied with the provisions of the indentures;

  (2)
  the redemption, repurchase, retirement, defeasance or other acquisition of any Debt of Rhodia or any Restricted Subsidiary which is subordinated to the Senior Subordinated Notes or such Restricted Subsidiary's Guarantee, if any, of the Senior Subordinated Notes, or of any Equity Interests of Rhodia or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of Rhodia) of, Equity Interests of Rhodia (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

  (3)
  the defeasance, redemption, repurchase or other acquisition of Debt of Rhodia or any Restricted Subsidiary which is subordinated to the Senior Subordinated Notes or such Restricted Subsidiary's Guarantee, if any, of the Senior Subordinated Notes, with the net cash proceeds from an incurrence of Permitted Refinancing Debt;

  (4)
  so long as no Default or Event of Default shall have occurred and be continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Rhodia or any Restricted Subsidiary of Rhodia from employees, former employees, directors or former directors of Rhodia or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of the employment of such employees or former employees or termination of the term of such director or former director; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed EURO3 million in any twelve-month period;

  (5)
  the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Rhodia issued in accordance with the covenant described below under the caption "—Incurrence of Debt and Issuance of Preferred Stock" to the extent such dividends are included in the definition of Fixed Charges;

  (6)
  so long as no Default or Event of Default shall have occurred and be continuing, the payment of dividends to holders of Rhodia's common stock in respect of the fiscal year ended December 31, 2002; provided that any such dividend paid pursuant to this clause (6) shall not exceed the amount publicly announced by Rhodia's Board of Directors on February 5, 2003;

  (7)
  payment of any Receivables Fees; or

  (8)
  so long as no Default or Event of Default shall have occurred and be continuing, other Restricted Payments in an aggregate amount, when taken together with all other Restricted

    Payments made pursuant to this clause (8), not to exceed EURO40 million, with no more than EURO20 million to be paid in any one fiscal year.

        The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Rhodia or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined in good faith (a) in the case of assets or securities valued at more than EURO10 million and less than or equal to EURO50 million, by a Senior Financial Officer of Rhodia and set forth in a certificate to the trustee from such officer, and (b) in the case of assets or securities valued at more than EURO50 million, by Rhodia's Board of Directors (whose resolution with respect thereto will be final and binding) and set forth in an officers' certificate delivered to the trustee.

Incurrence of Debt and Issuance of Preferred Stock

        Rhodia will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Debt (including Acquired Debt), and Rhodia will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Rhodia may incur Debt (including Acquired Debt) or issue Disqualified Stock, if the Fixed Charge Coverage Ratio for Rhodia's most recently ended four full fiscal quarters for which financial statements are publicly available immediately preceding the date on which such additional Debt is incurred or such Disqualified Stock is issued would have been at least 2.25 to 1 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Debt had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period. In addition, at any time when a Restricted Subsidiary is a Subsidiary Guarantor that has Guaranteed Debt of Rhodia, any incurrence of Debt by Rhodia permitted by the preceding sentence may be incurred by any such Subsidiary Guarantor.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Debt, Disqualified Stock or preferred stock, as applicable (collectively, "Permitted Debt"):

  (1)
  the incurrence by Rhodia or any of its Restricted Subsidiaries (and the Guarantee thereof by any Restricted Subsidiary or Rhodia, as applicable) of Debt and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Rhodia and the Restricted Subsidiaries thereunder), not to exceed EURO1.3 billion, less the aggregate amount of all Net Proceeds of Asset Sales applied by Rhodia or any of its Restricted Subsidiaries since the date of issuance of the Senior Subordinated Notes to repay any Debt under the Credit Facilities pursuant to the second paragraph of the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales";

  (2)
  the incurrence by Rhodia and its Restricted Subsidiaries of the Existing Debt;

  (3)
  the incurrence by Rhodia, and the Guarantee of any Subsidiary Guarantor, of Debt represented by the Senior Subordinated Notes and the Senior Notes to be issued on the date of the indentures and the Exchange Senior Subordinated Notes and Exchange Senior Notes to be issued pursuant to the Registration Rights Agreement;

  (4)
  the incurrence by Rhodia or any of its Restricted Subsidiaries of Debt represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property (real or personal), plant or equipment (whether through the direct purchase of assets or through the purchase of the Capital Stock of any Person owning such assets) used in the business of Rhodia or such Restricted Subsidiary, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Debt incurred to refund, refinance or replace any Debt incurred pursuant to this clause (4), not to exceed 5% of the Consolidated Net Tangible Assets of Rhodia and its Restricted Subsidiaries;

  (5)
  the incurrence by Rhodia or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to refund, refinance or replace Debt (other than intercompany Debt) that was permitted by the indentures to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5) or (14) of this paragraph;

  (6)
  the incurrence by Rhodia or any of its Restricted Subsidiaries of obligations with respect to letters of credit securing obligations entered into in the ordinary course of business to the extent such letters of credit are not drawn upon or, if drawn upon, such drawing is reimbursed within five Business Days following receipt of a demand for reimbursement;

  (7)
  the incurrence by Rhodia or any of its Restricted Subsidiaries of intercompany Debt between or among Rhodia and any of its Restricted Subsidiaries; provided, however, that:

  (a)
  if Rhodia or a Subsidiary Guarantor is the obligor on such Debt, such Debt must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Senior Subordinated Notes or the Guarantee of the Subsidiary Guarantor, as the case may be; and

  (b)
  (i) any subsequent issuance or transfer of Equity Interests that results in any such Debt being held by a Person other than Rhodia or a Restricted Subsidiary of Rhodia and (ii) any sale or other transfer of any such Debt to a Person that is not either Rhodia or a Restricted Subsidiary of Rhodia will be deemed, in each case, to constitute an incurrence of such Debt by Rhodia or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

  (8)
  the issuance of shares of preferred stock by a Restricted Subsidiary to Rhodia or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which, in either case, results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to Rhodia or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock that was not permitted by this clause (8);

  (9)
  the incurrence by Rhodia or any of its Restricted Subsidiaries of:

  (a)
  Hedging Obligations incurred in the ordinary course of business and not for speculative purposes; and

  (b)
  Debt in respect of performance, surety or appeal bonds provided in the ordinary course of business;

  (10)
  the guarantee by Rhodia or any of its Restricted Subsidiaries of Debt of Rhodia or a Restricted Subsidiary of Rhodia that was permitted to be incurred by another provision of this covenant;

  (11)
  the incurrence by Rhodia or any of its Restricted Subsidiaries of Debt represented by letters of credit for the account of Rhodia or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, environmental remediation or other environmental matters or payment obligations in connection with self-insurance or similar requirements, in each case to the extent arising in the ordinary course of business;

  (12)
  the incurrence by Rhodia or a Restricted Subsidiary of Debt to the extent the net proceeds thereof are promptly deposited to defease Senior Subordinated Notes as described below under the caption "—Legal Defeasance and Covenant Defeasance";

  (13)
  the incurrence by Rhodia or any of its Restricted Subsidiaries of Debt arising from the honoring by a bank or other financial institution of a check, draft or similar institution inadvertently drawn against insufficient funds in the ordinary course of business provided such Debt is extinguished within 10 days of occurrence; and

  (14)
  the incurrence by Rhodia or any of its Restricted Subsidiaries of additional Debt or the issuance of Disqualified Stock by Rhodia or preferred stock by any Restricted Subsidiary in an aggregate principal amount or liquidation preference (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Debt incurred to refund, refinance or replace any Debt incurred pursuant to this clause (14), not to exceed EURO125 million.

        For purposes of determining compliance with this "Incurrence of Debt and Issuance of Preferred Stock" covenant:

  (1)
  in the event that an item of proposed Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Rhodia will be permitted to classify such item of Debt on the date of its incurrence, or, subject to clause (2) below, later reclassify all or a portion of such item of Debt, in any manner that complies with this covenant;

  (2)
  Debt under Credit Facilities outstanding on the date of the indentures will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt and Rhodia will not be permitted to reclassify any portion of such Debt thereafter;

  (3)
  the outstanding principal amount of any particular Debt shall be counted only once and any obligations arising under any guarantee, Lien, letter of credit or similar instrument supporting such Debt shall not be double counted;

  (4)
  the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Debt in the form of additional Debt with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Debt or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of Rhodia as accrued; and

  (5)
  the maximum amount of Debt that Rhodia or a Restricted Subsidiary may incur pursuant to this covenant will not be deemed to be exceeded, with respect to any outstanding Debt, due solely to the result of fluctuations in the exchange rates of currencies.

Liens

        Rhodia will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any asset now owned or hereafter acquired, to secure Debt, Attributable Debt or other obligations that are pari passu with or subordinated in right of payment to the Senior Subordinated Notes or a Subsidiary Guarantor's Guarantee of the Senior Subordinated Notes, if any, unless all payments due under the indentures and the Senior Subordinated Notes or such Subsidiary Guarantor's Guarantee of the Senior Subordinated Notes, as the case may be, are secured on an equal and ratable basis with (or prior to) the obligations so secured until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        Rhodia will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to Rhodia or any of its Restricted Subsidiaries;

  (2)
  make loans or advances to Rhodia or any of its Restricted Subsidiaries or to make required payments in respect thereof; or

  (3)
  transfer any of its properties or assets to Rhodia or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  agreements in effect on the date of the indentures, including the Credit Facilities, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements and any new agreements, provided that the encumbrances or restrictions contained in any such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or new agreements, taken as a whole, are not materially more restrictive than the encumbrances or restrictions contained in agreements in place on the date of the indentures;

  (2)
  the indentures, the Senior Subordinated Notes and Exchange Senior Subordinated Notes, any Guarantee of the Senior Subordinated Notes and Exchange Senior Subordinated Notes, the Senior Notes indentures, the Senior Notes and Exchange Senior Notes and any Guarantee of the Senior Notes and Exchange Senior Notes;

  (3)
  any applicable law, rule, regulation or order;

  (4)
  any instrument governing Debt or Capital Stock of a Person acquired by Rhodia or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the property or assets of the Person so acquired, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those instruments, provided that the encumbrances or restrictions contained in any such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, taken as a whole, are not materially more restrictive than the encumbrances or restrictions contained in instruments in effect on the date of acquisition;

  (5)
  customary non-assignment provisions in leases or other agreements entered into in the ordinary course of business and consistent with past practices;

  (6)
  purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

  (7)
  any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

  (8)
  Permitted Refinancing Debt, provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt, taken as a whole, are not materially more restrictive than those contained in the agreements governing the Debt being refinanced;

  (9)
  Liens securing Debt otherwise permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" or below under the caption "—Sale and Leaseback Transactions" that limit the right of the debtor to dispose of the assets subject to such Liens;

  (10)
  customary provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

  (11)
  restrictions on cash or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business; and

  (12)
  restrictions created in connection with any Receivables Facility that, in the good faith determination of the Board of Directors, are necessary or advisable to effect such Receivables Facility.

Limitations on Issuances of Guarantees of Debt

        Rhodia will not permit any Restricted Subsidiary to, directly or indirectly, Guarantee any Debt of Rhodia (other than the granting by such Restricted Subsidiary of a Permitted Lien under circumstances which do not otherwise constitute the Guarantee of Debt of Rhodia) unless such Restricted Subsidiary simultaneously executes and delivers to the trustees supplemental indentures providing for the Guarantee of payment of the Senior Subordinated Notes by such Restricted Subsidiary which Guarantee shall be senior to or pari passu with such Subsidiary's Guarantee of such other Debt, unless such other Debt is Senior Debt, in which case such Restricted Subsidiary's Guarantee with respect to the Senior Subordinated Notes may be subordinated to the Guarantee of Senior Debt to the same extent as the Senior Subordinated Notes are subordinated to such Senior Debt. Upon the execution and delivery of such supplemental indentures, such Restricted Subsidiary shall become a Subsidiary Guarantor. Each Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such Restricted Subsidiary, illegal or voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

        Notwithstanding the foregoing, any Guarantee of the Senior Subordinated Notes created pursuant to the provisions described in the foregoing paragraph shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (a) such Subsidiary ceasing to be a Restricted Subsidiary (including as a result of any sale, exchange or transfer, to any Person, of all of Rhodia's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary) pursuant to the applicable indenture or (b) the release by the holders of the Debt of Rhodia described in the preceding paragraph of their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Debt), at a time when (i) no other Debt of Rhodia has been guaranteed by such Restricted Subsidiary; or (ii) the holders of all such other Debt which is guaranteed by such Restricted Subsidiary also release their

Guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Debt) and, in either such case, such Restricted Subsidiary is not obligated in respect of any Debt incurred by such Restricted Subsidiary under the provisions described in the last sentence of the first paragraph under the caption "—Incurrence of Debt and Issuance of Preferred Stock". This covenant will not apply to any Guarantees or pledges of assets existing on the date of the indentures.

        In the event that a Subsidiary Guarantor enters into a Guarantee of the Senior Subordinated Notes or a Subsidiary Guarantor is released from its obligations under its Guarantee of the Senior Subordinated Notes, and if and for so long as the Senior Subordinated Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, Rhodia will publish notice of the release of or the granting of such Guarantee in Luxembourg in the manner described below in "—Notices", send a copy of such notice to the Luxembourg Stock Exchange and, in the case of the granting of a new Guarantee, deposit a copy of such Guarantee with the Luxembourg Stock Exchange and the Paying Agent at its office in Luxembourg.

Merger, Consolidation or Sale of Assets

        Rhodia may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Rhodia is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Rhodia and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

  (1)
  either: (a) Rhodia is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Rhodia) or to which such sale, assignment, transfer, conveyance or other disposition has been made is organized or existing under the laws of any state which is a member of the European Union, Canada, the United Sates of America or any State thereof, or the District of Columbia;

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than Rhodia) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Rhodia under the Senior Subordinated Notes, the indentures and the Registration Rights Agreement (including the obligation to pay Additional Amounts, if any, in its Relevant Tax Jurisdiction) pursuant to agreements in form reasonably satisfactory to the trustees;

  (3)
  immediately after such transaction, no Default or Event of Default exists; and

  (4)
  Rhodia or the Person formed by or surviving any such consolidation or merger (if other than Rhodia), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least EURO1.00 of additional Debt pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Debt and Issuance of Preferred Stock."

        Notwithstanding the foregoing clause (4), if

  (a)
  any Restricted Subsidiary consolidates with, merges into or transfers all or substantially all of its properties and assets to Rhodia or to any other Restricted Subsidiary of Rhodia, or

  (b)
  Rhodia merges with an Affiliate owned 100% (other than directors' qualifying shares) by a Parent Company of Rhodia organized solely for the purpose of incorporating Rhodia in any state which is a member of the European Union, Canada or the United States of America

    or any State thereof, or the District of Columbia to realize tax or other benefits so long as the amount of Debt of Rhodia and its Restricted Subsidiaries is not increased thereby and so long as Rhodia or its successor shall not, as a result of such transaction, be required to pay Additional Amounts, then no violation of this covenant will be deemed to have occurred, as long as the requirements of clauses (1), (2) and (3) of this covenant are satisfied.

        In addition, Rhodia may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. Except for clause (1)(b) of the preceding paragraph, this "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Rhodia and its Restricted Subsidiaries.

Transactions with Affiliates

        Rhodia will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

  (1)
  the Affiliate Transaction is on terms, when taken as a whole, that are no less favorable to Rhodia or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Rhodia or such Restricted Subsidiary with an unrelated Person; and

  (2)
  Rhodia delivers to the trustees:

  (a)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of EURO10 million and less than or equal to EURO50 million, a certificate of a Senior Financial Officer of Rhodia and one member of the executive committee of the Board of Directors of Rhodia other than such Senior Financial Officer, certifying that such Affiliate Transaction complies with this covenant; and

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of EURO50 million, (i) a resolution of the Board of Directors of Rhodia set forth in an officers' certificate certifying that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (ii) an opinion as to the fairness to Rhodia of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of international standing.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any employment, compensation, benefit or indemnification agreement or arrangement (and any payments or other transactions pursuant thereto) entered into by Rhodia or any of its Restricted Subsidiaries in the ordinary course of business with an officer, employee or director and any transactions pursuant to stock option plans, stock ownership plans and employee benefit plans or arrangements;

  (2)
  transactions between or among Rhodia and/or its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary as a result of any such transaction);

  (3)
  payment of reasonable fees to directors who are not otherwise employees of Rhodia;

  (4)
  Restricted Payments that are permitted by the provisions described above under the caption "—Restricted Payments";

  (5)
  loans or advances to employees or consultants in the ordinary course of business of Rhodia or its Restricted Subsidiaries;

  (6)
  sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

  (7)
  purchases from and sales to joint venture entities existing on the date of the indentures of chemicals and products in the ordinary course of business, so long as such purchases and sales are on terms which, taken as a whole, are no less favorable to Rhodia or the Relevant Subsidiary than those that would have been obtained in a comparable transaction by Rhodia or such Restricted Subsidiary with an unrelated Person; and

  (8)
  transactions pursuant to or contemplated by any agreement of Rhodia or any Restricted Subsidiary as in effect as of the date of the indentures or any amendment thereto or any replacement agreement so long as any such amendment or replacement agreement, taken as a whole, is not materially more disadvantageous to the holders of Senior Subordinated Notes than the original agreement as in effect on the date of the indentures.

Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of Rhodia may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Rhodia and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "—Restricted Payments" or Permitted Investments, as determined by Rhodia. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Anti-Layering

        Rhodia may not incur Debt that is subordinate in right of payment to Senior Debt of Rhodia unless such Debt is pari passu with, or subordinated in right of payment to, the Senior Subordinated Notes. No Subsidiary Guarantor may incur Debt that is subordinate in right of payment to the Senior Debt of such Subsidiary Guarantor unless such Debt is pari passu with, or subordinated in right of payment to, such Subsidiary Guarantor's Guarantee of the Senior Subordinated Notes.

Sale and Leaseback Transactions

        Prior to a Suspension Event and at any time that a Suspension Event is not continuing, Rhodia will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that Rhodia or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

  (1)
  Rhodia or that Restricted Subsidiary, as applicable, could have (a) incurred Debt in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "—Incurrence of Debt and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Debt pursuant to the covenant described above under the caption "—Liens";

  (2)
  the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an officers' certificate delivered to the trustee, of the property that is the subject of that Sale and Leaseback Transaction; and

  (3)
  the transfer of assets in that Sale and Leaseback Transaction is permitted by, and Rhodia applies the proceeds of such transaction in compliance with, the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

        During the continuance of a Suspension Event, Rhodia will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction involving any Principal Property, except for any Sale and Leaseback Transaction involving a lease not exceeding three years, unless:

  (1)
  Rhodia or that Restricted Subsidiary, as applicable, would be entitled to incur Debt secured by a Lien on that Principal Property without equally and ratably securing the Senior Subordinated Notes;

  (2)
  an amount equal to the Attributable Debt of the Sale and Leaseback Transaction is applied within 180 days to:

  (a)
  the voluntary retirement of any Debt of Rhodia or any Restricted Subsidiary maturing more than one year after the date incurred, and which is senior to or pari passu in right of payment with the Senior Subordinated Notes; or

  (b)
  the purchase of other property that will constitute Principal Property having a value at least equal to the net proceeds of the sale; or

  (3)
  Rhodia or that Restricted Subsidiary, as applicable, delivers to the trustees for cancellation Senior Subordinated Notes in an aggregate principal amount at least equal to the net proceeds of the sale.

        Notwithstanding the foregoing, after a Suspension Event, Rhodia may enter into Sale and Leaseback Transactions that would not otherwise be permitted under the limitations described in the preceding paragraph, provided that the sum of the aggregate amount of all Debt of Rhodia and its Restricted Subsidiaries that is secured by Liens on any properties or assets of Rhodia and any Restricted Subsidiaries (other than (1) Debt secured solely by Permitted Liens, (2) Debt that is secured equally and ratably with (or on a basis subordinated to) the Senior Subordinated Notes and (3) the Senior Subordinated Notes) and the aggregate amount of all Attributable Debt of Rhodia and its Restricted Subsidiaries with respect to all Sale and Leaseback Transactions outstanding at such time (other than Sale and Leaseback Transactions permitted by the preceding paragraph) would not exceed 5% of the Consolidated Net Tangible Assets of Rhodia and its Restricted Subsidiaries.

Business Activities

        Rhodia will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as would not be material to Rhodia and its Restricted Subsidiaries taken as a whole.

Payments for Consent

        Rhodia will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Senior Subordinated Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indentures or the Senior Subordinated Notes unless such consideration is offered to be paid and is paid to all holders of the Senior Subordinated Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

        The indentures will require Rhodia to file with the SEC (and make available to the trustee and the holders of the Senior Subordinated Notes (without exhibits), without cost to each holder, within 15 days after it files them with the SEC):

  (1)
  within six months after the end of each fiscal year, annual reports on Form 20-F, or any successor form containing the information required to be contained therein, or required in such successor form and including, to the extent permitted under applicable law and SEC regulations, a U.S. GAAP reconciliation in substantially the form set out in the Form 20-F of Rhodia for the year ended December 31, 2001; provided that such reconciliation shall be made to U.S. GAAP as in effect on the date of such report or financial information;

  (2)
  within 120 days after the end of each fiscal year, reports on Form 6-K, or any successor form, attaching (a) audited consolidated financial statements for Rhodia for such fiscal year (and for the prior two years), in each case prepared in accordance with French GAAP including, to the extent permitted under applicable law and SEC regulations, a U.S. GAAP reconciliation in substantially the form set out in the Form 20-F of Rhodia for the year ended December 31, 2001, and (b) the information relating to Rhodia described in Item 5 of Form 20-F (i.e., Operating and Financial Review and Prospects);

  (3)
  within 75 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K, or any successor form, attaching (a) unaudited consolidated financial statements (including a consolidated statement of income, consolidated balance sheet and consolidated statement of cash flows) for Rhodia for such period (and, beginning with the fiscal quarter ending June 30, 2004, the comparable period reported in the prior year), in each case, prepared in accordance with French GAAP (as in effect on the date of such report or financial information) including, to the extent permitted under applicable law and SEC regulations a U.S. GAAP reconciliation in substantially the form set out in the Form 6-K of Rhodia for the 6-month period ended June 30, 2002; provided that such reconciliations shall be made to U.S. GAAP as in effect on the date of such report or financial information and (b) information relating to Rhodia described in Item 5 of Form 20-F (i.e., Operating and Financial Review and Prospects) in a similar manner to, and to the extent included in, the Form 6-K of Rhodia for the 6-month period ended June 30, 2002;

  (4)
  promptly, from time to time, after the occurrence of any event required to be therein reported, other reports on Form 6-K or any successor form; and

  (5)
  promptly, from time to time, all other information that would be required to be contained in a report on Form 8-K (as such form is in effect on the issue date of the Senior Subordinated Notes) if Rhodia were required to file such reports (and such information may be provided in a report on Form 6-K); provided, however, that Rhodia shall not be required to file a report on Form 6-K or 8-K pursuant to this clause (5) if the information or event that gave rise to the obligation to file such report is disclosed in a report referred to in clause (1), (2), (3) or (4) above which is filed within 30 days of the date on which a report would otherwise have been required to be filed pursuant to this clause (5);

provided that Rhodia shall not be obliged to file any reports referred to in clauses (1) through (5) above with the SEC if the SEC does not permit such filing, in which event Rhodia will provide such information to the trustee and holders of the Senior Subordinated Notes, in each case within 15 days after the time Rhodia would have been required to file such information with the Commission pursuant to the foregoing.

        In addition, so long as the Senior Subordinated Notes remain outstanding and during any period during which Rhodia is not subject to Section 13 or 15(d) of the Exchange Act nor exempt therefrom pursuant to Rule 12g3-2(b), Rhodia will furnish to holders of the Senior Subordinated Notes and prospective purchasers of the Senior Subordinated Notes upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        So long as the Senior Subordinated Notes are listed on the Luxembourg Stock Exchange, copies of the information and reports referred to in clauses (1) through (5) of the first paragraph above will be available during normal business hours at the offices of the Paying Agent in Luxembourg.

Events of Default and Remedies

        With respect to each series of Senior Subordinated Notes, each of the following is an Event of Default:

  (1)
  default for 30 days in the payment when due of interest on, or Additional Amounts or Special Interest with respect to, such Senior Subordinated Notes, whether or not the payment is prohibited by the subordination provisions of the applicable indenture;

  (2)
  default in payment when due of the principal of or premium, if any, on such Senior Subordinated Notes, whether or not the payment is prohibited by the subordination provisions of the applicable indenture;

  (3)
  failure by Rhodia or any of its Restricted Subsidiaries to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control" or "—Certain Covenants—Merger, Consolidation or Sale of Assets";

  (4)
  failure by Rhodia or any of its Restricted Subsidiaries for 60 days after notice from the applicable trustee or the holders of at least 25% in aggregate principal amount of that series of the Senior Subordinated Notes outstanding (a copy of which notice from the holders shall be delivered to the applicable trustee) to comply with any of the other agreements in the indenture;

  (5)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by Rhodia or any of its Significant Subsidiaries (or the payment of which is guaranteed by Rhodia or any of its Significant Subsidiaries) whether such Debt or guarantee now exists, or is created after the date of the indenture, if that default:

  (a)
  is caused by a failure to pay principal of, or interest or premium, if any, on such Debt after the expiration of the grace period provided in such Debt on the date of such default (a "Payment Default"); or

  (b)
  results in the acceleration of such Debt prior to its express maturity,

    and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates EURO35 million or more and has not been discharged in full or such acceleration rescinded or annulled within 20 days of such Payment Default or acceleration;

  (6)
  failure by Rhodia or any of its Significant Subsidiaries to pay final, non-appealable judgments aggregating in excess of EURO35 million, which judgments are not paid, discharged or stayed for a period of 60 days;

  (7)
  any Guarantee of the Senior Subordinated Notes required by the applicable indenture ceases to be in full force and effect (except as contemplated by the terms thereof) or any Subsidiary Guarantor or Person acting by or on behalf of such Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor's obligations under such Guarantee and such Default continues for 30 days after receipt of the notice specified in the applicable indenture; and

  (8)
  certain events of bankruptcy or insolvency described in the applicable indenture with respect to Rhodia or any of its Significant Subsidiaries.

        In the case of an Event of Default described above in clause (8), all outstanding Senior Subordinated Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the applicable trustee or the holders of at least 25% in principal amount of the then outstanding Senior Subordinated Notes of the applicable series may declare that series of the Senior Subordinated Notes to be due and payable immediately.

        Holders of the Senior Subordinated Notes may not enforce the applicable indenture or Senior Subordinated Notes except as provided in such indenture. Subject to certain limitations, with respect to either series of Senior Subordinated Notes, holders of a majority in principal amount of the then outstanding Senior Subordinated Notes of that series may direct the applicable trustee in its exercise of any trust or power. The applicable trustee may withhold from holders of the Senior Subordinated Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, premium, interest, Additional Amounts or Special Interest.

        With respect to either series of Senior Subordinated Notes, the holders of a majority in aggregate principal amount of Senior Subordinated Notes of that series then outstanding by notice to the applicable trustee may on behalf of the holders of that series of Senior Subordinated Notes waive any existing Default or Event of Default and its consequences under the applicable indenture except a continuing Default or Event of Default in the payment of principal, premium, interest, Additional Amounts or Special Interest on that series of Senior Subordinated Notes.

        Rhodia is required to deliver to the trustees annually a statement regarding compliance with the indentures. Upon becoming aware of any Default or Event of Default, Rhodia is required to deliver to the trustees a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of Rhodia, as such, will have any liability for any obligations of Rhodia under the Senior Subordinated Notes, the indentures, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Senior Subordinated Notes by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        Rhodia may, at its option and at any time, elect to have all of its obligations, and all obligations of any Subsidiary Guarantor's Guarantee of the Senior Subordinated Notes, discharged with respect to either or both series of Senior Subordinated Notes ("Legal Defeasance") except for:

  (1)
  the rights of holders of outstanding Senior Subordinated Notes to receive payments in respect of the principal of, or interest, premium, Additional Amounts and Special Interest, if any, on such Senior Subordinated Notes when such payments are due from the trust referred to below;

  (2)
  Rhodia's obligations with respect to the Senior Subordinated Notes concerning issuing Senior Subordinated Notes, registration, exchange and transfer of Senior Subordinated Notes, mutilated, destroyed, lost or stolen Senior Subordinated Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustees, and Rhodia's and the Subsidiary Guarantor's, if any, obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the indentures.

        In addition, Rhodia may, at its option and at any time, elect to have the obligations of Rhodia and any Subsidiary Guarantors released with respect to certain covenants in either or both indentures ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the applicable Senior Subordinated Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, and insolvency events) described under "—Events of Default and Remedies" will no longer constitute Events of Default with respect to the applicable Senior Subordinated Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  Rhodia must irrevocably deposit with the applicable trustee, in trust, for the benefit of the holders of the applicable Senior Subordinated Notes, cash in U.S. dollars or U.S. dollar-denominated non-callable Government Securities, or a combination thereof, in the case of Dollar Senior Subordinated Notes, and cash in euro or euro-denominated non-callable Government Securities, or a combination thereof, in the case of Euro Senior Subordinated Notes, in each case in amounts as will be sufficient (without consideration of any reinvestment of interest), in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, Additional Amounts, if any, and Special Interest, if any, on the outstanding Senior Subordinated Notes of the applicable series on the stated maturity or on the applicable redemption date, as the case may be, and Rhodia must specify whether such Senior Subordinated Notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, Rhodia has delivered to the applicable trustee:

  (a)
  an opinion of counsel reasonably acceptable to such trustee confirming that (i) Rhodia has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (ii) since the date of the indentures there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the applicable outstanding Senior Subordinated Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; and

    (b)
    an opinion of counsel in France reasonably acceptable to the trustee to the effect that (i) the holders of the outstanding Senior Subordinated Notes will not recognize income, gain or loss for French income tax purposes as a result of such Legal Defeasance and will be subject to French income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, and (ii) payments on the Senior Subordinated Notes will not become subject to any withholding or deduction for taxes imposed or levied by or on behalf of France or any taxing authority thereof as a result of such Legal Defeasance;

  (3)
  in the case of Covenant Defeasance, Rhodia has delivered to the applicable trustee:

  (a)
  an opinion of counsel reasonably acceptable to such trustee confirming that the holders of the applicable outstanding Senior Subordinated Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

  (b)
  an opinion of counsel in France reasonably acceptable to the trustee confirming that (i) the holders of the outstanding Senior Subordinated Notes will not recognize income, gain or loss for French income tax purposes as a result of such Covenant Defeasance and will be subject to French income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasanee had not occurred, and (ii) payments on the Senior Subordinated Notes will not become subject to any withholding or deduction for taxes imposed or levied by or on behalf of France or any taxing authority thereof as a result of such Legal Defeasance;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit under the applicable indenture (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indentures as permitted by Clause (4)) to which Rhodia or any of its Restricted Subsidiaries is a party or by which Rhodia or any of its Restricted Subsidiaries is bound;

  (6)
  Rhodia must deliver to the applicable trustee an officers' certificate stating that the deposit was not made by Rhodia with the intent of preferring the holders of Senior Subordinated Notes being defeased over the other creditors of Rhodia with the intent of defeating, hindering, delaying or defrauding any other creditors of Rhodia or others; and

  (7)
  Rhodia must deliver to the applicable trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Dollar Senior Subordinated Notes and the related indenture or the Euro Senior Subordinated Notes and the related indenture may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Dollar Senior Subordinated Notes or the Euro Senior Subordinated Notes, as the case may be, then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Subordinated Notes), and any existing default or compliance with any provision of the Dollar Senior Subordinated Notes and the related indenture or the Euro Senior Subordinated Notes and the related indenture may be waived with the consent of the holders of a majority in principal amount of the then outstanding Dollar Senior Subordinated Notes or the Euro Senior Subordinated Notes, as the case may be, (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Subordinated Notes).

        With respect to each series of Senior Subordinated Notes, without the consent of each holder affected, an amendment or waiver may not (with respect to any Senior Subordinated Notes held by a non-consenting holder):

  (1)
  reduce the principal amount of such Senior Subordinated Notes whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal amount of or change the fixed maturity of any such Senior Subordinated Note or alter the provisions with respect to the redemption of such Senior Subordinated Notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

  (3)
  reduce the rate of or change the time for payment of interest on any such Senior Subordinated Note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium, Additional Amounts, if any, or Special Interest, if any, on such Senior Subordinated Notes (except a rescission of acceleration of such Senior Subordinated Notes by the holders of at least a majority in aggregate principal amount of the applicable series of Senior Subordinated Notes, and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any such Senior Subordinated Note payable in money other than that stated in such Senior Subordinated Notes;

  (6)
  make any change in the provisions of the applicable indenture relating to waivers of past Defaults or the rights of holders of such Senior Subordinated Notes to receive payments of principal of, or interest or premium or Additional Amounts or Special Interest, if any, on such Senior Subordinated Notes or to institute suit for the enforcement of any such payment;

  (7)
  waive a redemption payment with respect to any such Senior Subordinated Note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders"); or

  (8)
  make any change in the preceding amendment and waiver provisions.

        With respect to either series of Senior Subordinated Notes, notwithstanding the preceding paragraph, without the consent of any holder of such Senior Subordinated Notes, Rhodia, the Subsidiary Guarantors, if any, and the applicable trustee may amend or supplement the indenture or the applicable Senior Subordinated Notes:

  (1)
  to cure any ambiguity, defect, omission or inconsistency;

  (2)
  to provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes;

  (3)
  to provide for the assumption of Rhodia's obligations to holders of such Senior Subordinated Notes in the case of a merger or consolidation or sale of all or substantially all of Rhodia's assets;

  (4)
  to make any change that would provide any additional rights or benefits to the holders of such Senior Subordinated Notes or that does not adversely affect the legal rights under the indenture of any such holder;

  (5)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

  (6)
  to provide for the issuance of additional Senior Subordinated Notes in accordance with the limitations set forth in the indenture;

  (7)
  add any Guarantee with respect to the Senior Subordinated Notes; or

  (8)
  to make any change in "Subordination" that would limit or terminate the benefits available to any holder of Senior Debt.

Satisfaction and Discharge

        Each indenture will be discharged and will cease to be of further effect as to all Senior Subordinated Notes issued thereunder, when:

  (1)
  either:

  (a)
  all Senior Subordinated Notes that have been authenticated, except lost, stolen or destroyed Senior Subordinated Notes that have been replaced or paid and applicable Senior Subordinated Notes for whose payment money has been deposited in trust and thereafter repaid to Rhodia, have been delivered to the trustee for cancellation; or

  (b)
  all Senior Subordinated Notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and Rhodia or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, U.S. dollar-denominated non-callable Government Securities, or a combination thereof, in the case of Original Dollar Senior Subordinated Notes or Exchange Dollar Senior Subordinated Notes, and cash in euro, euro-denominated non-callable Government Securities, or any combination thereof, in the case of Original Euro Senior Subordinated Notes or Exchange Euro Senior Subordinated Notes, in each case in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the Senior Subordinated Notes not delivered to the trustee for cancellation for principal, premium and Special Interest, if any, and accrued interest to the date of maturity or redemption;

  (2)
  no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Rhodia or any Subsidiary Guarantor is a party or by which Rhodia or any Subsidiary Guarantor is bound;

  (3)
  Rhodia or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

  (4)
  Rhodia has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the Senior Subordinated Notes at maturity or the redemption date, as the case may be.

        In addition, Rhodia must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notices

        All notices to holders of the Senior Subordinated Notes (while any Senior Subordinated Notes are represented by one or more Global Notes) shall be delivered to DTC, Euroclear and Clearstream for communication to entitled account holders or, alternatively, will be valid if published in a leading English language daily newspaper published in the City of London and a leading English language daily newspaper published in the Borough of Manhattan, City of New York or such other English language daily newspaper with general circulation in Europe or the United States, as the case may be, as the trustee may approve. It is expected that any such publication will normally be made in the Financial Times and the Wall Street Journal. So long as the Senior Subordinated Notes are listed on the Luxembourg Stock Exchange and its rules so require, all notices to holders will be published in the Luxemburger Wort or in another daily newspaper published in Luxembourg approved by the trustee. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the applicable trustee may approve. In the case of Definitive Registered Notes, notices will be mailed to holders by first-class mail at their respective addresses as they appear on the records of the Registrar.

        Notices given by publication will be deemed given on the first date on which publication is made. Notices delivered to DTC, Euroclear and Clearstream will be deemed given on the date when delivered. Notices given by first class mail, postage paid, will be deemed given five calendar days after mailing whether or not the addressee receives it.

Concerning the Trustee

        If a trustee becomes a creditor of Rhodia, the applicable indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue, or resign.

        The holders of a majority in principal amount of the then outstanding Original Dollar Senior Subordinated Notes, Exchange Dollar Senior Subordinated Notes, Original Euro Senior Subordinated Notes or Exchange Euro Senior Subordinated Notes, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The applicable indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustees will be under no obligation to exercise any of their rights or powers under the applicable indenture at the request of any holder of Original Dollar Senior Subordinated Notes, Exchange Dollar Senior Subordinated Notes, Original Euro Senior Subordinated Notes or Exchange Euro Senior Subordinated Notes, as the case may be, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The indentures and the Senior Subordinated Notes will be governed by and construed in accordance with the internal laws of the State of New York.

Consent to Jurisdiction and Service

        Rhodia will irrevocably submit to the jurisdiction of any state or federal court located in The Borough of Manhattan, City of New York in relation to any legal action or proceeding (i) arising out of, related to or in connection with the indentures and the Senior Subordinated Notes and (ii) arising under any U.S. federal or state securities laws. Rhodia has appointed CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, NY 10011, as its agent for service of process in any such action or proceeding.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the indentures without charge by following the instructions under the section "General Information."

Certain Definitions

        Set forth below are certain defined terms used in the indentures. Reference is made to the indentures for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Debt of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Debt is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

  (2)
  Debt secured by a Lien encumbering any asset acquired by such specified Person,

but excluding Debt of such other Person that is extinguished, retired or repaid concurrently with such other Person becoming a Restricted Subsidiary of, or at the time it is merged into or consolidates with, such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Rhodia and its Restricted Subsidiaries taken as a whole will be governed by the provisions described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

  (2)
  the issuance of Equity Interests by any of Rhodia's Restricted Subsidiaries.

        Notwithstanding the preceding, none of the following will be deemed to be an Asset Sale:

  (1)
  any single transaction or series of related transactions that involves Equity Interests or assets having a fair market value of less than EURO30 million;

  (2)
  a transfer of assets between or among Rhodia and one or more of its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary in connection with such transaction);

  (3)
  an issuance of Equity Interests by a Restricted Subsidiary to Rhodia or to another Restricted Subsidiary;

  (4)
  the sale or lease of equipment, inventory or accounts receivable in the ordinary course of business;

  (5)
  sales of assets received by Rhodia or any Restricted Subsidiary upon the foreclosure on a Lien;

  (6)
  the lease, assignment or sublease of any real or personal property in the ordinary course of business;

  (7)
  any sale, lease or other disposition in the ordinary course of business of obsolete, worn out or damaged equipment no longer being used by Rhodia or its Restricted Subsidiaries;

  (8)
  any sale or disposition deemed to occur in connection with creating or granting any Permitted Lien;

  (9)
  sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

  (10)
  the sale or other disposition of cash or Cash Equivalents; and

  (11)
  a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such lease, determined in accordance with French GAAP.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation or société anonyme, the board of directors of the corporation or the société anonyme or, except in the context of the definitions of "Change of Control," any committee thereof;

  (2)
  with respect to a partnership, the board of directors of the general partner of the partnership; and

  (3)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Business Day" means each day (other than a Saturday or a Sunday) on which banks and financial institutions are open in New York, London, Luxembourg and Paris and which is a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with French GAAP.

        "Capital Stock" means:

  (1)
  in the case of a corporation or company, capital stock or share capital;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding any debt securities convertible into such equity securities.

        "Cash Equivalents" means:

  (1)
  U.S. dollars, euros, the other official currencies of any member of the European Union, any country located in North America, Switzerland, Japan and, in the case of any Restricted Subsidiary located outside any of those jurisdictions, such local currencies held from time to time by such Restricted Subsidiary in the ordinary course of business;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government or a member of the European Union, or any agency or instrumentality thereof (provided that the full faith and credit of the United States or such member, as the case may be, is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

  (3)
  certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any commercial bank having capital and surplus in excess of EURO500 million and a Thomson Bank Watch Rating (or the successor thereto) of "B" or better;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper rated at least A2/P2 by Moody's or S&P and in each case maturing within one year after the date of acquisition;

  (6)
  in the case of any Restricted Subsidiary located outside the United States and the European Union, any substantially similar investment to the kinds described in clauses (3) through (5) of this definition obtained in the ordinary course of business and with the highest ranking obtainable in the applicable jurisdiction; and

  (7)
  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Rhodia and its Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

  (2)
  the adoption of a plan relating to the liquidation or dissolution of Rhodia;

  (3)
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Rhodia, measured by voting power rather than number of shares; or

  (4)
  during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of Rhodia (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Rhodia was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Rhodia then in office.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

  (1)
  an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

  (2)
  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (3)
  Consolidated Interest Expense, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

  (4)
  depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses or charges (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses or charges were deducted in computing such Consolidated Net Income; less

  (5)
  non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with French GAAP.

        "Consolidated Interest Expense" means, for any period, the total interest expense of a Person and its consolidated Restricted Subsidiaries on their Debt determined in accordance with French GAAP, net of any interest income, plus, to the extent not included in such total interest expense and to the extent incurred by such Person or its Restricted Subsidiaries, without duplication:

  (1)
  interest expense attributable to Capital Lease Obligations and imputed interest with respect to Attributable Debt;

  (2)
  amortization of debt discount;

  (3)
  capitalized interest;

  (4)
  non-cash interest expense;

  (5)
  commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financings;

  (6)
  net costs, if any, pursuant to Hedging Obligations (but excluding amortization of deferred financing fees and unrealized gains and losses arising with respect to Hedging Obligations); and

  (7)
  the interest component of any deferred payment obligations (which, for the avoidance of doubt, does not include any deferred payment related to a retirement or post-retirement employee or directors' benefit plan);

in each case as determined on a consolidated basis in conformity with French GAAP. Notwithstanding anything to the contrary stated above, Consolidated Interest Expense shall not include any Receivables Fees.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with French GAAP; provided that:

  (1)
  the Net Income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash (or to the extent converted into cash) to or by the specified Person or a Restricted Subsidiary of the Person;

  (2)
  the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, except to the extent that such Net Income is actually paid to such Person or one of its Restricted Subsidiaries through dividends, loans or otherwise;

  (3)
  the cumulative effect of a change in accounting principles will be excluded;

  (4)
  any non-cash charges incurred subsequent to the date of the indentures which are allowed under French GAAP and which would have been permitted had such amounts been determined in accordance with U.S. GAAP from the application of SFAS No. 123 will be excluded; and

  (5)
  any non-cash goodwill impairment charges incurred subsequent to the date of the indentures which are allowed under French GAAP and which would have been permitted had such amounts been determined in accordance with U.S. GAAP, from the application of SFAS No. 142 will be excluded.

        "Consolidated Net Tangible Assets" means total assets (less accumulated depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under French GAAP) after deducting therefrom (1) all current liabilities, (2) any item representing investments in Unrestricted Subsidiaries and (3) all goodwill, trade names, trademarks, patents, unamortized debt discount, organization expenses and other like intangibles, all as set forth on the most recent balance sheet of Rhodia and its consolidated Restricted Subsidiaries and computed in accordance with French GAAP.

        "Credit Facilities" means one or more debt facilities (including, without limitation, the EURO600 million multicurrency revolving credit facility dated December 31, 2001 between Rhodia and

BNP Paribas, Crédit Lyonnais and The Royal Bank of Scotland PLC as lead arrangers and certain financial institutions as lenders and the bilateral revolving credit facilities with banks existing on the date of the indentures) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans or letters of credit, in each case, as amended, restated, refunded, renewed, replaced or refinanced (including increasing the amount borrowed thereunder) in whole or in part from time to time.

        "Debt" means, with respect to any specified Person, any debt of such Person, whether or not contingent and without duplication:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

  (3)
  in respect of bankers' acceptances;

  (4)
  representing Capital Lease Obligations;

  (5)
  representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, or similar obligations to trade creditors; or

  (6)
  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with French GAAP. In addition, the term "Debt" includes all Debt of others secured by a Lien on any asset of the specified Person (whether or not such Debt is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Debt of any other Person.

        The amount of any Debt outstanding as of any date will be:

  (1)
  the accreted value of the Debt, in the case of any Debt issued with original issue discount; and

  (2)
  the principal amount of the Debt, in the case of any other Debt.

        Notwithstanding the foregoing, "Debt" shall not include (A) advance payments by customers in the ordinary course of business for services or products to be provided or delivered in the future, (B) obligations under or in respect of Receivables Facilities, (C) deferred taxes or (D) operating leases in effect on the Issue Date that are reclassified as capital leases as a result of changes to French GAAP.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Senior Debt" means (i) the Debt under the Credit Facilities and (ii) any other Senior Debt which, at the date of determination, has an aggregate principal amount outstanding of at least EURO25 million and is specifically designated as "Designated Senior Debt" by Rhodia in an officers' certificate received by the trustees.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the

Senior Subordinated Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Rhodia to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Rhodia may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any primary private or public offering of Equity Interests of Rhodia (other than Disqualified Stock) to Persons who are not Affiliates of Rhodia other than (1) public offerings with respect to Rhodia's common stock registered on Form S-8 and (2) issuances upon exercise of options by employees of Rhodia or any of its Restricted Subsidiaries.

        "euro" or "EURO" means the single currency of participating member states of the EMU.

        "European Union" means the European Union, including the countries of Austria, Belgium, Denmark, France, Finland, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom, but not including any country which becomes a member of the European Union after the Issue Date.

        "Exchange Senior Notes" means registered notes issued pursuant to the Registration Rights Agreement with terms substantially identical to those of the Senior Notes.

        "Existing Debt" means any Debt of Rhodia and its Restricted Subsidiaries in existence on the date of the indentures, until such amounts are repaid.

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

  (1)
  the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period; plus

  (2)
  any interest expense on Debt of any person other than such Person or any of its Restricted Subsidiaries that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

  (3)
  all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Rhodia (other than Disqualified Stock) or to Rhodia or a Restricted Subsidiary of Rhodia.

        "Fixed Charge Coverage Ratio" means, with respect to any specified Person for any four-quarter period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Debt (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage

Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Debt, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

  (1)
  acquisitions or dispositions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date (including any acquisitions or dispositions made during such reference period or subsequent to such reference period and on or prior to the Calculation Date by any Person that became a Restricted Subsidiary or was merged with and into the specified Person or any of its Restricted Subsidiaries on or prior to such Calculation Date) will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

  (2)
  interest on Capital Lease Obligations and Attributable Debt shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Rhodia to be the rate of interest implicit in such Capital Lease Obligation or Attributable Debt in accordance with French GAAP;

  (3)
  the consolidated interest expense attributable to interest on (a) any Debt computed on a pro forma basis that was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying, at the option of such Person, either the fixed or floating rate and (b) borrowings under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such borrowings during the applicable period;

  (4)
  the interest rate on any Debt that bears a floating rate of interest shall be calculated as if the weighted average interest rate that would have been applicable to such Debt over the latest 12-month period ending on the last calendar month immediately prior to the Calculation Date had been the applicable rate on such Debt for the entire reference period (taking into account any Hedging Obligation designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in interest rates (including any agreement that exchanges a fixed rate interest obligation for a floating rate interest obligation) applicable to such Debt if such Hedging Obligation has a remaining term in excess of 12 months);

  (5)
  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with French GAAP, will be excluded;

  (6)
  the Fixed Charges attributable to discontinued operations, as determined in accordance with French GAAP, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

  (7)
  transactions with respect to Receivables Facilities (including Receivable Fees) will be accounted for in accordance with French GAAP as in effect on the date of the indentures.

        "French GAAP" means generally accepted accounting principles in France as in effect from time to time.

        "Government Securities" means securities that are:

  (1)
  issued or directly and fully and unconditionally guaranteed or insured by the United States government, or any agency or instrumentality thereof, the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government; or

  (2)
  issued or directly and fully and unconditionally guaranteed or insured by a member of the European Union, or any agency or instrumentality thereof, the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government;

which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term "Guarantee" does not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

  (1)
  currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

  (2)
  other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

        "Investment Grade Rating" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating categories of Moody's) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Senior Subordinated Notes for reasons outside of the control of Rhodia, the equivalent investment grade credit rating from any Rating Agency selected by Rhodia as a replacement Rating Agency).

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for value of Debt, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with French GAAP. If Rhodia or any Restricted Subsidiary of Rhodia sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Rhodia such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Rhodia, Rhodia will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of Rhodia's Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." "Investments" shall exclude extensions of trade credit by Rhodia or any of its Restricted Subsidiaries in the ordinary course of business.

        "Issue Date" means the date on which the Senior Subordinated Notes are originally issued.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with French GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

  (1)
  any gain or loss, together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Debt of such Person or any of its Restricted Subsidiaries; and

  (2)
  any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain (but not loss).

        "Net Proceeds" means the aggregate cash proceeds received by Rhodia or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (2) amounts required to be applied to the repayment of Debt, other than Debt under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, (3) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with French GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Rhodia or any of its Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and (4) all distributions or other payments made to minority interest holders required in connection with the Asset Sale.

        "Non-Recourse Debt" means Debt:

  (1)
  as to which neither Rhodia nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (b) is directly or indirectly liable as a guarantor or otherwise or (c) constitutes the lender; and

  (2)
  no default with respect to which (including any rights that the holders of the Debt may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Debt (other than the Senior Subordinated Notes) of Rhodia or any of its Restricted Subsidiaries to declare a default on such other Debt or cause the payment of such other Debt of Rhodia or any of its Restricted Subsidiaries to be accelerated or payable prior to its stated maturity.

        "Obligations" means any principal, interest, penalties, fees, taxes, costs, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, securing or relating to any Debt, whether or not a claim in respect thereof has been asserted.

        "Parent Company" of Rhodia means any other Person (other than a natural person) which either (i) legally and beneficially owns more than 50% of the Voting Stock of Rhodia, either directly or through one or more Subsidiaries or (ii) is a Subsidiary of any Person referred to in the preceding clause and owns no Investments other than Investments in Rhodia and its Subsidiaries; provided, however, that in no event shall any Subsidiary of Rhodia constitute its Parent Company.

        "Permitted Business" means any business conducted by Rhodia and its Restricted Subsidiaries on the date of the indentures, any reasonable extension thereof, and any additional business reasonably related, incidental, ancillary or complementary thereto.

        "Permitted Investments" means:

  (1)
  any Investment in Rhodia or in a Restricted Subsidiary of Rhodia;

  (2)
  any Investment in Cash Equivalents;

  (3)
  any Investment by Rhodia or any Restricted Subsidiary of Rhodia in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary of Rhodia; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Rhodia or a Restricted Subsidiary of Rhodia;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales";

  (5)
  any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Rhodia;

  (6)
  any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

  (7)
  Hedging Obligations entered into the ordinary course of business and not for speculative purposes;

  (8)
  Investments constituting loans, advances or extensions of credit to employees, officers and directors made in the ordinary course of business;

  (9)
  Investments in existence on the date of the indentures and an Investment in any Person to the extent such Investment replaces or refinances an Investment in such Person existing on the date of the indentures in an amount not exceeding the amount of the Investment being replaced or refinanced; provided, however, that the new Investment (other than a new Investment pursuant to the further proviso of this definition) is on terms and conditions no less favorable to Rhodia than the Investment being renewed or replaced; and provided further that, to the extent that an Investment in existence on the date of the indentures is an Investment in a joint venture, such Investment may be replaced or refinanced by making an Investment in any other joint venture existing on the date of the indentures in an amount not exceeding the amount of the Investment being replaced or refinanced, so long as such replacement or refinancing Investment is made within 365 days of the liquidation of the first Investment;

  (10)
  Investments relating to any special purpose Wholly-Owned Subsidiary of Rhodia organized in connection with a Receivables Facility that, in the good faith determination of Rhodia, are necessary or advisable to effect such Receivables Facility;

  (11)
  Investments in any of the Senior Subordinated Notes or Exchange Senior Subordinated Notes or in any of the Senior Notes or Exchange Senior Notes;

  (12)
  Guarantees of Debt of Rhodia or any of its Restricted Subsidiaries issued in accordance with the covenants described above under the caption "—Certain Covenants—Incurrence of Debt and Issuance of Preferred Stock" and "Certain Covenants—Limitations on Issuances of Guarantees of Debt";

  (13)
  Investments in joint ventures in an aggregate amount, taken together with all other Investments made in reliance on this clause (13), not to exceed EURO60 million (net of, with respect to Investments in joint ventures, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidation, distribution or other cash realization, not to exceed with respect to any particular Person the amount of Investments in such Person made after the Issue Date in reliance on this clause; provided that, any such amount used to reduce the aggregate amount of Investments made pursuant to this clause (13) will not be included in Consolidated Net Income for purposes of the "—Restricted Payments" covenant); and

  (14)
  other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) since the date of the indentures not to exceed EURO6 million, with no more than EURO3 million to be made in any one fiscal year.

        "Permitted Junior Securities" means, as to Rhodia and any Subsidiary Guarantor, any securities that constitute either (x) Equity Interests of Rhodia, or (y) Debt of Rhodia or any Subsidiary Guarantor, subordinated in right of payment to all Senior Debt of Rhodia or such Subsidiary Guarantor, as the case may be, then outstanding to at least the same extent as the Senior Subordinated Notes are subordinated as provided in the indenture.

        "Permitted Liens" means:

  (1)
  Liens on assets of Rhodia and its Restricted Subsidiaries securing Debt and other Obligations under Credit Facilities together with Liens securing other Debt in an aggregate amount not to exceed EURO1.1 billion (with no more than EURO150 million of such other Debt being Attributable Debt);

  (2)
  Liens in favor of Rhodia or a Restricted Subsidiary;

  (3)
  Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Rhodia or any Restricted Subsidiary of Rhodia; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Rhodia or the Restricted Subsidiary;

  (4)
  Liens on assets existing at the time of acquisition of the assets by Rhodia or any Restricted Subsidiary of Rhodia, provided that such Liens were in existence prior to the contemplation of such acquisition;

  (5)
  Liens incurred or deposits made in the ordinary course of business that are incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens and other Liens arising by operation of law) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory or planning obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business, in each such case, not in connection with the borrowing of money; provided that in each case, the obligation secured is not more than 60 days overdue or, if so overdue, is being contested in good faith by appropriate actions or proceedings and adequate reserves have been established in accordance with French GAAP;

  (6)
  Liens to secure Debt (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant described above under the caption "—Certain Covenants—Incurrence of Debt and Issuance of Preferred Stock" covering only the assets acquired with such Debt;

  (7)
  Liens existing on the date of the indentures;

  (8)
  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, and Liens, security claims or demands of mechanics and materialmen incurred in the ordinary course of business, provided that any reserve or other appropriate provision as is required in conformity with French GAAP has been made therefor;

  (9)
  Liens in favor of issuers of tender, bid, surety, appeal or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of Rhodia or any Restricted Subsidiary in the ordinary course of its business; provided, however, that such letters of credit do not support Debt;

  (10)
  Liens securing Debt or other obligations of a Restricted Subsidiary owing to Rhodia or a Restricted Subsidiary;

  (11)
  Liens securing Permitted Refinancing Debt incurred to refinance Debt that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus assets or property affixed or appurtenant thereto or proceeds in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Debt being refinanced or is in respect of property that is the security for a Permitted Lien;

  (12)
  Liens securing Hedging Obligations entered into in the ordinary course of business so long as such Hedging Obligations are permitted to be incurred under the indentures;

  (13)
  Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

  (14)
  Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which Rhodia or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

  (15)
  Liens created over assets not on the balance sheet of Rhodia and its Restricted Subsidiaries held in trust by another Person, which assets are to be used by such other Person solely for satisfying Rhodia or a Restricted Subsidiary's scheduled payment obligations in respect of the principal and/or interest in respect of any Debt of Rhodia or that Restricted Subsidiary in circumstances where such other Person has undertaken responsibility for the discharge of Rhodia or the Restricted Subsidiary's obligations in relation to such Debt, provided that no outstanding Debt under the Credit Facilities, or any similar credit or loan facility may be secured under or pursuant to this clause (15);

  (16)
  Liens created over receivables of Rhodia or a Restricted Subsidiary which Liens have been given in connection with the refinancing of such receivables and where the risks relating to the non-payment in respect of such receivables are, as a result of such refinancing, not borne by Rhodia or the Restricted Subsidiary; and

  (17)
  Liens and rights of setoff in favor of a bank or other financial institution imposed by law or pursuant to a contractual arrangement and incurred in the ordinary course of business.

        "Permitted Refinancing Debt" means any Debt of Rhodia or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of Rhodia or any of its Restricted Subsidiaries (other than intercompany Debt); provided that:

  (1)
  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount (or accreted value, if applicable) of the Debt extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Debt and the amount of all expenses and premiums incurred in connection therewith);

  (2)
  such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Debt being extended, refinanced, renewed, replaced, defeased or refunded;

  (3)
  if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Subordinated Notes or any Guarantee by a Subsidiary Guarantor of Senior Subordinated Notes, such Permitted Refinancing Debt is subordinated in right of payment to the Senior Subordinated Notes or such Guarantee on terms at least as favorable to the holders of Senior Subordinated Notes as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded;

  (4)
  such Debt is incurred either by Rhodia or by the Restricted Subsidiary who is the obligor on the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and

  (5)
  in case the Senior Subordinated Notes are refinanced in part or the Debt to be refinanced is pari passu with the Senior Subordinated Notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Senior Subordinated Notes.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Principal Property" means any chemical-producing plant or facility owned by Rhodia and/or one or more Restricted Subsidiaries having a book value in excess of 2% of the Consolidated Net Tangible Assets of Rhodia and its Restricted Subsidiaries; provided that the term "Principal Property" shall not include any plant or facility that, in the opinion of the Board of Directors of Rhodia, is not of material importance to the total business conducted by Rhodia and its Restricted Subsidiaries, considered as a whole.

        "Rating Agency" means (1) each of Moody's and S&P and (2) if Moody's or S&P ceases to rate the Senior Subordinated Notes for reasons outside of the control of Rhodia, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Rhodia as a replacement agency for Moody's or S&P, as the case may be.

        "Receivables Facility" means with respect to any Person one or more receivables financing facilities as amended from time to time, the Debt of which is non-recourse (except for customary representations, warranties, covenants and indemnities in relation thereto made in connection with such facilities) to such Person and its Restricted Subsidiaries pursuant to which such Person and/or any of its Restricted Subsidiaries sells its accounts receivable to a Person that is not a Restricted Subsidiary.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

        "Replacement Assets" means (1) long-term assets that will be used or useful in a Permitted Business, (2) substantially all of the assets of another Permitted Business, or (3) a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary as a result of such acquisition.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing by Rhodia or any Restricted Subsidiary of any properties or assets of Rhodia and/or such Restricted Subsidiary (except for leases between Rhodia and any Restricted Subsidiary, between any Restricted Subsidiary and Rhodia or between Restricted Subsidiaries), which properties or assets have been or are to be sold or transferred by Rhodia or such Subsidiary to such Person with the intention of taking back a lease of such properties or assets.

        "Senior Debt" of Rhodia or any Subsidiary Guarantor means all Obligations with respect to Debt of Rhodia or such Subsidiary Guarantor, as the case may be, whether outstanding on the Issue Date or thereafter created, except for Debt which, in the instrument creating or evidencing the same, is expressly stated to be not senior in right of payment to the Senior Subordinated Notes or such Subsidiary's Guarantor's Guarantee of the Senior Subordinated Notes.

        Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

  (1)
  any liability for taxes owed or owing by Rhodia or any Subsidiary Guarantor;

  (2)
  any Debt of Rhodia or any Subsidiary Guarantor to Rhodia or any of its subsidiaries or other Affiliates;

  (3)
  any trade payables; or

  (4)
  any Debt that is incurred in violation of the indenture.

        "Senior Financial Officer" means any of the chief executive officer, the chief operating officer and the chief financial officer of Rhodia.

        "Senior Notes" means the $200 million aggregate principal amount of 7.625% Senior Notes due 2010 and the EURO200 million aggregate principal amount of 8.000% Senior Notes due 2010 issued by Rhodia concurrent with the issuance of the Senior Subordinated Notes.

        "S&P" means Standard & Poor's Ratings Service, a division of The McGraw Hill Companies, and its successors.

        "Significant Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indentures.

        "Special Interest" means interest payable on the Senior Subordinated Notes in the event of a Registration Default, the amount of which shall be determined as provided under the Registration Rights Agreement.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Debt, the date on which the payment of interest or principal was scheduled to be paid (including with respect to sinking fund obligations) in the original documentation governing such Debt, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "Subsidiary Guarantor" means any Restricted Subsidiary that Guarantees the Senior Subordinated Notes pursuant to "—Certain Covenants—Limitation on Issuances of Guarantees of Debt".

        "Unrestricted Subsidiary" means each Subsidiary of Rhodia that is designated by the Board of Directors of Rhodia as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that each such Subsidiary:

  (1)
  has no Debt other than Non-Recourse Debt;

  (2)
  is not party to any agreement, contract, arrangement or understanding with Rhodia or any Restricted Subsidiary of Rhodia unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Rhodia or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Rhodia;

  (3)
  is a Person with respect to which neither Rhodia nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Debt of Rhodia or any of its Restricted Subsidiaries.

        Any designation of a Subsidiary of Rhodia as an Unrestricted Subsidiary will be evidenced to the trustees by filing with the trustees a certified copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indentures and any Debt of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Rhodia as of such date and, if such Debt is not permitted to be incurred as of such date under the covenant described under the caption "—Certain Covenants—Incurrence of Debt and Issuance of Preferred Stock," Rhodia will be in default of such covenant. The Board of Directors of Rhodia may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Debt by a Restricted Subsidiary of Rhodia of any outstanding Debt of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Debt is permitted under the covenant described under the caption "—Certain Covenants—Incurrence of Debt and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

        "U.S. GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Debt at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Debt, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Debt.

        "Wholly Owned Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

        "Wholly Owned Restricted Subsidiary" of any Person means a Wholly Owned Subsidiary of such Person which is a Restricted Subsidiary of such Person.

FORM; CLEARANCE AND SETTLEMENT

General

        Ownership of interests in the global notes will be limited to persons that have accounts with DTC, Euroclear and/or Clearstream, or persons that hold interests through such participants. DTC, Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries. Except under the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of certificated Notes.

        The Exchange Notes will be initially represented by four global notes in registered form without interest coupons attached.

        The global notes representing the Exchange Dollar Senior Notes and Exchange Dollar Senior Subordinated Notes will be deposited upon issuance with a custodian for DTC and registered in the name of Cede & Co. as nominee of DTC. The global notes representing the Exchange Euro Senior Notes and Exchange Euro Senior Subordinated Notes will be deposited with a common depositary for the accounts of Euroclear and Clearstream and registered in the name of BNP Paribas Securities Services, Luxembourg Branch acting as Common Depositary.

        Book-Entry Interests will be shown on, and transfers thereof will be done only through, records maintained in book-entry form by DTC, Euroclear and Clearstream and their participants. The laws of some jurisdictions, including certain states of the United States, may require that certain purchasers of securities take physical delivery of such securities in definitive form. The foregoing limitations may impair your ability to own, transfer or pledge Book-Entry Interests. In addition, while the Notes are in global form, holders of book-entry interests will not be considered the owners or "holders" of Notes for any purpose.

        So long as the Notes are held in global form, DTC, Euroclear and/or Clearstream, as applicable (or their respective nominees), will be considered the sole holders of Global Notes for all purposes under the indentures. In addition, participants in DTC, Euroclear and/or Clearstream must rely on the procedures of DTC, Euroclear and/or Clearstream, as the case may be, and indirect participants must rely on the procedures of DTC, Euroclear, Clearstream and the participants through which they own Book-Entry Interests, to transfer their interests or to exercise any rights of holders under the indentures.

        Neither Rhodia nor the trustees under the indentures will have any responsibility or be liable for any aspect of the records relating to the Book-Entry Interests.

Redemption of the Global Notes

        In the event any Global Note (or any portion thereof) is redeemed, DTC, Euroclear and/or Clearstream (or their respective nominees), as applicable, will redeem an equal amount of the Book-Entry Interests in such Global Note from the amount received by it in respect of the redemption of such Global Note. The redemption price payable in connection with the redemption of such Book-Entry Interests will be equal to the amount received by DTC, Euroclear and Clearstream, as applicable, in connection with the redemption of such Global Note (or any portion thereof). Rhodia understands that, under existing practices of DTC, Euroclear and Clearstream, if fewer than all of the Notes are to be redeemed at any time, DTC, Euroclear and Clearstream will credit their respective participants' accounts on a proportionate basis (with adjustments to prevent fractions) or by lot or on such other basis as they deem fair and appropriate; provided, however, that no Book-Entry Interest of EURO1,000 or $1,000, as applicable, principal amount or less may be redeemed in part.

Payments on Global Notes

        Rhodia will make payments of any amounts owing in respect of the Global Notes (including principal, premium, if any, interest, Additional Amounts, if any, and Special Interest, if any) to DTC or its nominee (in the case of the Dollar Global Notes) and to the Common Depositary or its nominee (in the case of the Euro Global Notes), which will distribute such payments to participants in accordance with their procedures. Rhodia will make payments of all such amounts without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature except as may be required by law. Rhodia expects that standing customer instructions and customary practices will govern payments by participants to owners of Book-Entry Interests held through such participants.

        Under the terms of the indentures, Rhodia and the trustees will treat the registered holders of the Global Notes (e.g. DTC, Euroclear or Clearstream (or their respective nominees)) as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, none of Rhodia, the trustees or any or their respective agents has or will have any responsibility or liability for:

  •
  any aspect of the records of DTC, Euroclear, Clearstream or any participant or indirect participant relating to payments made on account of a Book-Entry Interest or for maintaining, supervising or reviewing the records of DTC, Euroclear, Clearstream or any participant or indirect participant relating to or payments made on account of a Book-Entry Interest; or

  •
  DTC, Euroclear, Clearstream or any participant or indirect participant.

        Payments by participants to owners of Book-Entry Interests held through participants are the responsibility of such participants.

Currency of Payment for the Global Notes

        Except as may otherwise be agreed between DTC and any holder, the principal of, premium, if any, and interest on, and all other amounts payable in respect of, the Dollar Global Notes will be paid to holders of interests in such Notes (the "DTC Holders") through DTC in U.S. dollars. Except as may otherwise be agreed between Euroclear and/or Clearstream and any holder, the principal of, premium, if any, and interest on, and all other amounts payable in respect of, the Euro Global Notes will be paid to holders of interests in such Notes (the "Euroclear/Clearstream Holders") through Euroclear and/or Clearstream in euros.

        Payments will be subject in all cases to any fiscal or other laws and regulations (including any regulations of the applicable clearing system) applicable thereto. None of Rhodia, the trustees, the Initial Purchasers or any of their respective agents will be liable to any holder of a Global Note or any other person for any commissions, costs, losses or expenses in relation to or resulting from any currency conversion or rounding effected in connection with any such payment.

Action by Owners of Book-Entry Interests

        DTC, Euroclear and Clearstream have advised Rhodia that they will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the Book-Entry Interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. DTC, Euroclear and Clearstream will not exercise any discretion in the granting of consents, waivers or the taking of any other action in respect of the Global Notes. However, if there is an event of default under the Notes, each of DTC, Euroclear and Clearstream reserves the right to exchange the Global Notes for definitive registered Notes in certificated form (the "Definitive Registered Notes"), and to distribute Definitive Registered Notes to its participants.

Transfers

        Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC, Euroclear and Clearstream and their respective direct or indirect participants, which rules and procedures may change from time to time.

Definitive Registered Notes

        Under the terms of the indentures, owners of book-entry interests will receive definitive registered notes:

  •
  in the case of a dollar global note, if DTC notifies Rhodia that it is unwilling or unable to continue as depositary for the dollar global note, or DTC ceases to be a clearing agency registered under the Exchange Act and, in either case, a qualified successor depositary is not appointed by Rhodia within 120 days;

  •
  in the case of a euro global note, if Euroclear or Clearstream notifies Rhodia that it is unwilling or unable to continue as depositary for the euro global note, and a qualified successor is not appointed by Rhodia within 120 days;

  •
  if DTC, Euroclear or Clearstream so requests following an event of default under any of the indentures; or

  •
  if the owner of a book-entry interest requests such exchange in writing delivered through either DTC, Euroclear or Clearstream following an event of default under any of the indentures.

        In the case of the issuance of definitive registered notes, the holder of a definitive registered note may transfer such note by surrendering it to the registrar. In the event of a partial transfer or a partial redemption of a holding of definitive registered notes represented by one definitive registered note, a definitive registered note shall be issued to the transferee in respect of the part transferred, and a new definitive registered note in respect of the balance of the holding not transferred or redeemed shall be issued to the transferor or the holder, as applicable; provided that no definitive registered note in a denomination less than EURO1,000 or $1,000, as applicable, shall be issued. Rhodia will bear the cost of preparing, printing, packaging and delivering the definitive registered notes.

        Rhodia shall not be required to register the transfer or exchange of definitive registered notes for a period of 15 calendar days preceding (a) the record date for any payment of interest on the Notes, (b) any date fixed for redemption of the Notes or (c) the date fixed for selection of the Notes to be redeemed in part. Also, Rhodia is not required to register the transfer or exchange of any Notes selected for redemption. In the event of the transfer of any definitive registered note, the transfer agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents as described in the applicable indenture. Rhodia may require a holder to pay any taxes and fees required by law and permitted by the indentures and the Notes.

        If definitive registered notes are issued and a holder thereof claims that such definitive registered notes have been lost, destroyed or wrongfully taken or if such definitive registered notes are mutilated and are surrendered to the registrar or at the office of a transfer agent, Rhodia shall issue and the trustee shall authenticate a replacement definitive registered note if the trustee's and Rhodia's requirements are met. The trustee or Rhodia may require a holder requesting replacement of a definitive registered note to furnish an indemnity bond sufficient in the judgment of both the trustee and Rhodia to protect Rhodia, the trustee or the paying agent appointed pursuant to the indenture from any loss which any of them may suffer if a definitive registered note is replaced. Rhodia may charge for its expenses in replacing a definitive registered note.

        In case any such mutilated, destroyed, lost or stolen definitive registered note has become or is about to become due and payable, or is about to be redeemed or purchased by Rhodia pursuant to the provisions of any of the indentures, Rhodia in its discretion may, instead of issuing a new definitive registered note, pay, redeem or purchase such definitive registered note, as the case may be.

Information Concerning DTC, Euroclear and Clearstream

        Rhodia understands as follows with respect to DTC, Euroclear and Clearstream:

        DTC. DTC is:

  •
  a limited purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" under New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the U.S. Securities Exchange Act of 1934, as amended.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of transactions among its participants. It does this through electronic book-entry changes in the accounts of securities participants, eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC's owners are the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. and a number of its direct participants. Others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant also have access to the DTC system and are known as indirect participants.

        Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of an owner of a beneficial interest to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be limited by the lack of a definitive certificate for that interest. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests to such persons may be limited. In addition, owners of beneficial interests through the DTC system will receive distributions attributable to the Dollar Global Notes only through DTC participants.

        Euroclear and Clearstream.    Like DTC, Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.

CERTAIN TAX CONSIDERATIONS

French Tax Considerations

        The following description is only addressed to holders who are not French residents for French tax purposes and who do not hold their debt securities in connection with a permanent establishment or a fixed base in France. It only represents a summary of certain provisions of French tax laws and regulations which, due to its summary character, does not cover all details and tax exemptions which may apply in specific individual cases and may even require a deviation therefrom. Furthermore, it does not deal with any tax other than the withholding and transfer tax as described below. Therefore, prospective investors are advised to consult their own professional advisers.

        Exchange Notes issued by Rhodia under this prospectus are characterized as obligations under French commercial law and should be deemed issued outside France for purposes of Article 131 quater of the general tax code (Code général des impôts).

        Pursuant to Article 131 quater of the general tax code (Code général des impôts) interest paid on such debt securities that are deemed issued outside France are entitled to the exemption from deduction of tax at source provided by such provision.

        A holder of debt securities who is not a resident of France for French tax purposes will not be subject to income or withholding taxes imposed by France in respect of gains realized on the sale, exchange or other disposition of debt securities unless such debt securities form part of the business property of a permanent establishment or a fixed base that such holder has in France.

        Transfers of debt securities will not be subject to any stamp duty or other transfer taxes imposed in France.

European Union Directive on the Taxation of Savings Income

        The ECOFIN Council of the European Union has adopted a Directive on taxation of savings income in the form of interest payments (Council Directive 2003/48/EC). Subject to a number of important conditions being met with effect from January 1, 2005 Member States will be required to provide to the tax or other relevant authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident in that other Member State, subject to the right of certain Member States (namely, Luxembourg, Belgium and Austria) to opt instead for a withholding tax system pursuant to the Directive for a transitional period in relation to such payments, with withholding tax rates rising over time to 35%. Luxembourg, Belgium and Austria have indicated that they will exercise this option. Any withholding tax levied pursuant to the Directive may be in addition to any domestic withholding tax levied by Member States.

        It should also be noted that, in connection with the Directive, it is anticipated that certain third countries (namely, Switzerland, Liechtenstein, Monaco, Andorra, and San Marino) and certain dependent or associated territories of the United Kingdom and the Netherlands (including the Channel Islands, the Isle of Man, and dependent or associated territories in the Caribbean) may agree to adopt measures regarding the taxation of savings income which are comparable with those contained in the Directive (including comparable withholding taxes).

United States Tax Considerations

        The following discussion is a general summary of the material U.S. federal income tax consequences of the exchange of Original Notes for Exchange Notes pursuant to the exchange offer and the ownership and disposition of the euro-denominated Notes ("Euro Notes") or the U.S.

dollar-denominated Notes ("Dollar Notes") by a U.S. holder (as defined below) that has held the Original Notes and will hold the Exchange Notes as capital assets and that purchased the Original Notes in the initial offering at their issue price (as defined below) and is exchanging them for Exchange Notes pursuant to this exchange offer. This summary is based on U.S. tax laws and U.S. Internal Revenue Service (the "IRS") practice, including the Internal Revenue Code of 1986, as amended, Treasury regulations, rulings, judicial decisions, and administrative pronouncements, all as in effect as of the date hereof, and all of which are subject to change or changes in interpretation, possibly on a retroactive basis.

        This summary does not address all aspects of U.S. federal income taxation that may apply to holders subject to special tax rules, including U.S. expatriates, insurance companies, tax-exempt organizations, financial institutions, persons subject to the alternative minimum tax, securities broker-dealers, persons holding their Original Notes or their Exchange Notes as part of a straddle, hedging transaction or conversion transaction, or persons whose functional currency is not the U.S. dollar. Such holders may be subject to U.S. federal income tax consequences different from those set forth below. If a partnership holds Original Notes or Exchange Notes, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If a U.S. holder is a partner in a partnership that holds Original Notes or Exchange Notes, the holder is urged to consult its own tax advisor regarding the specific tax consequences of the exchange of Original Notes for Exchange Notes and the ownership and disposition of the Notes.

        As used herein, the term "U.S. holder" means a beneficial owner of Original Notes or Exchange Notes that is (a) an individual citizen or resident of the United States for U.S. federal income tax purposes, (b) a corporation or certain other entities treated as corporations for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state thereof (including the District of Columbia), (c) an estate whose income is subject to U.S. federal income taxation regardless of its source, or (d) a trust if a court within the United States can exercise primary supervision over the administration of the trust and one or more U.S. persons are authorized to control all substantial decisions of the trust.

        References herein to "Notes" (including Euro Notes and Dollar Notes) are to Exchange Notes unless the context requires otherwise. The "issue price" of an Original Note equals the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the Original Notes was sold for money.

        U.S. holders should consult their own tax advisors regarding the specific French and U.S. federal, state and local tax consequences of the exchange of Original Notes for Exchange Notes and of the ownership and disposition of Notes in light of their particular circumstances, as well as any consequences arising under the laws of any other taxing jurisdiction.

Exchange Offer

        An exchange of Original Notes for Exchange Notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or in extent from the Original Notes. As a result, an exchanging U.S. holder generally:

  •
  will not recognize any gain or loss on the exchange;

  •
  will have a holding period for the Exchange Notes that includes the holding period for the Original Notes exchanged therefor; and

  •
  will have an adjusted tax basis in the Exchange Note immediately after the exchange equal to its adjusted tax basis in the Original Note exchanged therefor immediately prior to the exchange.

Ownership and Disposition of Notes

  Interest

        The gross amount of interest paid on a Note will be includible in the gross income of a U.S. holder as ordinary interest income at the time the interest is received or accrued, depending on the U.S. holder's method of accounting for U.S. tax purposes. A U.S. holder of Euro Notes that uses the cash method of accounting for tax purposes will realize interest income equal to the U.S. dollar value of the interest payment, based on the spot exchange rate on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.

        A U.S. holder of Euro Notes that uses the accrual method of accounting for tax purposes, or who otherwise is required to accrue interest prior to receipt, will accrue interest income on the Euro Notes in euros and translate that amount into U.S. dollars at the average spot exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the U.S. holder's taxable year). Alternatively, an accrual basis holder may make an election (which must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS) to translate accrued interest income at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year in the case of a partial accrual period), or at the spot rate on the date of receipt, if that date is within five business days of the last day of the accrual period. A U.S. holder of Euro Notes that uses the accrual method of accounting for tax purposes will recognize foreign currency gain or loss if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest. This foreign currency gain or loss will be treated as ordinary income or loss, and generally will not be treated as an adjustment to interest income or expense.

        The interest income received by a U.S. holder will be income from sources outside the United States, and with certain exceptions, will be treated separately, together with other items of "passive" income or, in certain cases, "financial services" income, for purposes of computing any foreign tax credit allowable under U.S. federal income tax laws.

  Purchase, Sale and Disposition of the Notes

        A U.S. holder's initial tax basis in a Note generally will equal the cost of the Note to the holder (and in the case of a U.S. holder participating in the exchange offer, the initial tax basis of such holder in an Exchange Note will equal the holder's tax basis in the Original Note exchanged therefor immediately before the exchange). The cost of a Euro Note generally will be the U.S. dollar value of the purchase price in euro on the date of purchase, calculated at the exchange rate in effect on that date. If the Euro Note is considered traded on an established securities market for U.S. federal income tax purposes, a cash basis taxpayer (and if it elects, an accrual basis taxpayer) will determine the U.S. dollar value of the cost of the Euro Note at the spot rate on the settlement date of the purchase.

        Except as discussed below with respect to foreign currency gains or losses, gain or loss recognized upon the sale, exchange or other disposition of a Note by a U.S. holder generally will be U.S. source capital gain or loss, and will be long-term capital gain or loss if the Note has been held for more than one year at the time of the sale or other disposition (including the holding period of an Original Note). The deductibility of capital losses is subject to significant limitations. If the U.S. holder is an individual, any capital gain generally will be subject to U.S. federal income tax at preferential rates if specified minimum holding periods are met.

        Upon the sale, exchange or other disposition of a Note, a U.S. holder generally will recognize gain or loss in an amount equal to the difference between the amount realized (other than amounts attributable to accrued and unpaid interest, which will be taxable as ordinary interest income in accordance with the U.S. holder's method of tax accounting as described above) and the U.S. holder's adjusted tax basis in the Note. The amount realized by a U.S. holder that receives non-U.S. currency (including euro) on the disposition of a Euro Note generally will equal the U.S. dollar value of the non-U.S. currency received, determined on the date of disposition, in the case of an accrual basis U.S. holder, or the date payment is received, in the case of a cash basis U.S. holder. If a Euro Note is considered traded on an established securities market for U.S. federal income tax purposes, a cash basis taxpayer (and if it elects, an accrual basis taxpayer) will determine the U.S. dollar equivalent of the amount realized by translating that amount at the spot rate on the settlement date of the sale, exchange or other disposition. If an accrual method taxpayer makes such an election, the election must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

        Gain or loss recognized upon the sale, exchange or other disposition of a Euro Note will constitute foreign currency gain or loss to the extent described below. This foreign currency gain or loss will be taxable as U.S. source ordinary income or loss, but generally will not be treated as interest income or expense. Upon the sale, exchange or other disposition of a Euro Note, a U.S. holder of a Euro Note will recognize foreign currency gain or loss on the principal amount of the Euro Note equal to the difference between (i) the U.S. dollar value of the purchase price determined at the spot rate on the date of sale, exchange or other disposition and (ii) the U.S. dollar value of the U.S. holder's purchase price for the Euro Note determined at the spot rate on the date the U.S. holder originally acquired the Euro Note (and in the case of a U.S. holder participating in the exchange offer, will be the date of acquisition of the Original Note). However, a U.S. holder will recognize foreign currency or loss only to the extent of the total gain or loss realized on the sale, exchange or other disposition.

  Receipt of Euro

        A U.S. holder of Euro Notes may receive euros from Rhodia in payment for interest or principal. The tax basis of any euros received by a U.S. holder generally will equal the U.S. dollar equivalent of such euros at the spot rate on the date the euros are received. Upon any subsequent exchange of euros for U.S. dollars, a U.S. holder generally will recognize foreign currency gain or loss equal to the difference between the amount of U.S. dollars received and the U.S. holder's tax basis in the euros. Upon any subsequent exchange of euros for property (including non-U.S. property), a U.S. holder generally will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the euros exchanged for such property (including non-U.S. property) based on the U.S. dollar spot rate for euros on the date of the exchange and the U.S. holder's tax basis in the euros so exchanged. Any such foreign currency gain or loss generally will be treated as U.S. source ordinary income or loss.

U.S. Information Reporting and Backup Withholding

        Payments of interest on and proceeds from the sale, exchange or other disposition of the Notes may be subject to information reporting to the IRS and backup withholding at a current rate of 28%. Backup withholding will not apply to a holder who furnishes a correct taxpayer identification number or certificate of foreign status and makes any other required certification, or who is otherwise exempt from backup withholding. U.S. persons who are required to establish their exempt status generally must provide a duly completed IRS Form W-9 (Request for Taxpayer Identification

Number and Certification). Non-U.S. holders generally will not be subject to U.S. information reporting or backup withholding. However, these holders may be required to provide certification of non-U.S. status (generally on IRS Form W-8BEN) in connection with payments received in the United States or through certain U.S.-related financial intermediaries.

        Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder's U.S. federal income tax liability. A holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information.

Tax Return Disclosure Requirements

        A U.S. holder may be required to report a sale, retirement or other taxable disposition of its Euro Notes on IRS Form 8886 (Reportable Transaction Disclosure Statement) if the U.S. holder recognizes a foreign currency loss that exceeds $50,000 in a single taxable year from a single transaction, if the U.S. holder is an individual or trust, or higher amounts for other non-individual U.S. holders. U.S. holders are advised to consult their own tax advisors in this regard.

PLAN OF DISTRIBUTION

        Except as described below, a broker-dealer may not participate in this exchange offer in connection with a distribution of the Exchange Notes. Each broker-dealer that receives Exchange Senior Notes or Exchange Senior Subordinated Notes for its own account pursuant to this exchange offer must acknowledge in its letter of transmittal that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Senior Notes and Exchange Senior Subordinated Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Senior Notes and Exchange Senior Subordinated Notes received for its own account in exchange for Original Senior Notes and Original Senior Subordinated Notes where such Original Senior Notes and Original Senior Subordinated Notes were acquired as a result of market-making activities or other trading activities. Rhodia has agreed that, for a period of 180 days after the expiration date of this exchange offer, Rhodia will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale subject to the conditions described under "The Exchange Offer—Resale of Exchange Notes." In addition, until [    •    ], all dealers effecting transactions in Exchange Senior Notes or Exchange Senior Subordinated Notes may be required to deliver a prospectus.

        Rhodia will not receive any proceeds from any sale of Exchange Senior Notes or Exchange Senior Subordinated Notes by broker-dealers. Exchange Senior Notes and Exchange Senior Subordinated Notes received by broker-dealers for their own account pursuant to this exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Senior Notes or Exchange Senior Subordinated Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices, or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Senior Notes or Exchange Senior Subordinated Notes. Any broker-dealer that resells Exchange Senior Notes or Exchange Senior Subordinated Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Senior Notes or Exchange Senior Subordinated Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Senior Notes or Exchange Senior Subordinated Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        Rhodia has agreed to pay all expenses incident to this exchange offer other than agency fees and commissions and underwriting discounts and commissions attributable to the sale of the Original Senior Notes and Original Senior Subordinated Notes, and other than expenses of counsel or other advisers or experts retained by the holders of Original Senior Notes and Original Senior Subordinated Notes. Rhodia will indemnify the holders of Original Senior Notes and Original Senior Subordinated Notes, including any broker-dealers, against some liabilities, including some liabilities under the Securities Act.

ENFORCEMENT OF FOREIGN JUDGMENTS AND SERVICE OF PROCESS

        Rhodia is a société anonyme, a form of limited liability company, established under the laws of France. Rhodia's directors and substantially all of its executive officers are non-residents of the United States, and a substantial portion of the assets of Rhodia and its directors and executive officers are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons or to enforce judgments of courts of the United States predicated upon any civil liability provisions of the U.S. federal or state securities laws.

        In an original action brought in France predicated solely upon the U.S. federal securities laws, French courts may not have the requisite jurisdiction to adjudicate such action. Actions for enforcement of judgments of U.S. courts rendered against the French persons referred to in the preceding paragraph would require such French persons to waive their right under Article 15 of the French Civil Code to be sued in France only. Rhodia believes that no such French persons have waived such right with respect to actions predicated solely upon U.S. federal securities laws. In addition, the obtaining of evidence in France or from French persons in connection with actions in the United States under the U.S. federal securities laws is subject to the procedures of the Hague Convention on the Taking of Evidence Abroad in Civil or Commercial Matters.

LEGAL MATTERS

        The validity of the Exchange Notes offered hereby and certain other legal matters with respect to the Notes are being passed upon for Rhodia by Shearman & Sterling LLP, United States and French counsel to Rhodia.

EXPERTS

        The financial statements as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31,2002 incorporated in this prospectus by reference to Rhodia's Annual Report on Form 20F have been so incorporated in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The address of PricewaterhouseCoopers is 34, Place des Corolles, 92908 Paris la Défense.

RHODIA AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

As of June 30, 2003 and December 31, 2002

	June 30, 2003	December 31, 2002
	(Unaudited)
	(In millions of EURO)
Assets
Goodwill	1,072	1,186
Other intangible assets	165	177
Tangible assets	2,549	2,743
Investments and other assets:
Deposits and long-term receivables	111	120
Investments accounted for by the equity method	168	172
Investments at cost	59	67
Deferred charges and other assets	871	841

Total long-term assets	4,995	5,306

Inventories	798	835
Accounts receivable	386	378
Other current assets	877	917
Marketable securities	337	108
Cash and cash equivalents	401	143

Total current assets	2,799	2,381

Total Assets	7,794	7,687

The accompanying notes are an integral part of the Condensed Consolidated Financial Statements.

	June 30, 2003	December 31, 2002
	(Unaudited)
	(In millions of EURO)
Liabilities and Stockholders' Equity
Common stock	179	179
Additional paid-in capital	2,513	2,514
Retained earnings/(deficit)	(591)	(418)
Cumulative translation adjustment	(523)	(440)

Total stockholders' equity	1,578	1,835

Minority interests	23	23

Total stockholders' equity and minority interests	1,601	1,858
Reserves for pensions, deferred income taxes and other costs in excess of one year	1,205	1,233
Other long-term liabilities	137	141
Long-term debt	2,427	1,739
Short-term borrowings and current portion of long-term debt	451	645
Accounts payable	886	948
Short-term reserves for pensions, deferred income taxes and other costs	252	301
Other current liabilities	835	822

Total current liabilities	2,424	2,716

Total Liabilities and Stockholders' Equity	7,794	7,687

The accompanying notes are an integral part of the Condensed Consolidated Financial Statements.

RHODIA AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Six Months Ended June 30, 2003 and 2002 and the Year Ended December 31, 2002

	Six Months Ended June 30, 2003	Six Months Ended June 30, 2002	Twelve Months Ended December 31, 2002
	(Unaudited)
	(In millions of EURO)
Net sales	2,835	3,485	6,617

Production costs and expenses	(2,007)	(2,383)	(4,489)
Administrative and selling expenses	(483)	(568)	(1,104)
Research and development expenses	(97)	(102)	(201)
Depreciation and amortization	(213)	(230)	(447)
Restructuring and environmental costs	(13)	(8)	(25)

Operating income	22	194	351
Financial expense—net	(64)	(76)	(123)
Other income/(expense)—net	(12)	(39)	(72)

Income/(loss) of consolidated subsidiaries before income taxes	(54)	79	156
Income taxes	(13)	(25)	(66)

Income/(loss) of consolidated subsidiaries	(67)	54	90
Equity in earnings/(losses) of affiliated companies	(38)	(18)	(38)
Amortization of goodwill	(41)	(25)	(47)

Income/(loss) before minority interests	(146)	11	5
Minority interests	(4)	(5)	(9)

Net income/(loss)	(150)	6	(4)

Earnings/(loss) per share (in EURO)
• Basic	(0.84)	0.03	(0.02)
• Average shares outstanding	179,309,188	179,092,589	178,765,518
• Diluted	(0.84)	0.03	(0.02)
• Average shares after dilution	179,309,188	180,197,022	178,765,518

The accompanying notes are an integral part of the Condensed Consolidated Financial Statements.

RHODIA AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2003 and 2002 and the Year Ended December 31, 2002

	Six-Months Ended June 30, 2003	Six-Months Ended June 30, 2002	Twelve Months Ended December 31, 2002
	(Unaudited)
	(In millions of EURO)
Net income/(loss)	(150)	6	(4)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Minority interests	4	5	9
Depreciation and amortization of assets	254	255	494
Changes in other long-term reserves	38	(53)	(68)
Equity in (earnings)/losses of affiliated companies	38	18	38
Dividends received from affiliated companies	1	2	3
Net (gains)/losses from disposals of assets	6	(1)	35
Other (gains)/losses from operating activities	30	78	27
Change in working capital:
(Increase)/decrease in inventories	15	71	14
(Increase)/decrease in accounts receivable	(18)	(50)	(14)
Increase/(decrease) in accounts payable	(50)	112	204
Increase/(decrease) in other operating assets and liabilities	(70)	(176)	(232)

Net cash provided by operating activities	98	267	506

Additions to property, plant and equipment	(109)	(184)	(380)
Other capital investments	(15)	(26)	(52)
Proceeds from disposals of assets	11	61	363
(Increase)/decrease in loans and short-term investments	(242)	50	9

Net cash used for investing activities	(355)	(99)	(60)

Dividends paid to Rhodia stockholders	—	—	(21)
Share (purchases)/sales	—	—	(15)
New long-term borrowings	1,820	1,579	3,156
Repayments of long-term borrowings	(1,187)	(1,530)	(3,424)
Change in short-term borrowings	(118)	(242)	(194)

Net cash provided by/(used for) financing activities	515	(193)	(498)

Net effect of exchange rate changes on cash	—	(24)	(38)

Increase/(decrease) in cash and cash equivalents	258	(49)	(90)
Cash and cash equivalents at beginning of period	143	233	233

Cash and cash equivalents at end of period	401	184	143

The accompanying notes are an integral part of the Condensed Consolidated Financial Statements.

RHODIA AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

For the Year Ended December 31, 2002 and the Six Months Ended June 30, 2003

	Common stock	Additional paid-in capital	Retained earnings/ (deficit)	Net income/ (loss)	Cumulative translation adjustment	Total Stockholders' Equity
	(In millions of EURO)
December 31, 2001	2,690	3	(161)	(213)	(52)	2,267

Allocation to retained earnings			(213)	213		—
Dividends paid			(21)			(21)
Net loss				(4)		(4)
Reclassification	(1)	1				—
Treasury stock transactions			(10)			(10)
Translation			(9)		(388)	(397)
Reduction in par value of common stock from EURO15 to EURO1	(2,510)	2,510				—

December 31, 2002	179	2,514	(414)	(4)	(440)	1,835

Allocation to retained earnings		(1)	(3)	4		—
Dividends declared			(22)			(22)
Net loss				(150)		(150)
Translation			(2)		(83)	(85)

June 30, 2003 (Unaudited)	179	2,513	(441)	(150)	(523)	1,578

The accompanying notes are an integral part of the Condensed Consolidated Financial Statements.

RHODIA AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2003

Note 1—Accounting Policies

        The interim condensed consolidated financial statements for the six months ended June 30, 2003 have been prepared using the accounting policies and principles used for the 2002 audited consolidated financial statements, adapted for interim closing procedures in which Rhodia uses more estimates than in year-end closings, in accordance with:

  •
  rule no 99-02 issued by the Comité de la Réglementation Comptable relating to consolidated financial statements of commercial societies and public companies,

  •
  regulation 99.R.01 issued by the Conseil National de la Comptabilité relating to interim financial statements.

Note 2—Scope of Consolidation and Comparability

        There were no significant changes in the reporting entity for the six months ended June 30, 2003.

        Changes in the reporting entity that occurred during 2002, principally relating to the polyester business in Brazil and the basic chemicals businesses in Europe (phenol, hydrochloric acid and soda ash), do not allow a direct comparison between the six months ended June 30, 2003 and the six months ended June 30, 2002.

        Based on a comparable basis of reporting entity, net sales and operating income would have been EURO3,139 million and EURO159 million, respectively, for the six months ended June 30, 2002.

        Since net sales did not decline by more than 10%, no pro forma accounts are required.

Note 3—Segment Information

        Rhodia has reorganized its previous internal structure, which was based on five technology-oriented divisions, into a new organization comprised of four market-oriented divisions.

	Pharmaceuticals and Agrochemicals	Consumer Care and Food	Industrial Care and Services	Automotive, Electronics and Fibers	Other	Consolidated
	(In millions of EURO)
Six months ended June 30, 2003:
Net sales	420	1,088	671	723	62	2,964
Intersegment sales	(43)	(25)	(25)	(32)	(4)	(129)
Net sales—external	377	1,063	646	691	58	2,835
Operating income	(25)	65	28	18	(64)	22
Six months ended June 30, 2002:
Net sales	619	1,221	783	767	243	3,633
Intersegment sales	(56)	(30)	(28)	(27)	(7)	(148)
Net sales—external	563	1,191	755	740	236	3,485
Operating income	24	114	58	51	(53)	194
Year ended December 31, 2002:
Net sales	1,213	2,325	1,483	1,502	378	6,901
Intersegment sales	(114)	(53)	(50)	(55)	(12)	(284)
Net sales—external	1,099	2,272	1,433	1,447	366	6,617
Operating income	36	209	98	118	(110)	351

Note 4—Other Income/(Expense)—Net

	June 30, 2003	June 30, 2002	December 31, 2002
	(In millions of EURO)
Gains/(losses) on disposals of assets—net	(7)	(49)	(34)
Net gains/(losses) on foreign currency	19	31	14
Dividends from other investments	2	2	3
Losses on financial assets	(10)	3	(12)
Loss on sales of receivables	(11)	(17)	(29)
Other income/(expense)—net	(5)	(9)	(14)

Total	(12)	(39)	(72)

Note 5—Income Taxes

        Principally as a result of not recording deferred income tax benefits relating to losses incurred during the first half of 2003, in particular in France, for approximately EURO35 million, income tax expense for the six months ended June 30, 2003 amounted to EURO(13) million despite a consolidated loss before income taxes of EURO(54) million.

Note 6—Goodwill

a)    Asset impairment tests:

        In accordance with the accounting policy and methodology described in Notes 1f and 4 to the 2002 audited consolidated financial statements, Rhodia checks the fair value of enterprise assets and updates the fair value if new events or circumstances during the period indicate that the net book value may not be recoverable. In particular to the Chirex enterprise, no significant facts or circumstances occurred during the first half of 2003 that indicate that the carrying value of its assets may not be recoverable. Rhodia will be performing a detailed testing of the fair values of the enterprises as of year-end.

b)    Goodwill impairment:

        Amortization of goodwill for the six months ended June 30, 2003, includes a goodwill impairment of EURO20 million relating to the realizable value of the polyurethane flame retardants business which was sold on July 24, 2003.

Note 7—Financial Debt

a)    Private placement bond offering:

        On May 28, 2003, Rhodia issued a private placement of bonds to international institutional investors. The offering consists of the following series (interest rates below exclude an interest rate swap agreement).

  •
  $200 million principal amount of 7.625% senior notes due 2010,

  •
  EURO200 million principal amount of 8.000% senior notes due 2010,

  •
  $385 million principal amount of 8.875% senior subordinated notes due 2011, and

  •
  EURO300 million principal amount of 9.250% senior subordinated notes due 2011.

        This transaction significantly extends the average maturity of Rhodia's outstanding debt. The net proceeds will be used to refinance outstanding debt.

b)    Cash, cash equivalents and marketable securities:

        Cash, cash equivalents and marketable securities amounted to EURO738 million, which include a portion of the proceeds from the bond offering that are intended to be used to repay credit facilities during the second half of 2003.

c)    Available lines of credit:

        The undrawn amount of committed lines of credit at June 30, 2003 was EURO1,330 million. Most of the credit lines are subject to certain financial covenants regarding a maximum level of net financial debt/EBITDA, or a minimum level of EBITDA/interest, or on minimum stockholders' equity level. Rhodia amended the U.S. Private Placement Notes as of September 12, 2003 to modify the stockholders' equity covenant, the net debt to EBITDA covenant ratio and the EBITDA to financial expense covenant ratio contained in this agreement because it would have not been in a position to comply with the financial covenants originally provided for as of June 30, 2003.

d)    Financial debt analysis:

June 30, 2003	Amount	Maturity	Interest Rate	Priority
	(In millions of EURO)
Euro Medium Term Notes	500	05/31/2005	6.25%	Senior
Euro Medium Term Notes	299	03/31/2006	6.00%	Senior
U.S. Private Placement	188	07/31/2009	7.75%	Senior
U.S. Private Placement	66	07/31/2012	8.20%	Senior
Senior Notes USD tranche	175	06/01/2010	7.625%	Senior
Senior Notes EURO tranche	200	06/01/2010	8.00%	Senior
Subordinated Notes USD tranche	337	06.01/2011	8.88%	Subordinated
Subordinated Notes EURO tranche	300	06/01/2011	9.25%	Subordinated
Other bonds	11	2003–2016	1%–7.90%	Senior
Other bilateral bank facilities	696	2003–2007	Libor + 0.25%/0.90%	Senior
Commercial paper	106	1–3 months	Euribor + 0.40%	Senior

Total Debt	2,878

December 31, 2002	Amount	Maturity	Interest Rate	Priority
	(In millions of EURO)
Euro Medium Term Notes	500	05/31/2005	6.25%	Senior
Euro Medium Term Notes	299	03/31/2006	6.00%	Senior
US Private Placement	205	07/31/2009	7.75%	Senior
US Private Placement	71	07/31/2012	8.20%	Senior
Other bonds	12	2003–2016	1%–7.90%	Senior
Revolving syndicated facility	239	12/18/2004	Libor +0.80%	Senior
Other bilateral bank facilities	883	2003–2007	Libor + 0.25%/0.90%	Senior
Commercial paper	175	1–3 months	Euribor + 0.40%	Senior

Total Debt	2,384

Note 8—Commitments and Contingencies

a)    Environmental matters:

        Rhodia is involved in certain environmental matters in the normal course of business, involving remediation activities relating to soil and ground contamination at some sites. Rhodia believes that there are no new significant actions other than those disclosed in Note 23 to the 2002 audited consolidated financial statements.

        On March 27, 2003, Rhodia and Aventis entered into an agreement to settle Rhodia's present and future claims under the Environmental Indemnification Agreement. Pursuant to the settlement, Aventis agreed to pay Rhodia a total of EURO88 million, which amount includes the EURO26 million received in 2002 and EURO31 million received in the first quarter of 2003. The remaining EURO31 million outstanding is recorded as a receivable and bears interest through the date of payment. The portion of the proceeds that relate to future obligations which currently cannot be specifically identified are included in deferred credits.

b)    Foreign exchange risk, interest rate and price variation management:

        Rhodia believes that there are no significant changes in foreign exchange risk, interest rate and price variation management, management of risk of oil-based commodities and concentration of counterparty risk other than those disclosed in Note 23 to the 2002 audited consolidated financial statements.

c)    Claims and litigation:

        Rhodia is involved in certain litigation in the normal course of business, involving primarily product liability claims, claims by the buyers of businesses previously sold by Rhodia and civil liability compensation claims related to chemical products sold in the marketplace. Rhodia believes that there are no new significant actions other than those disclosed in Note 23 to the 2002 audited consolidated financial statements.

Note 9—Reconciliation to U.S. GAAP

        Certain differences between French GAAP and U.S. GAAP that have a material effect on Rhodia's condensed consolidated financial statements are described below.

9.1  Accounting Policies:

a)    Accounting for Derivatives and Hedging Activities:

        Accounting for Derivatives and Hedging Activities (FAS 133) requires the valuation of derivatives at fair value and the recognition of derivatives as an asset or a liability on the condensed consolidated balance sheet. Gains or losses resulting from changes in the values of derivatives are accounted for depending upon their intended use and whether they qualify for hedge accounting. The principal difference between FAS 133 and French GAAP relates to the accounting for cash flow hedges. Under FAS 133, the fair value of cash flow hedges are recorded as an asset or a liability with an offset to other comprehensive income. Upon realization of cash flow hedges, other comprehensive income is reclassified into net income. Under French GAAP, cash flow hedges are commitments and are not recorded on the condensed consolidated balance sheet.

b)    Accounting for Goodwill and Other Intangible Assets:

        Accounting for Goodwill and Other Intangible Assets (FAS 142) requires the cessation of the amortization of goodwill and indefinite-lived intangible assets with the replacement of periodic tests of the impairment of these assets. French GAAP requires the amortization of goodwill and indefinite-lived assets.

c)    Accounting for Pensions:

        Employers' Accounting for Pensions (FAS 87) requires that a liability be recognized on the condensed consolidated balance sheet at least equal to the unfunded accumulated benefit obligation if the accumulated benefit obligation exceeds the fair value of plan assets. An additional liability is also required to be recognized when an unfunded accumulated benefit obligation exists and (a) an asset has been recognized as prepaid pension costs, (b) the liability already recognized as unfunded accrued pension costs is less than the unfunded benefit obligation, or (c) no accrued or prepaid pension cost has been recognized. If this additional liability is recognized an equal amount is also recognized as an intangible asset, provided that this intangible asset does not exceed the amount of unrecognized prior service costs. If this additional liability exceeds unrecognized prior service costs, then the excess is reported, net of tax, as a component of other comprehensive income. The above described minimum liability requirement does not exist under French GAAP.

d)    Discontinued Operations:

        Accounting for Impairment or Disposal of Long-Lived Assets (FAS 144) requires that a disposal of a business that qualifies as a component of an entity must be accounted for as a discontinued operation. The results of operations of a disposal, including financial expense, income taxes and the gain/(loss) on the disposal, are all reflected as a discontinued operation, and prior periods presented must be restated on a comparable basis. Under French GAAP, the results of operations of a business sold are included until its date of disposal.

e)    Environmental Indemnification Agreement:

        Rhodia and Aventis entered into an Environmental Indemnification Agreement, dated May 26, 1998, which provided for indemnification of certain environmental liabilities between Rhodia and Aventis that could arise in connection with Rhodia's chemical businesses at sites that were transferred to Rhodia effective January 1, 1998. Under U.S. GAAP, these indemnification payments from Aventis are accounted for as additional contributed capital resulting from the transfer of these assets to Rhodia as of January 1, 1998. Under French GAAP, these indemnification payments are recorded as a reduction of the related environmental expenses.

f)     Consolidation of Variable Interest Entities:

        Consolidation of Variable Interest Entities (FIN 46) requires the consolidation of a variable interest entity in which Rhodia is considered the primary beneficiary. Rhodia is currently in the process of assessing any potential FIN 46 impact in particular in relation to operating leases and asset securitization agreements. However, management believes that no variable interest entity issue exists. Rhodia is currently reviewing its investments in companies accounted for by the equity method. Certain of these entities may be variable interest entities since Rhodia's equity investment at risk is less than 10% of the entities' assets. However, Rhodia is not required to consolidate these entities since Rhodia shares in the entities' expected losses and residual returns is in proportion to its voting interests and, as such, it is not the primary beneficiary of these entities. No variable interest entities have been created or acquired since February 1, 2003, which would require consolidation.

g)    Other Accounting Policies:

        There were no material differences between French GAAP and U.S. GAAP as of June 30, 2003 and for the six months ended June 30, 2003 relating to Accounting for Asset Retirement Obligations (FAS 143) and Accounting for the Costs Associated with Exit or Disposal Activities (FAS 146) and Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Guarantees of Indebtedness of Others (FIN 45).

9.2  Reconciliation between French GAAP and U.S. GAAP:

a)    Net income/(loss):

        A reconciliation of net income/(loss) and earnings/(loss) per share between French GAAP and U.S. GAAP for the six months ended June 30, 2003 and 2002 and for the year ended December 31, 2002 follows.

	June 30, 2003	June 30, 2002	December 31, 2002
	(In millions of EURO)
Net income/(loss) (French GAAP)	(150)	6	(4)
Amortization of goodwill, including affiliated companies, net of goodwill impairment(1)	19	25	47
Environmental indemnification agreement	(11)	—	(5)

Net income/(loss) (U.S. GAAP)	(142)	31	38

(1)
The goodwill impairment relating to the polyurethane flame retardants business (see Note 6b) is EURO22 million for U.S. GAAP for the six months ended June 30, 2003.

	June 30, 2003	June 30, 2002	December 31, 2002
	(In EURO)
Basic and diluted earnings/(loss) per share—U.S. GAAP	(0.79)	0.17	0.21

b)    Stockholders' equity:

        A reconciliation of stockholders' equity between French GAAP and U.S. GAAP as of June 30, 2003 and December 31, 2002 follows.

	June 30, 2003	December 31, 2002
	(In millions of EURO)
Stockholders' equity (French GAAP)	1,578	1,835
Derivatives (cash flow hedges)	(17)	(38)
Amortization of goodwill—net of translation	62	47
Pension liability over plan assets—net of translation	(387)	(395)
Environmental indemnification agreement—net of translation	7	(9)

Stockholders' equity (U.S. GAAP)	1,243	1,437

c)    Comprehensive income/(loss):

        Comprehensive income/(loss) includes all changes in stockholders' equity during a period except those resulting from investments by and distributions to stockholders. The following table presents comprehensive income/(loss) for the six months ended June 30, 2003 and 2002 and for the year ended December 31, 2002.

	June 30, 2003	June 30, 2002	December 31, 2002
	(In millions of EURO)
Net income/(loss) (U.S. GAAP)	(142)	31	38
Derivatives	21	2	(3)
Pension liability over plan assets	8	—	(177)
Translation	(90)	(273)	(397)

Comprehensive income/(loss)	(203)	(240)	(539)

d)    Operating income:

        The loss on the sales of receivables and other income/(expense) which are recorded below operating income in accordance with French GAAP should be included in operating income for U.S. GAAP. A reconciliation of operating income between U.S. GAAP and French GAAP follows.

	June 30, 2003	June 30, 2002	December 31, 2002
	(In millions of EURO)
Operating income—French GAAP	22	194	351
Operating income—discontinued operations	(3)	(38)	(55)
Loss on sales of receivables	(11)	(17)	(29)
Environmental indemnification agreement	(17)	—	(7)
Other income/(expense)	(5)	(9)	(14)

Operating income/(loss)—U.S. GAAP	(14)	130	246

e)    Discontinued operations—FAS 144 additional disclosures:

        Presented below is consolidated summary financial information for the six months ended June 30, 2003 and 2002 and the year ended December 31, 2002 reflecting the disposals of businesses that qualify as a component of an entity as discontinued operations.

	June 30, 2003	June 30, 2002	December 31, 2002
	(In millions of EURO)
Net sales	2,815	3,116	6,018
Operating income/(loss)	(14)	130	246
Income/(loss) from continuing operations	(117)	53	59
Discontinued operations(1)	(25)	(22)	(21)

Net income/(loss)	(142)	31	38

(1)
Includes a net loss on disposal of EURO22 million, EURO50 million and EURO38 million and income taxes/(benefit) of EURO1 million, EURO(11) million and EURO10 million for the six months ended June 30, 2003 and 2002 and the year ended December 31, 2002, respectively.

	June 30, 2003	June 30, 2002	December 31, 2002
	(In EURO)
Basic and diluted earnings/(loss) per share:
Continuing operations	(0.65)	0.29	0.33
Discontinued operations	(0.14)	(0.12)	(0.12)

Earnings/(loss) per share	(0.79)	0.17	0.21

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

        The French commercial code provides that any clause of a corporation's by-laws that conditions legal proceedings against the members of its board of directors or the chief executive officer on the prior approval or authorization of the general shareholders' meeting or which provides in advance for the waiver of such proceedings is void. The French commercial code also provides that a resolution adopted at a general shareholders' meeting cannot cause the extinction of an action brought against the members of the board of directors or the chief executive officer for breach of duty in their official capacity.

        Rhodia maintains a policy of directors and officers civil liability insurances, which insures legal and de facto directors and officers of Rhodia against losses they may incur as a result of a breach of duty in their official capacity under French or foreign laws and regulations. The insurance also covers fees incurred in connection with civil and criminal actions.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

Exhibit No.		Exhibit Description
3.1		Articles of incorporation and bylaws (statuts) of Rhodia (unofficial English translation), as amended (incorporated by reference from Rhodia's Annual Report on Form 20-F filed on June 26, 2002)
4.1	†	Indenture, dated May 28, 2003, between Rhodia and JPMorgan Chase Bank governing the Dollar Senior Notes
4.2	†	Indenture, dated May 28, 2003, between Rhodia and JPMorgan Chase Bank governing the Euro Senior Notes
4.3	†	Indenture, dated May 28, 2003, between Rhodia and JPMorgan Chase Bank governing the Dollar Senior Subordinated Notes
4.4	†	Indenture, dated May 28, 2003, between Rhodia and JPMorgan Chase Bank governing the Euro Senior Subordinated Notes
4.5	†	Form of 7.625% Exchange Dollar Senior Notes Due 2010
4.6	†	Form of 8.000% Exchange Euro Senior Notes due 2010
4.7	†	Form of 8.875% Exchange Dollar Senior Subordinated Notes Due 2011
4.8	†	Form of 9.250% Exchange Euro Senior Subordinated Notes Due 2011
4.9	†	Exchange and Registration Rights Agreement, dated May 28, 2003, among Rhodia, Goldman Sachs International, Bear, Stearns International Limited and BNP Paribas
4.10	††	Amendment No. 1 to the Indenture dated October 6, 2003 between Rhodia and JPMorgan Chase Bank governing the Dollar Senior Notes

4.11	††	Amendment No. 1 to the Indenture dated October 6, 2003 between Rhodia and JPMorgan Chase Bank governing the Euro Senior Notes
4.12	††	Amendment No. 1 to the Indenture dated October 6, 2003 between Rhodia and JPMorgan Chase Bank governing the Dollar Senior Subordinated Notes
4.13	††	Amendment No. 1 to the Indenture dated October 6, 2003 between Rhodia and JPMorgan Chase Bank governing the Euro Senior Subordinated Notes
5.1	††	Opinion of Shearman & Sterling LLP relating to the legality of the notes
12.1	††	Statement regarding computation of Ratio of Earnings to Fixed Charges
21.1		List of significant subsidiaries of Rhodia (incorporated by reference from Rhodia's Annual Report on Form 20-F filed June 26, 2003)
23.1	†	Consent of PricewaterhouseCoopers as independent auditors of Rhodia
23.2	††	Consent of Shearman & Sterling LLP (included in the opinion filed as Exhibit 5.1)
24.1		Powers of Attorney (included in the signature page)
25.1	†	Statement of eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of JPMorgan Chase Bank for the $200 million 7.625% dollar senior notes due 2010
25.2	†	Statement of eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of JPMorgan Chase Bank for the EURO200 million 8.000% euro senior notes due 2010
25.3	†	Statement of eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of JPMorgan Chase Bank for the $385 million 8.875% dollar senior subordinated notes due 2011
25.4	†	Statement of eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of JPMorgan Chase Bank for the EURO300 million 9.250% euro senior subordinated notes due 2011
99.1	††	Form of Letter of Transmittal
99.2	†	Form of Notice of Guaranteed Delivery

†
Previously filed.

††
Filed herewith.

Item 22. Undertakings

(a)
The undersigned registrant hereby undertakes:

        (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; provided, however, that notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   (i) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and

          (ii)    to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (e)   To supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulogne-Billancourt, France on October 24, 2003.

RHODIA
By:	/s/ JEAN-PIERRE CLAMADIEU Name: Jean-Pierre Clamadieu Title: Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ JEAN-PIERRE CLAMADIEU Jean-Pierre Clamadieu	Chairman, Chief Executive Officer and Director	October 24, 2003
* Pierre Prot	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 24, 2003
* Pascal Bouchiat	Senior Vice President, Financial Control (Principal Accounting Officer)	October 24, 2003
* Jean-Marc Bruel	Director	October 24, 2003
* Walter Cirillo	Director	October 24, 2003
* Michel de Fabiani	Director	October 24, 2003
Pierre-Gilles de Gennes	Director

* Patrick Langlois	Director	October 24, 2003
* Pierre Lévi	Director	October 24, 2003
* Klaus Mangold	Director	October 24, 2003
* Yves-René Nanot	Director	October 24, 2003
* Hubertus Sulkowski	Director	October 24, 2003
* Pierre de Weck	Director	October 24, 2003
* Rhodia Inc. By: Myron Galuskin Title: President	Authorized Representative in the United States	October 24, 2003

*By:	/s/ PIERRE PROT Pierre Prot	Attorney-in-Fact	October 24, 2003

EXHIBIT INDEX

Exhibit No.		Exhibit Description
3.1		Articles of incorporation and bylaws (statuts) of Rhodia (unofficial English translation), as amended (incorporated by reference from Rhodia's Annual Report on Form 20-F filed on June 26, 2002
4.1	†	Indenture, dated May 28, 2003, between Rhodia and JPMorgan Chase Bank governing the Dollar Senior Notes
4.2	†	Indenture, dated May 28, 2003, between Rhodia and JPMorgan Chase Bank governing the Euro Senior Notes
4.3	†	Indenture, dated May 28, 2003, between Rhodia and JPMorgan Chase Bank governing the Dollar Senior Subordinated Notes
4.4	†	Indenture, dated May 28, 2003, between Rhodia and JPMorgan Chase Bank governing the Euro Senior Subordinated Notes
4.5	†	Form of 7.625% Exchange Dollar Senior Notes due 2010
4.6	†	Form of 8.000% Exchange Euro Senior Notes due 2010
4.7	†	Form of 8.875% Exchange Dollar Senior Subordinated Notes due 2011
4.8	†	Form of 9.250% Exchange Euro Senior Subordinated Notes due 2011
4.9	†	Exchange and Registration Rights Agreement, dated May 28, 2003, among Rhodia, Goldman Sachs International, Bear, Stearns International Limited and BNP Paribas
4.10	††	Amendment No. 1 to the Indenture dated October 6, 2003 between Rhodia and JPMorgan Chase Bank governing the Dollar Senior Notes
4.11	††	Amendment No. 1 to the Indenture dated October 6, 2003 between Rhodia and JPMorgan Chase Bank governing the Euro Senior Notes
4.12	††	Amendment No. 1 to the Indenture dated October 6, 2003 between Rhodia and JPMorgan Chase Bank governing the Dollar Senior Subordinated Notes
4.13	††	Amendment No. 1 to the Indenture dated October 6, 2003 between Rhodia and JPMorgan Chase Bank governing the Euro Senior Subordinated Notes
5.1	††	Opinion of Shearman & Sterling LLP relating to the legality of the notes
12.1	††	Statement regarding computation of Ratio of Earnings to Fixed Charges
21.1		List of significant subsidiaries of Rhodia (incorporated by reference from Rhodia's Annual Report on Form 20-F filed June 26, 2003)
23.1	†	Consent of PricewaterhouseCoopers as independent auditors of Rhodia
23.2	††	Consent of Shearman & Sterling LLP (included in the opinion filed as Exhibit 5.1)

24.1		Powers of Attorney (included in the signature page)
25.1	†	Statement of eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of JPMorgan Chase Bank for the $200 million 7.625% dollar senior notes due 2010
25.2	†	Statement of eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of JPMorgan Chase Bank for the EURO200 million 8.000% euro senior notes due 2010
25.3	†	Statement of eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of JPMorgan Chase Bank for the $385 million 8.875% dollar senior subordinated notes due 2011
25.4	†	Statement of eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of JPMorgan Chase Bank for the EURO300 million 9.250% euro senior subordinated notes due 2011
99.1	††	Form of Letter of Transmittal
99.2	†	Form of Notice of Guaranteed Delivery

†
Previously filed.

††
Filed herewith.

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TABLE OF CONTENTS
AVAILABLE INFORMATION
PRESENTATION OF FINANCIAL INFORMATION
FORWARD-LOOKING STATEMENTS
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
MARKET AND INDUSTRY DATA
SUMMARY
SUMMARY OF THE EXCHANGE OFFER
SUMMARY DESCRIPTION OF THE EXCHANGE SENIOR NOTES AND THE EXCHANGE SENIOR SUBORDINATED NOTES
RATIO OF EARNINGS TO FIXED CHARGES
RISK FACTORS
CAPITALIZATION
USE OF PROCEEDS
THE EXCHANGE OFFER
DESCRIPTION OF OTHER INDEBTEDNESS
DESCRIPTION OF SENIOR NOTES
DESCRIPTION OF SENIOR SUBORDINATED NOTES
FORM; CLEARANCE AND SETTLEMENT
CERTAIN TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
ENFORCEMENT OF FOREIGN JUDGMENTS AND SERVICE OF PROCESS
LEGAL MATTERS
EXPERTS
INDEX TO FINANCIAL STATEMENTS
RHODIA AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS As of June 30, 2003 and December 31, 2002
RHODIA AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS For the Six Months Ended June 30, 2003 and 2002 and the Year Ended December 31, 2002
RHODIA AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS For the Six Months Ended June 30, 2003 and 2002 and the Year Ended December 31, 2002
RHODIA AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY For the Year Ended December 31, 2002 and the Six Months Ended June 30, 2003
RHODIA AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS For the Six Months Ended June 30, 2003
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors and Officers
  Item 21. Exhibits and Financial Statement Schedules
  Item 22. Undertakings
SIGNATURES
EXHIBIT INDEX